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As filed with the Securities and Exchange Commission on October 29, 2010

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Thompson Creek Metals Company Inc.
(Exact Name of Registrant as Specified in Charter)

British Columbia, Canada (State or other jurisdiction of incorporation or organization)	98-0583591 (IRS Employer Identification Number)

26 West Dry Creek Circle, Suite 810
Littleton, CO 80120
(303) 761-8801
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

Wendy Cassity, Esq.
Thompson Creek Metals Company Inc.
26 West Dry Creek Circle, Suite 810
Littleton, CO 80120
(303) 761-8801
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Stephen E. Older, Esq.
McDermott Will & Emery LLP
340 Madison Avenue
New York, New York 10173
(212) 547-5400

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

            If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

            If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box ☒

            If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

            If this Form is post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

            If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: ☒

            If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box: ☐

            Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

	Amount being Registered	Proposed Maximum Offering Price per Security	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)

Common Stock, no par value, underlying the Terrane Warrants(2)	2,578,537(3)	$10.74(4)	$27,693,487.38	$1,974.55

Common Stock, no par value, underlying the Goldcorp Warrants(5)	709,098(3)	$10.74(4)	$7,615,712.52	$543.00

Common Stock, no par value

First Preferred Stock, no par value

Debt Securities

Depositary Shares representing First Preferred Stock(6)

Warrants(7)

Stock Purchase Contracts

Stock Purchase Units

(1)
Except for (i) the 3,287,635 shares of common stock underlying the Terrane Warrants and the Goldcorp Warrants (each as defined below) referred to in the table above and in footnotes 2 and 5 below, an indeterminate aggregate initial offering price and amount or number of the securities of each identified class is being registered as may from time to time be sold at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion, settlement or exchange of other securities or that are issued in units or represented by depositary shares. Except for the aggregate registration fee in the amount of $2,517.55 referred to in the table above, in accordance with Rules 456(b) and 457(r) of the Securities Act of 1933, as amended, the Registrant is deferring payment of registration fees.

(2)
Represents shares of the Registrant's common stock issuable upon exercise of 17,768,750 whole common share purchase warrants of Terrane Metals Corp. ("Terrane") issued in 2007 and 31,818,500 whole common share purchase warrants of Terrane issued in 2010 (collectively, the "Terrane Warrants").

(3)
Pursuant to Rule 416(a) of the Securities Act, this Registration Statement also covers any additional shares of Registrant's common stock that become issuable in respect of the securities identified in the above table by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without Registrant's receipt of consideration which results in an increase in the number of outstanding shares of Registrant's common stock.

(4)
Pursuant to Rule 457(c) of the Securities Act, these prices are estimated solely for the purpose of calculating the registration fee and are based upon the high and low sales prices of the Registrant's common stock on the New York Stock Exchange on October 25, 2010.

(5)
Represents shares of the Registrant's common stock being registered for resale by the selling securityholder named in this Registration Statement that is acquired upon exercise of 13,636,500 whole common share purchase warrants of Terrane (the "Goldcorp Warrants").

(6)
Represents depositary shares, evidenced by depositary receipts, issued pursuant to a deposit agreement. In the event the Registrant issues fractional interests in shares of the first preferred stock registered hereunder, depositary receipts will be distributed to purchasers of such fractional interests, and such shares of first preferred stock will be issued to a depositary under the terms of a deposit agreement.

(7)
Includes warrants to purchase debt securities, first preferred stock, depositary shares or common stock.

EXPLANATORY NOTE

        This Registration Statement contains the following separate prospectuses:

          1.     A form of prospectus to be used in connection with offerings by Thompson Creek Metals Company Inc. of its common stock, first preferred stock, debt securities, depositary shares representing first preferred stock, warrants, stock purchase contracts and stock purchase units.

          2.     A form of prospectus to be used in connection with offerings by Thompson Creek Metals Company Inc. of its common stock issuable on exercise of the Terrane Warrants and the resale by the selling securityholder of common stock acquired upon exercise of the Goldcorp Warrants.

PROSPECTUS

THOMPSON CREEK METALS COMPANY INC.

Common Stock, First Preferred Stock, Debt Securities, Depositary
Shares Representing First Preferred Stock, Warrants,
Stock Purchase Contracts, Stock Purchase Units

        We may sell from time to time:

  •
  shares of our common stock,

  •
  shares of our first preferred stock, which may be represented by depositary shares,

  •
  our debt securities,

  •
  warrants,

  •
  stock purchase contracts,

  •
  stock purchase units, or

  •
  any combination of the foregoing.

        We will provide specific terms of the securities which we may offer in supplements to this prospectus or a term sheet. You should read this prospectus and any prospectus supplement or term sheet carefully before you invest. Securities may be sold for U.S. dollars, Canadian dollars, other foreign currency or currency units.

        Our shares of common stock are traded on the New York Stock Exchange and the Toronto Stock Exchange under the symbols "TC" and "TCM," respectively. The applicable prospectus supplement or term sheet will contain information, where applicable, regarding the listing of the securities covered by such prospectus supplement or term sheet.

        The securities may be offered directly by us or by any selling securityholder, through agents designated from time to time by us or to or through underwriters or dealers. If any agents, dealers or underwriters are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement or term sheet. See the sections entitled "About This Prospectus" and "Plan of Distribution" for more information.

        Investing in our securities involves certain risks. See "Risk Factors" on page 5 of this prospectus.

        Neither the United States Securities Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 29, 2010.

        You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement or term sheet. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus, any prospectus supplement or term sheet and any other document incorporated by reference is accurate only as of the date on the front cover of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates. Under no circumstances should the delivery to you of this prospectus create any implication that the information contained in this prospectus is correct as of any time after the date of this prospectus. We are not making an offer to sell in any jurisdiction in which the offer is not permitted.

ABOUT THIS PROSPECTUS	2
THE COMPANY	3
RISK FACTORS	5
FORWARD-LOOKING STATEMENTS	21
USE OF PROCEEDS	22
RATIO OF EARNINGS TO FIXED CHARGES	22
DESCRIPTION OF CAPITAL STOCK	22
DESCRIPTION OF DEBT SECURITIES	26
DESCRIPTION OF DEPOSITARY SHARES	36
DESCRIPTION OF WARRANTS	39
DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS	41
BOOK-ENTRY ISSUANCE	42
PLAN OF DISTRIBUTION	44
EXPERTS	45
CERTAIN LEGAL MATTERS	46
INCORPORATION BY REFERENCE	46
WHERE CAN YOU FIND MORE INFORMATION	47

ABOUT THIS PROSPECTUS

        This prospectus is part of an automatic shelf registration statement that we have filed with the Securities and Exchange Commission (the "SEC") as a "well-known seasoned issuer" as defined in Rule 405 under the Securities Act of 1933, as amended (the "Securities Act"), using a "shelf" registration process. Under this process, we may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer.

        Each time we offer to sell securities, we will provide a supplement to this prospectus or a term sheet that will contain specific information about the terms of that offering. The prospectus supplement or a term sheet will describe the specific terms of that offering. The prospectus supplement and term sheet may also add to, update or change the information contained in this prospectus. Please carefully read this prospectus, the prospectus supplement and any term sheet together with the information contained in the documents we refer to under the heading "Incorporation by Reference."

        Unless otherwise indicated or unless the context otherwise requires, all references in this prospectus to "Thompson Creek," "the Company," "we," "us," and "our" mean Thompson Creek Metals Company Inc. and its consolidated subsidiaries. Unless otherwise stated, references to "Canadian dollars", "C$" and "$" are to the currency of Canada and references to "U.S. dollars" or "US$" are to the currency of the United States.

THE COMPANY

        Thompson Creek is one of the world's largest primary molybdenum mining producers, accounting for approximately 5% of the world's annual molybdenum output and 10% of the world's molybdenum roasting capacity. Thompson Creek has vertically integrated mining, milling, processing and marketing operations in Canada and the U.S. Thompson Creek's operations include the Thompson Creek producing open-pit molybdenum mine and concentrator (which we refer to as the "Thompson Creek Mine") in Idaho, a 75% joint venture interest in the Endako producing open-pit molybdenum mine, concentrator and roaster (which we refer to as the "Endako Mine") in British Columbia, and the Langeloth metallurgical facility (which we refer to as the "Langeloth Facility") in Pennsylvania. Thompson Creek is a corporation governed by the Business Corporations Act (British Columbia) (which we refer to as the "BCBCA"). The Company was continued under the BCBCA effective July 29, 2008.

        Among Thompson Creek's principal assets are its molybdenum ore reserves. At December 31, 2009, consolidated Proven and Probable Reserves for the Thompson Creek Mine and for Thompson Creek's 75% joint venture interest in the Endako Mine totalled 556.0 million pounds of contained molybdenum, with 48% of these reserves from the Thompson Creek Mine and 52% from Thompson Creek's joint venture interest in the Endako Mine. The Mineral Reserve estimates for the Thompson Creek Mine were prepared by Thompson Creek Mine staff using a cut-off grade of 0.03% Mo. The Mineral Reserve estimates for the Endako Mine were prepared by Endako Mine staff using a cut-off grade of 0.02% Mo.

        Thompson Creek ships almost all of the molybdenum concentrate produced at the Thompson Creek Mine to the Langeloth Facility near Pittsburgh, Pennsylvania. The Langeloth Facility provides Thompson Creek the advantage of controlling the processing of all of its own molybdenum, from the mine to the customer. In addition, from time to time molybdenum product is also tolled for third parties or purchased from third parties for processing at the Langeloth Facility, primarily for the purpose of improving operating efficiency.

        Thompson Creek's total revenues for 2009 were US$373 million, which represented the sale of 32.1 million pounds of molybdenum (27.4 million pounds were from production from the mines and 4.7 million pounds were from third party product that was purchased, processed and resold). Thompson Creek's total revenues for the six months ended June 30, 2010 were US$276.2 million, which represented the sale of 17.2 million pounds of molybdenum (13.7 million pounds were from production from the mines and 3.5 million pounds were from third party product that was purchased, processed and resold).

        On October 20, 2010, Thompson Creek acquired all of the issued and outstanding common shares and stock options of Terrane by way of a plan of arrangement (which we refer to as the "Arrangement") pursuant to a definitive agreement dated July 15, 2010 and amended on August 20, 2010 (which we refer to as the "Arrangement Agreement"). Upon consummation of the Arrangement, Terrane became a wholly-owned subsidiary of Thompson Creek. Thompson Creek also concurrently entered into a purchase and sale agreement with a subsidiary of Royal Gold, Inc. ("RG") that provides for, among other things, the purchase by RG of 25% of the payable gold (which we refer to as the "Gold Stream Transaction") produced by Terrane's Mt. Milligan Copper-Gold Project (which we refer to as "Mt. Milligan").

        Under the Arrangement, holders of Terrane common shares received C$0.90 in cash and 0.052 of Thompson Creek's common shares per Terrane share. Pursuant to the Arrangement Agreement, the common stock purchase warrants previously issued by Terrane continue to remain outstanding and, in accordance with their terms, the holders thereof are entitled to receive the same cash and share consideration that Terrane's common shareholders are entitled to receive in connection with the Arrangement Agreement upon exercise of such warrants.

        Terrane has no commercial mining operations and hence does not have any operating revenue although, historically, Terrane has had annual interest revenue as a consequence of investing surplus funds pending the completion of exploration programs. Terrane's operations consist of advancing exploration and development at Terrane's principal mineral projects. Terrane currently has interests in four mineral properties in Canada: Mt. Milligan, the Berg Property, the Maze Lake Property and the Howards Pass Property. Mt. Milligan is in the construction and development stage and the Berg Property, the Maze Lake Property and the Howards Pass Property are in the exploration stage.

        Mt. Milligan is in British Columbia, and will be a conventional truck-shovel open pit mine with a 60,000 tonne per day copper flotation processing plant, with estimated life-of-mine average annual production of 81 million pounds of copper and 194,000 ounces of gold. At October 13, 2009, Mt. Milligan had Proven and Probable Reserves of 2.1 billion contained pounds of copper and 6.0 million contained ounces of gold. The Mineral Reserve estimates for Mt. Milligan were prepared by Mt. Milligan personnel, and were calculated at US$4.10/tonne Net Smelter Return cut-off. In June 2010, Terrane initiated the first phase of construction of Mt. Milligan with a road contract and entered into a letter of intent with AMEC Americas Limited and Fluor Canada Ltd. to provide engineering, procurement and construction management services. Thompson Creek intends to continue the construction and development of Mt. Milligan, with production expected in late 2013.

        The Berg Property is an early-stage copper and molybdenum deposit located near Houston, British Columbia. The Maze Lake Property is in Nunavut and the Howards Pass Property straddles the border between the Yukon and the Northwest Territories.

        Thompson Creek has two underground molybdenum exploration projects comprised of the Davidson molybdenum property (which we refer to as the "Davidson Project"), located in British Columbia, and an option to acquire up to 75% of the Mount Emmons molybdenum property (which we refer to as the "Mount Emmons Project"), located in Colorado.

        The Davidson Project is an underground molybdenum deposit that Thompson Creek believes has significant molybdenum mineralization. The property is situated six miles from Smithers, British Columbia. Thompson Creek has been developing this project since its acquisition in 2005. In March 2008, a feasibility study was completed. Synergies identified at that time were to truck Davidson Project ore to the Endako Mine for milling and roasting, eliminating the need for these facilities at the Davidson Project. Given the sudden downturn in the economy and sharp decline in molybdenum prices during the fourth quarter of 2008, management decided to postpone the development of the Davidson Project. Given the acquisition of Terrane, Thompson Creek will re-evaluate the Davidson Project in conjunction with studies to investigate and optimize the potential development of the Berg Property.

        The Mount Emmons Project is believed by Thompson Creek to be one of the largest, highest-grade undeveloped molybdenum deposits in the world, with significant molybdenum mineralization. The deposit is located beneath the surface of Mount Emmons, which is in Gunnison County three miles northwest of Crested Butte, Colorado. Thompson Creek obtained an option in August 2008 to earn an interest of up to 75% of the Mount Emmons property. The option permits Thompson Creek to earn ownership in the property by meeting enumerated spending targets in the development of the property over a period of up to 10 years.

        Our registered and records office is 355 Burrard Street Suite 1900, Vancouver, British Columbia, Canada V6C 2G8. Our primary executive offices are located at 26 West Dry Creek Circle, Suite 810, Littleton, Colorado 80120 and our telephone number is (303) 761-8801. We also have an office located at 401 Bay Street, Suite 2010, P.O. Box 118, Toronto, Ontario, Canada M5H 2Y4 and an office located at Suite 1500—999 West Hastings, Vancouver, British Columbia, Canada V6C 2W2. Our website is www.thompsoncreekmetals.com. Other than specific documents incorporated by reference, information on our web site is not incorporated into this prospectus or our other securities filings and does not form a part of this prospectus.

 RISK FACTORS

        Investing in our securities may involve a high degree of risk. When considering an investment in our securities, you should carefully consider the risks described below and the risks described in the documents incorporated by reference, along with the information provided elsewhere in this prospectus, before deciding whether to invest in our securities. These risks and other risks and uncertainties not currently known to us or those that we currently deem immaterial may materially and adversely affect our business, results of operations and financial condition. Our reactions to material future developments, as well as competitors' reactions to those developments, will affect our future results.

        Our operations are speculative due to the high-risk nature of our business which is the acquisition, financing, exploration, development and operation of mining properties. These risk factors could materially affect our future operating results and could cause actual events to differ materially from those described in forward-looking statements relating to our Company.

Molybdenum market price declines could adversely affect our earnings and cash flows and could adversely affect the trading price of our equity securities.

        Molybdenum prices fluctuate widely. Molybdenum demand depends primarily on the global steel industry, which uses molybdenum as a hardening and corrosion inhibiting agent. Approximately 80 percent of molybdenum production is used in this application. The remainder is used in specialty chemical applications such as catalysts, water treatment agents and lubricants. These industries, as well as certain other industries that use molybdenum, are cyclical in nature. Approximately 40-50 percent of global molybdenum production is a by-product of copper mining, which is relatively insensitive to molybdenum prices. Decreased demand for molybdenum during the fourth quarter of 2008 resulted in a sudden and sharp decline in molybdenum prices.

        During the three years ended December 31, 2009, the published Platt's Metals Week molybdenum price ranged from a low of US$7.70 to a high of US$33.75 per pound. For the first six months of 2010, the published Platt's Metals Week molybdenum price ranged from a low of US$11.60 to a high of US$18.60 per pound. Molybdenum prices are affected by numerous factors that are outside of our control, including the rates of global economic growth (especially construction and infrastructure activity that requires significant amounts of steel), the worldwide balance of molybdenum demand and supply, the volume of molybdenum produced from primary mines and as a by-product primarily from copper mines, molybdenum inventory levels, the relative strength or weakness of the U.S. dollar and related currency exchange fluctuations and production costs of competitors.

        Future price declines would materially reduce our profitability and could cause us to reduce output at our operations (including possibly closing one or more of our mines or plants), all of which could reduce our cash flow from operations, depress the trading price of our equity securities and suspend our construction and development of Mt. Milligan. Furthermore, a significant decrease in molybdenum prices may require us to revise our mineral reserve calculations and life-of-mine plans, which could result in material write-downs of our investment in mining properties and increased amortization, reclamation and closure charges. In addition to adversely affecting our reserve estimates and financial condition, declining molybdenum prices can impact operations by requiring a reassessment of the feasibility of a particular project. Even if the project is ultimately determined to be economically viable, the need to conduct such a reassessment may cause substantial delays or may interrupt operations until the reassessment can be completed.

Our revenues for the next several years are dependent on our molybdenum production. Future growth depends on our ability to bring new mines into production and to expand mineral reserves at existing mines.

        We historically have generated, and will continue for the next several years to generate, revenues primarily through the production and sale of molybdenum. Subject to the construction and development of Mt. Milligan and any future expansion or other development, production from our existing operations is expected to decline over the life of our existing operating mines. In addition, the production estimates and the life-of-mine estimates included in this prospectus and in our other filings with the SEC may vary materially from the actual production from, or productive life of, the subject mines because the feasibility of mineral reserves is largely dependent on market conditions, the regulatory environment and available technology. As a result, our ability to maintain our current production, increase our annual production and generate revenues therefrom will depend significantly upon our ability to successfully bring Mt. Milligan into production as an operating mine, discover or acquire new mines and expand mineral reserves at our existing mines.

Fluctuations in the prices for commodities may affect our ability to successfully market our natural resources to prospective buyers.

        Molybdenum, copper and gold are commodities whose prices are determined based on world demand, supply and other factors, all of which are beyond our control. World prices for these commodities have fluctuated widely in recent years.

        In addition to establishing markets for our natural resources, we must also successfully market our natural resources to prospective buyers. The marketability and price of natural resources which may be acquired or discovered by us will be affected by numerous factors beyond our control.

        Government regulations, including regulations relating to prices, taxes, royalties, land tenure, land use, importing and exporting of natural resources and environmental protection, are all factors which may effect the marketability and price of natural resources. The exact effect of these factors cannot be accurately predicted, but any one or a combination of these factors could result in our Company not receiving an adequate return for our shareholders.

We may not be able to acquire desirable mining assets in the future.

        One of our strategies is to continue to grow our business by acquiring attractive, quality mining assets, as demonstrated by our acquisition of Terrane. We expect to continue to selectively seek strategic acquisitions in the future. However, there can be no assurance that suitable acquisition opportunities will be identified. Our ability to consummate and to integrate effectively any future acquisitions on terms that are favorable to us may be limited by the number of attractive acquisition targets, internal demands on our resources, competition from other mining companies and, to the extent necessary, our ability to obtain financing on satisfactory terms, if at all.

Estimates of mineral reserves and projected cash flows may prove to be inaccurate which could negatively impact our results of operations and financial condition.

        There are numerous uncertainties inherent in estimating mineral reserves and the future cash flows that might be derived from their production. Accordingly, the figures for mineral reserves and future cash flows contained in this prospectus or incorporated herein by reference are estimates only. In respect of mineral reserve estimates, no assurance can be given that the anticipated tonnages and grades will be achieved, that the indicated level of recovery will be realized or that mineral reserves can be mined or processed profitably. The ore grade actually recovered may differ from the estimated grades of the mineral reserves and mineral resources. In addition, in respect of future cash flows, actual cash flows may differ materially from estimates. Estimates of mineral reserves, and future cash flows to be derived from the production of such mineral reserves, necessarily depend upon a number of variable factors and assumptions, including, among others, geological and mining conditions that may not be fully identified by available exploration data or that may differ from experience in current operations, historical production from the area compared with production from other producing areas, the assumed effects of regulation by governmental agencies and assumptions concerning metal prices, exchange rates, interest rates, inflation, operating costs, development and maintenance costs, reclamation costs, and the availability and cost of labor, equipment, raw materials and other services required to mine and refine the ore. Market price fluctuations of molybdenum, copper and gold, as well as increased production costs or reduced recovery rates, may render mineral reserves containing relatively lower grades of mineralization uneconomical to recover and may ultimately result in a restatement of mineral resources. In addition, there can be no assurance that mineral recoveries in small scale laboratory tests will be duplicated in larger scale tests under on-site conditions or during production. For these reasons, estimates of our mineral reserves in this prospectus or incorporated herein by reference, including classifications thereof based on probability of recovery, and any estimates of future cash flows expected from the production of those mineral reserves, prepared by different engineers or by the same engineers at different times may vary substantially. The actual volume and grade of mineral reserves mined and processed, and the actual cash flows derived from that production, may not be as currently anticipated in such estimates. If our actual mineral reserves or cash flows are less than our estimates, our results of operations and financial condition may be materially impaired.

We must continually replace ore reserves depleted by production. Our exploration activities may not result in additional discoveries.

        Our ability to replenish our ore reserves is important to our long-term viability. Produced ore reserves must be replaced by further delineation of existing ore bodies or by locating new deposits in order to maintain production levels over the long term. Exploration is highly speculative in nature. Exploration projects involve many risks, require substantial expenditures and may not result in the discovery of sufficient additional mineral deposits that can be mined profitably. Once a site with mineralization is discovered, it may take several years from the initial phases of drilling until production is possible, during which time the economic feasibility of production may change. Substantial expenditures are required to establish recoverable proven and probable reserves and to construct mining and processing facilities. As a result, there is no assurance that current or future exploration programs, such as the Mount Emmons Project, Davidson Project or the Berg Property, will be successful. There is a risk that depletion of reserves will not be offset by discoveries or acquisitions. As a result, we cannot provide assurance that our exploration, development or acquisition efforts will result in any new commercial mining operations or yield new mineral reserves to replace or expand current mineral reserves.

The Endako Mine mill expansion project and Mt. Milligan may not be completed which could adversely affect our profitability or operating results.

        The construction, commissioning and start-up of the Endako Mine mill expansion project and Mt. Milligan are significant projects and changes in costs, construction schedules, or both, can affect project economics. There are a number of factors that can affect costs and construction schedules, including, but not limited to, the difficulty of estimating construction costs over a period of more than one year; delays in obtaining equipment, material, services and permits or permit amendments essential to completing the Endako Mine mill expansion project and Mt. Milligan in a timely manner; changes in environmental or other government regulation; the availability of labor, power, transportation, commodities and infrastructure; design and instrumentation modifications; changes in input commodity prices and labor costs; weather and severe climate impacts; potential delays related to social and community issues; and fluctuation in foreign currency exchange rates. There can be no assurance that we will complete the Endako Mine mill expansion project and Mt. Milligan in accordance with current expectations or at all.

Our financial condition, results of operations, cash flows and competitive position may be adversely impacted by recessionary economic conditions.

        The recent recessionary economic conditions in the U.S. and around the globe in late 2008 and 2009 have impacted the demand for molybdenum. Our two largest molybdenum customer industries, the steel and chemical industries, have reduced their purchase volumes due to the impact of the recession on their businesses. The reduced demand for molybdenum has also resulted in significantly decreased molybdenum prices in late 2008 and 2009. In order for us to maintain or increase our profitability over the next several years, we must maintain or increase our revenues and improve cash flows and continue to control our operational and selling, general and administrative expenses. While the market price and demand for molybdenum have improved in 2009 and the first half of 2010, market price and demand has declined slightly over the past few months and any weakening or worsening of the current economic conditions, any stagnation in economic recovery or a prolonged global, national or regional economic recession or other events that could produce major changes in demand patterns could have a material adverse effect on our sales, margins profitability and cash flows from operations. If we are unable to maintain our revenues and control our costs, our financial condition, results of operations, cash flows and competitive position could be materially adversely affected.

Fluctuations in the price of molybdenum may adversely impact our cash flow as a result of us entering into provisionally-priced sales contracts.

        Our consolidated molybdenum sales represent the sale of molybdenum in various forms from our mines and from third party material that is purchased, processed and sold. Molybdenum sales for 2009 were US$361.9 million, with cash generated from operations of US$105.9 million. Molybdenum sales for the first six months of 2010 were US$269.5 million, with cash generated from operations of US$66.8 million. For each US$1 per pound change in molybdenum prices (using the molybdenum pounds sold from our mines in 2009), the impact on our annual cash flow would approximate US$28 million.

        From time to time we enter into provisionally-priced sales contracts, whereby the contracts settle at prices to be determined at a future date based upon provisional assays and quoted prices. The future pricing mechanism of these agreements constitutes an embedded derivative which is bifurcated and separately marked to estimated fair value at the end of each period. Changes to the fair value of embedded derivatives related to molybdenum sales agreements are included in molybdenum sales revenue in the determination of net income. To the extent final prices are higher or lower than what was recorded on a provisional basis, an increase or decrease to molybdenum sales is recorded each reporting period until the date of final pricing. Accordingly, in times of rising molybdenum prices, molybdenum sales benefit from higher prices received for contracts priced at current market rates and also from an increase related to the final pricing of provisionally priced sales pursuant to contracts entered into in prior years; in times of falling molybdenum prices, the opposite occurs.

Disruptions in the financial and capital markets may make it more difficult for companies to secure financing.

        Over the past two years, disruptions in the credit and financial markets have adversely affected financial institutions, inhibited lending and limited access to capital and credit for many companies. If future financing is not available to us when required, as a result of limited access to the credit markets or otherwise, or is not available on acceptable terms, we may be unable to invest needed capital for our development and exploration programs, take advantage of business growth opportunities or respond to competitive pressures, any of which could have an adverse effect on our operating results and financial condition.

We are required to obtain government permits in order to conduct operations.

        Government approvals and permits are currently required in connection with all of our operations, and further approvals and permits may be required in the future. We must obtain and maintain a variety of licenses and permits, including air quality control, water, electrical, transportation and municipal licenses. The duration and success of our efforts to obtain permits are contingent upon many variables outside of our control. Obtaining governmental permits may increase costs and cause delays depending on the nature of the activity to be permitted and the interpretation of applicable requirements implemented by the permitting authority. There can be no assurance that all necessary permits will be obtained and, if obtained, that the costs involved will not exceed our estimates or that we will be able to maintain such permits. To the extent such approvals are required and not obtained or maintained, our operations may be curtailed or we may be prohibited from proceeding with planned exploration, development, or operation of mineral properties.

        In order to proceed with construction of the Mt. Milligan project, we must obtain a Fisheries Act Authorization from Fisheries and Oceans Canada (DFO) in Canada. A pre-requisite to the receipt of the Fisheries Authorization is a determination by the federal government in Canada that the waterway which we plan to utilize for tailings disposal at the mine is reclassified as a "tailing impoundment area" under Schedule 2 of the Metal Mining Effluent Regulation of the Fisheries Act. We have not yet received such Schedule 2 listing, and has received no indication as to when the Schedule 2 listing will be obtained. The Schedule 2 listing must be approved by an Order in Council by Federal Cabinet Ministers. We cannot provide assurance as to when or whether the Schedule 2 listing will be approved. We do not know how soon after the Schedule 2 listing is obtained the Fisheries Act Authorization will be obtained. We cannot provide assurance as to when or whether the Fisheries Act Authorization will be obtained. The majority of the construction activities that can be completed independent of the Fisheries Act Authorization have been completed. If the Schedule 2 listing and the Fisheries Act Authorization are not obtained in advance of the 2010 winter season, we may lay off the majority of its construction workforce at the Mt. Milligan project over the winter season, and completion of the mine could be delayed. If the Schedule 2 listing and the Fisheries Authorization are not ultimately obtained, our financial condition, results of operations, cash flows and competitive position could be materially adversely affected.

        The Langeloth Plant is currently operating with a National Pollutants Discharge Elimination System ("NPDES") permit and Title V air quality permit, the terms of which have expired. However, timely applications to renew both the NPDES and air quality permits have been filed and the Langeloth Plant is therefore authorized to continue to operate under its existing permits until renewed permits are issued. The plant is taking all steps necessary to meet its existing NPDES and air quality permit requirements. The Pennsylvania Department of Environmental Protection ("PaDEP") has yet to take action on the pending renewal of the plant's air quality permit. As proposed, the renewed NPDES permit would impose more stringent effluent limitations for several constituents which are present in the treated waste water associated with the operation of the Langeloth Plant, but affords the operator, a compliance (extension) schedule to come into compliance with certain of these new effluent limits. Violations of the existing, or new, air quality or NPDES permit conditions, at the Langeloth Plant could result in a range of criminal and civil penalties under federal Clean Water Act and Clean Air Act or the Pennsylvania Clean Streams Law or Air Pollution Control Act. There is no assurance that new air quality or NPDES permits will be issued and, once issued and final, will not contain more onerous requirements to which we must comply.

        The Endako Mine mill expansion project requires an amendment to an existing permit and a new water license, both of which have been applied for. There can be no assurance that the required permit amendment and water license will be obtained.

        Obtaining and maintaining the various permits for our mine development operations at Mt. Milligan and our exploration projects including the Mount Emmons Project, the Berg Property and the Davidson Project will be complex, time-consuming, and expensive. Changes in a mine's design, production rates, quality of material mined, and many other matters, often require submission of the proposed changes for agency approval prior to implementation. There can be no assurance that the required permits will be obtained. In addition, changes in operating conditions beyond our control, or changes in agency policy and federal and state laws, could further affect the successful permitting of operations.

We are required, from time to time, to post financial assurances, and there can be no assurance that we will continue to be able to obtain financial assurances on acceptable terms.

        In addition to our reclamation bonding obligations, we will from time to time be required to post other financial assurance in the normal course of conducting our daily activities. This financial assurance can take several forms, including but not limited to letters of credit, performance bonds, deposits into escrow accounts for the benefit of the counterparty or the posting of cash collateral directly with the counterparty. In each case, the form of financial assurance to be provided is dictated by several factors including expected length of time the financial assurance obligation is expected to remain outstanding, the amount of the obligation, the cost to us of providing the various forms of financial assurance and the creditworthiness of the counterparty. Our ability to obtain certain forms of financial assurance going forward will be impacted by our future financial performance, changes to our credit rating and other factors that may be beyond our control. There can be no assurance that we will be able to obtain certain forms of financial assurance going forward or that we will be able to post cash collateral in lieu of being able to secure one of these other forms of financial assurance.

Mining operations and roasting facilities are subject to conditions or events beyond our control, which could have a material adverse effect on our business; Insurance may not cover these risks and hazards adequately or at all.

        Mining operations and roasting facilities, by their nature, are subject to many operational risks and factors that are generally outside of our control and could adversely affect our business, operating results and cash flows. These operational risks and factors include unanticipated ground and water conditions; adverse claims to water rights and shortages of water to which we have rights; adjacent land ownership that results in constraints on current or future mine operations; geological problems, including earthquakes and other natural disasters; metallurgical and other processing problems; unusual or unexpected rock formations; ground or slope failures; structural cave-ins or slides; flooding or fires; seismic activity; rock bursts; equipment failures; and periodic interruptions due to inclement or hazardous weather conditions or operating conditions and other force majeure events; lower than expected ore grades or recovery rates; accidents; delays in the receipt of or failure to receive necessary government permits; the results of litigation, including appeals of agency decisions; uncertainty of exploration and development; delays in transportation; interruption of energy supply; labor disputes; inability to obtain satisfactory insurance coverage; the availability of drilling and related equipment in the area where mining operations will be conducted; and the failure of equipment or processes to operate in accordance with specifications or expectations.

        These risks could result in damage to, or destruction of, mines and other producing facilities resulting in partial or complete shutdowns, personal injury or death, environmental or other damage to our properties or the properties of others, delays in mining, monetary losses and potential legal liability. Milling operations are subject to hazards such as equipment failure or failure of retaining dams around tailings disposal areas that may result in environmental pollution and consequential liabilities.

        Our insurance will not cover all the potential risks associated with our operations. In addition, although certain risks are insurable, we may be unable to maintain insurance to cover these risks at economically feasible premiums. Moreover, insurance against risks such as environmental pollution or other hazards as a result of exploration and production is not generally available to us or to other companies in the mining industry on acceptable terms. We might also become subject to liability for pollution or other hazards that may not be insured against or that we may elect not to insure against because of premium costs or other reasons. Losses from these events may cause us to incur significant costs that could have a material adverse effect upon our business. Furthermore, should we be unable to fund fully the cost of remedying an environmental problem, we might be required to suspend operations or enter into interim compliance measures pending completion of the required remedy.

Our operations are subject to currency fluctuations which could adversely affect our results of operations and financial condition.

        Exchange rate fluctuations may affect the costs that we incur in our operations. Our costs for the Endako Mine are, and for Mt. Milligan project will be, incurred principally in Canadian dollars. However, our future revenue is tied to market prices for molybdenum, copper and gold, which are denominated in U.S. dollars. The appreciation of the Canadian dollar against the U.S. dollar can increase the cost of our production in U.S. dollar terms and results of operations and financial condition could be materially adversely affected. Although we may use hedging strategies to limit our exposure to currency fluctuations, there can be no assurance that such hedging strategies will be successful or that they will mitigate the risk of such fluctuations.

Increased energy prices could adversely affect our results of operations and financial condition.

        Mining operations and facilities are intensive users of electricity and carbon based fuels. Energy prices can be affected by numerous factors beyond our control, including global and regional supply and demand, political and economic conditions, and applicable regulatory regimes. The prices of various sources of energy may increase significantly from current levels. An increase in energy prices could materially adversely affect our results of operations and financial condition. We do not currently have any material energy hedges in place.

Our inability to provide reclamation bonding or maintain insurance could adversely affect our operating results and financial condition.

        We are required by U.S. federal and state laws and Canadian provincial laws to provide financial assurance sufficient to allow a third party to implement approved closure and reclamation plans if we are unable to do so. These laws are complex and vary from jurisdiction to jurisdiction. The laws govern the determination of the scope and cost of the closure and reclamation obligations and the amount and forms of financial assurance.

        As of September 30, 2010, we have provided the appropriate regulatory authorities in the U.S. and Canada with US$32.2 million in reclamation financial assurance for mine closure obligations in the various jurisdictions in which we operate. The amount and nature of the financial assurances are dependent upon a number of factors, including our financial condition and reclamation cost estimates. Changes to these amounts, as well as the nature of the collateral to be provided, could significantly increase our costs, making the maintenance and development of existing and new mines less economically feasible. However, the regulatory authorities may require further financial assurances. To the extent that the value of the collateral provided to the regulatory authorities is or becomes insufficient to cover the amount of financial assurance we are required to post, we would be required to replace or supplement the existing security with more expensive forms of security, which might include cash deposits, which would reduce our cash available for operations and financing activities.

There can be no guarantee that we will be able to maintain or add to our current level of financial assurance. We may not have sufficient capital resources to further supplement our existing security.

        During the third quarter of 2010, we reached an agreement with a subsidiary of AIG Commercial Insurance Group, Inc. ("AIG") pursuant to which, among other things, AIG provides reclamation bonding to regulatory authorities for the Thompson Creek Mine of US$25.5 million, up to an aggregate limit of US$35 million through July 31, 2022. The current reclamation bonding for the Thompson Creek Mine of US$25.5 million is 75% collateralized by cash investments with a third-party bank escrow agent, which may increase to 100% based on certain criteria included in our agreement with AIG.

        Although we have currently made provisions for certain of our reclamation obligations, there is no assurance that these provisions will be adequate in the future. Failure to provide regulatory authorities with the required financial assurances could potentially result in the closure of one or more of our operations, which could result in a material adverse effect on our operating results and financial condition.

We own certain assets through joint ventures and any disagreement or failure of partners to meet obligations could have a material adverse effect on our results of operations and financial condition.

        We hold a 75% interest in the Endako Mine, the other 25% interest being held by Sojitz Moly Resources Inc. Our interest in the Endako Mine is subject to the risks normally associated with the conduct of joint ventures. The existence or occurrence of one or more of the following circumstances and events could have a material adverse impact on our profitability or the viability of our interests held through joint ventures, which could have a material adverse impact on our future cash flows, earnings, results of operations and financial condition: (i) disagreement with joint venture partners on how to develop and operate mines efficiently; (ii) inability of joint venture partners to meet their obligations to the joint venture or third parties; and (iii) litigation between joint venture partners regarding joint venture matters.

We must comply with comprehensive environmental regulations and we face significant environmental risks, and the failure to comply could materially adversely affect our results of operations and financial condition.

        All phases of our operations are subject to environmental regulation in Canada and the U.S. Environmental legislation provides for, among other things, restrictions and prohibitions on spills, releases or emissions of various substances produced in association with operations. The legislation also requires that facility sites and mines be operated, maintained, abandoned and reclaimed to the satisfaction of applicable regulatory authorities. Compliance with such legislation can require significant expenditures and a breach may result in the imposition of fines and penalties, some of which may be material. Companies engaged in the exploration and development of mineral properties generally experience increased costs and delays as a result of the need to comply with applicable laws, regulations and permits.

        Environmental legislation is evolving in a manner that may require stricter standards and enforcement, increased fines and penalties for non-compliance, more stringent environmental assessments of proposed projects and a heightened degree of responsibility for companies and their officers, directors and employees. There is no assurance that existing or future environmental regulation will not have a material adverse effect on our business, financial condition and results of operations. We own or have owned or have had care, management or control of properties that may result in a requirement to remediate such properties that could involve material costs. In addition, environmental hazards may exist on the properties on which we hold interests that are unknown to us at present and that have been caused by previous or existing owners or operators of the properties. We may also acquire properties with environmental risks.

        Failure to comply with applicable laws, regulations and permitting requirements may result in enforcement actions, including orders issued by regulatory or judicial authorities causing operations to cease or be curtailed, and may include corrective measures requiring capital expenditures, installation of additional equipment, or remedial actions. Parties engaged in mining operations, including us, may be required to compensate those suffering loss or damage by reason of the mining activities and may have civil or criminal fines or penalties imposed for violations of applicable laws or regulations.

        Amendments to current laws, regulations and permits governing operations and activities of mining companies, or more stringent implementation thereof, could have a material adverse impact on our Company and cause increases in exploration expenses, remedial and reclamation obligations, capital expenditures or production costs, reduction in levels of production at producing properties, or abandonment or delays in development of new mining properties.

Regulation of greenhouse gas emissions effects and climate change issues may adversely affect our operations and markets.

        Energy is a significant input to our mining and processing operations. Our principal energy sources are electricity, purchased petroleum products, and natural gas. Many scientists believe that emissions from the combustion of carbon-based fuels contribute to greenhouse effects and therefore potentially to climate change.

        The U.S. federal government may enact a carbon cap and trade or similar program for greenhouse gas ("GHG") emissions which may have a material impact on our energy and other costs. For example, on June 26, 2009, the U.S. House of Representatives passed the American Clean Energy and Security Act of 2009 ("ACES"). The U.S. Senate debated, but did not bring to a final vote, a similar proposal. If enacted, ACES or other similar legislation would establish a federal economy wide cap-and-trade program for carbon dioxide, methane and several other GHG's. ACES also would impose new performance standard on certain emissions industries. Together, the cap-and-trade program, performance standards and other regulatory requirements in such legislation could significantly increase the costs and compliance obligations associated with energy intensive businesses, including mining.

        The U.S. Environmental Protection Agency ("EPA") also is in the process of developing, through a combination of proposed new rules, a GHG reporting requirement and other emissions limitations pursuant to the Clean Air Act. These regulations could have a similar impact on coal-based and energy-intensive businesses as federal cap-and-trade legislation.

        In addition, several states have initiated legislative action on climate change, either independently or as part of a multi-state regional collaborative. The Regional Greenhouse Gas Initiative ("RGGI") is a cooperative effort by ten Northeast and Mid-Atlantic States to limit greenhouse gas emissions with several additional states and Canadian provinces participating as observers. RGGI is the first mandatory, market-based CO2 emissions reduction program in the United States. The RGGI states have capped CO2 emissions from the power sector and will require a 10 percent reduction in these emissions by 2018. The Western Climate Initiative ("WCI") is a cooperative effort of certain U.S. states and Canadian provinces (including British Columbia and Ontario) that are collaborating to identify policies to reduce GHG emissions, including the design and implementation of a regional cap and trade program. The design for the WCI cap and trade program is comprehensive. When it is fully implemented in 2015, the WCI program will cover up to 90% of the GHG omissions in WCI partner states and provinces. The Midwestern Greenhouse Gas Reduction Accord is a preliminary agreement between six Midwestern states and one Canadian province to address GHG emissions through a regional process. We continue to monitor these developments along with other such initiatives and their potential impacts on operations. Similarly, we continue to assess energy efficiency opportunities across all of our operations with the goal of reducing both costs and GHG emissions.

        Internationally, a number of governments or governmental bodies have introduced or are contemplating regulatory changes in response to the potential impacts of climate change. The December 1997 Kyoto Protocol established a set of greenhouse gas emission targets for developed countries that have ratified the Protocol. Representatives from many major world economies reconvened in Copenhagen in December 2009 to negotiate a new regulatory framework to replace the Kyoto Protocol, which expires in 2012. The Copenhagen meeting concluded without firm commitments for new GHG emission reductions from most nations, however many governments (including China) have pledged to begin to implement some form of climate change mitigation policy in the near future.

        Although neither the Kyoto Protocol nor any agreement from Copenhagen has been ratified by the United States, many believe that some form of federal climate change legislation or EPA regulation is likely to become effective in the next few years. If either occurs, it will result in increased future energy and compliance costs. For example, we may be required to install new equipment to reduce emissions from our processing facilities in order to comply with new regulatory standards or to mitigate the financial impact of a new climate change program. From a medium and long-term perspective, management believes we are likely to see an increase in costs relating to our assets that emit significant amounts of greenhouse gases as a result of regulatory initiatives in the U.S. and Canada. These regulatory initiatives will be either voluntary or mandatory and may impact our operations directly or through suppliers or customers. Assessments of the potential impact of future climate change regulation are uncertain, given the wide scope of potential regulatory change in countries in which we operate.

        The potential physical impacts of climate change on our operations are highly uncertain, and would be particular to the unique geographic circumstances associated with each of our facilities. These may include changes in weather and rainfall patterns, water shortages, changing storm patterns and intensities, and changing temperatures. These effects may adversely impact the cost, production and financial performance of our operations.

We must remove and reduce impurities and toxic substances naturally occurring in molybdenum and comply with applicable law relating thereto, which could result in remedial action and other costs.

        Mineral ores and mineral products, including molybdenum ore and molybdenum products, contain naturally occurring impurities and toxic substances. Although we have implemented procedures that are designed to identify, isolate and safely remove or reduce such impurities and substances, such procedures require strict adherence and no assurance can be given that employees, contractors or others will not be exposed to or be affected by such impurities and toxic substances, which may attract liability to our Company. A risk to the operation of the Thompson Creek Mine, the Endako Mine and the Langeloth Facility is that standard operating procedures may not identify, isolate and safely remove or reduce such substances. We are aware that both careful monitoring and effective control are vital, but there is still a risk that the presence of impurities or toxic substances in our product may result in such product being rejected by our customers, penalties being imposed due to such impurities or the products being barred from certain markets. Such incidents could require remedial action and could result in curtailment of operations.

        Legislation requiring manufacturers, importers and downstream users of chemical substances, including metals and minerals, to establish that the substances can be handled and used without negatively affecting health or the environment may impact our operations and markets. These potential compliance costs, litigation expenses, regulatory delays, remediation expenses and operational costs could negatively affect our financial results.

The age of Langeloth Facility requires us to expend significant capital to maintain and upgrade it.

        The Langeloth Facility began operations in 1924. It has been modernized through the years and modernization programs continue. Digital control systems are replacing old analog systems. The main electrical feed system and transformers are being replaced pursuant to current arc flash guidelines. Old structures are being upgraded for better access, lighting and heating conservation. All these projects require significant capital which could have a material adverse effect on our business, financial condition or results of operations.

We are subject to substantial government regulation and changes to regulation or more stringent implementation could have a material adverse effect on our results of operations and financial condition.

        Our mining, processing, development and mineral exploration activities are subject to various laws governing prospecting, development, production, taxes, labor standards and occupational health, mine safety, toxic substances and other matters. Mining and exploration activities are also subject to various laws and regulations relating to the protection of the environment. Although we believe that our exploration activities and mining operations are currently carried out in accordance with all applicable rules and regulations, no assurance can be given that new rules and regulations will not be enacted or that existing rules and regulations will not be applied in a manner that could limit or curtail production or development of our properties. Amendments to current laws and regulations governing our operations and activities or more stringent implementation thereof could have a material adverse effect on our business, financial condition and results of operations.

Title to some of our mineral properties may be challenged or defective. Any impairment or defect in title could have a negative impact on our results of operations and financial condition.

        The acquisition of title to mineral properties is a very detailed and time-consuming process. Title to mineral concessions may be disputed. We did not undertake detailed title searches to ensure proper title to the properties acquired in connection with our acquisition of Thompson Creek Metals Company USA in 2006 or the recent acquisition of Terrane, and there is no guarantee that title to any of such properties will not be challenged or impaired. Third parties may have valid claims underlying portions of our interests, including prior unregistered liens, agreements, transfers or claims, including aboriginal land claims, and title may be affected by, among other things, undetected defects. As a result, we may be constrained in our ability to operate our properties or unable to enforce our rights with respect to our properties. An impairment to, or defect in, our title to our properties could have a material adverse effect on our business, financial condition or results of operations.

Intense competition could reduce our market share or harm our financial performance.

        The mining industry is intensely competitive and we compete with many companies possessing greater financial and technical resources than us. Since mines have a limited life, we must compete with others who seek mineral reserves through the acquisition of new properties. In addition, we also compete for the technical expertise to find, develop, and operate such properties, the labor to operate the properties, and the capital for the purpose of funding such properties. Many competitors not only explore for and mine metals, but conduct refining and marketing operations on a global basis. Such competition may result in us being unable to acquire desired properties, to recruit or retain qualified employees or to acquire the capital necessary to fund our operations and develop our properties. We also compete with manufacturers of substitute materials or products for which molybdenum is typically used. Existing or future competition in the mining industry could materially adversely affect our prospects for mineral exploration and success in the future.

The temporary shutdown of any of our operations could expose us to significant costs and adversely affect our access to skilled labor.

        From time to time, we may have to temporarily shut down one or more of our mines if they are no longer considered commercially viable. There are a number of factors that may cause our operations to be no longer commercially viable, many of which are beyond our control. These factors include adverse changes in interest rates or currency exchange rates, decreases in the price of molybdenum or the market rates for treatment and refining charges, increases in concentrate transportation costs, and increases in labor costs. During such temporary shutdowns, we will have to continue to expend capital to maintain the plant and equipment. We may also incur significant labor costs as a result of a temporary shutdown if we are required to give employees notice prior to any layoff or to pay severance for any extended layoff. Furthermore, temporary shutdowns may adversely affect our future access to skilled labor, as employees who are laid off may seek employment elsewhere. As well, if our operations are shut down for an extended period of time, we may be required to engage in environmental remediation of the plant sites, which would require us to incur additional costs. Given the costs involved in a temporary shutdown of our operations, we may instead choose to continue to operate those operations at a loss. This could have a material adverse effect on our results of operations and financial conditions.

Disruption of transportation services or increased transportation costs could have a material adverse effect on our business, financial condition and results of operations.

        Disruption of transportation services due to weather-related problems, strikes, lock-outs or other events could have a material adverse effect on our business, financial condition and results of operations. If transportation for our products becomes unavailable, our ability to market our products could suffer. Additionally, increases in our transportation costs relative to those of our competitors could make our operations less competitive and could affect our profitability.

We are dependent upon key management personnel and executives.

        We are dependent upon a number of key management personnel, including the services of certain key Thompson Creek employees. Our ability to manage our exploration, development and operating activities, and hence our success, will depend in large part on the efforts of these individuals. We face intense competition for qualified personnel, and there can be no assurance that we will be able to attract and retain such personnel. We do not maintain "key person" life insurance. Accordingly, the loss of the services of one or more of such key management personnel could have a material adverse effect on our business.

From time to time, some of our directors and officers may be involved with other natural resource companies.

        Certain of our directors and officers also serve or may serve as directors and/or officers of other companies involved in natural resource exploration and development and consequently there exists the possibility for such directors and officers to be in a position of conflict. As a result of any such conflict, we may miss the opportunity to participate in certain transactions, which may have a material adverse effect on our business.

Our securities have experienced high price volatility and prices may be adversely affected by factors beyond our control.

        Securities of mining companies have experienced substantial volatility, often based on factors unrelated to the financial performance or prospects of the companies involved. These factors include macroeconomic developments in North America and globally, the recent recessionary economic conditions and market perceptions of the attractiveness of particular industries. The prices of our securities are also likely to be significantly affected by short-term changes in molybdenum prices or in our financial condition or results of operations as reflected in our quarterly earnings reports. Other factors unrelated to our performance that may have an effect on the price of our common shares and our common share purchase warrants include the following: the extent of analytical coverage available to investors concerning our business; the lessening of trading volume and general market interest in our securities; and the ability of some institutions to invest in our securities.

        As a result of any of these factors, the market price of our common shares and our common share purchase warrants at any given point in time may not accurately reflect our long-term value. Securities class action litigation often has been brought against companies following periods of volatility in the market price of their securities. We may in the future be the target of similar litigation. Securities litigation could result in substantial costs and damages and divert management's attention and resources.

Our business will depend on good relations with our employees.

        Production at our mining operations depends on the efforts of our employees. Langeloth Metallurgical Company LLC, owner of the Langeloth Facility, has certain unionized employees. Although these unionized employees have agreed to "no-strike" clauses in their Collective Agreement, there can be no assurance that the Langeloth Plant, and consequently our business, will not suffer from work stoppages.

        In July 2010, a union certification vote was confirmed for the Endako Mine to be represented by the United Steel, Paper and Forestry, Rubber, Manufacturing, Energy, Allied Industrial and Service Workers International Union (the "Union"). On July 20, 2010, the British Columbia Labour Relations Board certified the Union to represent the employees in the mine, milling and maintenance departments. Negotiations with the Union have commenced and are in early stages. It is not currently known what effect, if any, this will have on the Endako Mine until a labor agreement is negotiated and executed.

        Further, relations with our non-unionized employees may be affected by changes in the scheme of labor relations that may be introduced by the relevant governmental authorities in whose jurisdictions our Company carries on business. Changes in such legislation or otherwise in our relationship with our employees, Langeloth Metallurgical Company's relationship with its unionized employees and Endako's relationship with its unionized employees may result in strikes, lockouts or other work stoppages, any of which could have a material adverse effect on our business, results of operations and financial condition.

We may fail to realize the anticipated benefits and cost savings of our acquisition of Terrane, which could have a material adverse effect on our stock price and business, financial condition and results of operations.

        We acquired Terrane with the expectation that the acquisition will result in benefits to our Company. The acquisition closed on October 20, 2010. Our ability to realize these anticipated benefits is subject to certain risks, including:

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  our ability to successfully bring Mt. Milligan into production as an operating mine;

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  our ability to successfully combine our historical businesses and Terrane's business;

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  whether the combined businesses will perform as expected;

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  the possibility that we paid more than the value we will derive from the acquisition;

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  the reduction of our cash available for current operations and other uses given the construction and development of Mt. Milligan, the incurrence of indebtedness to finance the construction and development of Mt. Milligan and the increase in amortization expense related to acquired assets and Mt. Milligan construction and development costs; and

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  the assumption of certain known and unknown liabilities of Terrane.

        If we are not able to successfully combine our historical business and the business of Terrane and construct and develop Mt. Milligan to bring it into production as an operating mine within the anticipated time frame, or at all, the anticipated benefits and cost savings of the acquisition may not be realized fully or at all or may take longer to realize than expected, the combined businesses may not perform as expected and the value of our common stock may be adversely affected.

        The acquisition has recently been completed, but it is possible that the on-going integration process could result in the loss of key employees, the disruption of each company's ongoing business or in unexpected integration issues, higher than expected integration costs and an overall post-closing integration process that takes longer than originally anticipated. Specifically, issues that must be addressed in integrating the operations of Terrane into our operations in order to realize the anticipated benefits of the acquisition so the combined business performs as expected, include, among other things:

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  integrating and continuing the Mt. Milligan construction and development activities;

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  integrating and continuing the companies' environmental and First Nations activities;

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  identifying and eliminating underperforming assets, if any;

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  harmonizing the companies' operating practices, employee development and compensation programs, internal controls and other policies, procedures and processes;

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  consolidating the companies' corporate, administrative and information technology infrastructure;

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  maintaining existing agreements with customers and suppliers; and

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  avoiding delays in entering into new agreements with prospective customers and suppliers.

        In addition, at times, the attention of certain members of our management and resources may be focused on the integration of the companies and diverted from day-to-day business operations, which may disrupt each of the companies' ongoing business and the business of the combined company. If we fail to realize the anticipated benefits of the acquisition, it could have a material adverse effect on our stock price and business, financial condition and results of operations.

We have incurred, and continue to incur, significant transaction and acquisition-related costs in connection with the acquisition of Terrane.

        We have incurred, and will continue to incur, a number of non-recurring costs associated with the acquisition and integration of Terrane. We have incurred, and will continue to incur, acquisition costs, transaction fees and costs related to formulating and implementing integration plans. We continue to assess the additional unanticipated costs that may be incurred in the current integration of the two companies' businesses.

There are uncertainties and risks related to the start-up of operations at Mt. Milligan, and if the construction and development is not completed it could adversely affect our profitability or operating results.

        Mt. Milligan is in the construction and development stage. There are inherent construction and permitting-related risks to the development of all new mining projects. These risks include: the availability and delivery of critical equipment; the hiring of key personnel for construction and commissioning; delays associated with contractors; budget overruns due to changes in the cost of fuel, power, materials, supplies and currency fluctuations; and potential opposition from non-governmental organizations, First Nations, environmental groups or local groups.

        While over the past four years Terrane undertook systematic work programs at Mt. Milligan to mitigate these risks, it is common in new mining operations to experience such unexpected costs, problems and delays during construction, development and mine start-up, often due to circumstances beyond our control. In addition, delays in the commencement of mineral production often occur. Accordingly, we cannot provide assurance that our activities will result in profitable mining operations at the Mt. Milligan Property.

        Furthermore, there are risks associated with the construction of an entirely new mining project. While our management has extensive mining experience, there are risks associated with the construction of an entirely new mining project for our Company relating to, among other things, supervision of the EPCM contractor, construction supervision, cost estimating, obtaining required permits and approvals and the management of personnel. We will be required to rely upon outside consultants, engineers and others for additional construction expertise in respect of Mt. Milligan.

The development of Mt. Milligan is dependent on adequate funding to complete the construction and development of the mine; failure to obtain necessary funding could delay or prevent us from successfully completing the start-up of Mt. Milligan.

        Currently, the funding for Mt. Milligan is anticipated to come from existing cash reserves, the Gold Stream Transaction, equipment and debt financing, the issuance of shares pursuant to outstanding options and warrants and cash flow from operations. If our future revenues decrease as a result of lower commodity prices or otherwise, which causes a significant decline in cash flow from operations, we may require significant additional financing in the future in order to construct the mine and to advance Mt. Milligan towards production. Failure to obtain such financing on a timely basis could cause a delay in the development timeline of Mt. Milligan, cause us to forfeit our interest in certain properties, miss certain acquisition opportunities, delay or indefinitely postpone further exploration and development of our projects with the possible loss of such properties and reduce or terminate our operations. If our cash flow from operations is not sufficient to satisfy our capital expenditure requirements, there can be no assurance that additional debt or equity financing will be available on terms acceptable to us to meet these requirements or be available on favorable terms. If we are unable to generate sufficient cash flow or to otherwise obtain funds necessary to make required payments on our debt obligations, we would default under the terms of the applicable financing documents. Any such default would likely result in an acceleration of the repayment obligations to the applicable lenders as well as potential cross defaults to our existing lenders. Even if we are able to meet our debt service obligations, the amount of debt we incur could adversely affect us in a number of ways, including by limiting our ability to obtain any necessary financing in the future for working capital, capital expenditures, debt service requirements, or other purposes, limiting our flexibility in planning for, or reacting to, changes in our business, or placing us at a competitive disadvantage relative to our competitors who have lower levels of debt.

We may be unable to hire and retain qualified personnel to construct, develop and operate Mt. Milligan.

        Our ability to construct, develop and operate Mt. Milligan will depend to a significant degree upon our ability to attract and retain highly skilled personnel. Competition for such personnel in the mining industry is intense, and we may not be successful in attracting and retaining qualified personnel locally or in obtaining the necessary work permits to hire qualified expatriates. Our inability to do so could have a material adverse effect on our business, results of operations and financial condition.

Some of our properties, including certain properties acquired in the Terrane transaction, are located near First Nation communities who may oppose the development of these properties and make land claims against our Company.

        The Endako Mine, Mt. Milligan, the Davidson Project and the Berg Property and other properties acquired as a result of our acquisition of Terrane are located near many First Nation communities, and the exploration and development of these properties may be subject to land claims and opposition by First Nation communities. In addition, we may be required to enter into certain agreements with such First Nations in order to develop our properties which could reduce the expected revenue from any future production.

        In particular, in May 2010, we received notification of a petition filed in the Supreme Court of British Columbia by the Stellat'en First Nation claiming that the British Columbia Ministry of Energy, Mines and Petroleum Resources has not fulfilled its duty to consult with or accommodate Stellat'en's asserted aboriginal rights and title interests in relation to the mill expansion project at the Endako Mine. The petition names us as a Respondent, but does not cite us in any of its claims regarding the lack of consultation. No date has been set for the hearing on this proceeding. Although we are satisfied with our efforts and the Crown's efforts to date to consult and engage with the Stellat'en First Nation (and other aboriginal groups) regarding the expansion project and will continue to work with the Government of British Columbia towards building positive relationships with Stellat'en (and other aboriginal groups) regarding the Endako Mine and the expansion project, there can be no assurance that these First Nations consultations will be completed successfully.

        In addition, there has been opposition voiced by the Nak'azdli First Nation against the development of Mt. Milligan. Nak'azdli First Nation commenced proceedings in the Supreme Court of British Columbia (June 2009) and the Federal Court of Canada (January 2010) seeking judicial reviews of certain key decisions by the Province of British Columbia and the Government of Canada approving the Mt. Milligan project. Terrane was not named as a party in either proceeding but took steps to have itself added as a Respondent in both proceedings so that it would have an opportunity to ensure that its interests were before the respective Courts. No date has been set for the hearing of the Federal Court proceeding. The Supreme Court proceeding was set for hearing in September 2010 but was adjourned just before the hearing date at the request of Nak'azdli and the Province in order that they might have time to conclude an agreement that would resolve the Supreme Court proceeding. At the request of Terrane a new date was fixed for the hearing for May, 2011 in the event that no agreement is reached. The continued opposition of the Nak'azdli First Nation could delay or prevent the development of Mt. Milligan. There can be no assurance that the Nak'azdli First Nation opposition will be resolved successfully.

Our business is subject to increasingly complex corporate governance, public disclosure and accounting requirements that could adversely affect our business and financial results.

        We are subject to changing rules and regulations of federal and state government as well as the stock exchange on which our common stock is listed. These entities, including the Public Company Accounting Oversight Board, the SEC and the New York Stock Exchange, have issued a significant number of new and increasingly complex requirements and regulations over the course of the last several years and continue to develop additional regulations and requirements in response to laws enacted by Congress. On July 21, 2010, the Dodd-Frank Wall Street Reform and Protection Act, or the Dodd-Frank Act, was enacted. There are significant corporate governance and executive compensation-related provisions in the Dodd-Frank Act that require the SEC to adopt additional rules and regulations in these areas such as "say on pay" and proxy access, as well as additional disclosure requirements regarding mine safety that will impact our Company.

        Although we have attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results to differ from those anticipated, estimated or intended. Forward-looking statements contained herein are made as of the date of this prospectus and we disclaim any obligation to update any forward-looking statements, whether as a result of new information, future events or results or otherwise, except as required by law. There can be no assurance that forward-looking statements will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements. Accordingly, you are cautioned not to place undue reliance on forward-looking statements.

FORWARD-LOOKING STATEMENTS

        This prospectus, any accompanying prospectus supplement or term sheet, and other documents incorporated by reference herein and therein may contain "forward-looking information" within the meaning of the United States Private Securities Litigation Reform Act of 1995 and applicable Canadian securities legislation. Often, but not always, forward-looking statements can be identified by the use of words such as "plans", "expects", "is expected", "budget", "scheduled", "estimates", "forecasts", "intends", "anticipates", or "believes" or variations (including negative variations) of such words and phrases, or state that certain actions, events or results "may", "could", "would", "might" or "will" be taken, occur or be achieved or are "subject" to future events. Forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Thompson Creek and its subsidiaries to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Examples of forward-looking information include, but are not limited to: statements with respect to the future financial or operating performance of Thompson Creek or its subsidiaries and its projects; the estimation of mineral reserves and resources; the realization of mineral reserve estimates; the timing and amount of estimated future production; estimated capital, operating and exploration expenditures; the costs and timing of the development of new deposits including Mount Emmons, the Davidson Project and the Berg Property; the costs and timing of future exploration; requirements for additional capital; the expected increase in Thompson Creek's share of annual production resulting from the expansion of the Endako mine; the benefits of the Terrane acquisition to Thompson Creek; the achievement of the mine plan at Mt. Milligan, including estimated mine life and expected annual production; Thompson Creek's plans for funding of initial capital costs at Mt. Milligan; disruption to Thompson Creek's business as a result of the Terrane acquisition; and Thompson Creek's ability to achieve its expected growth strategy.

        Such factors include, among others, risks related to general business, economic, competitive, political and social uncertainties including the current global recessionary economic conditions, the associated low molybdenum prices and the levels of disruption and continuing illiquidity in the credit markets; risks related to foreign currency fluctuations; energy prices & fluctuations; title disputes or claims; limitations of insurance coverage; changes in governmental regulation of mining operations; risks related to the volatility of Thompson Creek's share price; changes in environmental regulation; actual results of current exploration activities; actual results of reclamation activities; possible variations of ore grade or recovery rates; failure of plant, equipment or processes to operate as anticipated; accidents, labor disputes and other risks of the mining industry; access to skilled labor; relations with employees; dependence upon key management personnel and executives; delays in obtaining governmental permits and approvals; and delays in financing or in the completion of development or construction activities. Although Thompson Creek has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results to differ from those anticipated, estimated or intended. Forward-looking statements contained herein are made as of the date of this prospectus and Thompson Creek disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or results or otherwise, except as required by law. There can be no assurance that forward-looking statements will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements. Accordingly, you are cautioned not to place undue reliance on forward-looking statements.

        When considering forward looking statements, you should keep in mind the risk factors and other cautionary statements described under the heading "Risk Factors" included in this prospectus, and the risk factors and other cautionary statements described in "Risk Factors" of Thompson Creek's most recent Annual Report on Form 10-K, as amended, as may be updated from time to time in

Thompson Creek's Quarterly Reports on Form 10-Q and other filings with the SEC, all of which are incorporated by reference in this prospectus.

USE OF PROCEEDS

        Except as we may otherwise set forth in a prospectus supplement or term sheet, we will use the net proceeds from the sale of the securities offered by this prospectus for general corporate purposes, including, but not limited to, repayment or refinancing of indebtedness, working capital, capital expenditures and acquisitions. Any specific allocation of the net proceeds of an offering of securities to a specific purpose will be determined at the time of the offering and will be described in a prospectus supplement or term sheet. Pending any specific application, we may initially invest proceeds in short-term marketable securities.

RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth our historical ratio of earnings to fixed charges for the periods indicated. For the purpose of computing the ratio of earnings to fixed changes, earnings consist of income (loss) before income and mining taxes, as adjusted to include fixed charges. Fixed charges consists of interest expenses.

	For the Six Months Ended June 30, 2010	For the Fiscal Year Ended December 31, 2009	For the Fiscal Year Ended December 31, 2008	For the Fiscal Year Ended December 31, 2007	For the Fiscal Year Ended December 31, 2006	For the Fiscal Year Ended December 31, 2005
Ratio of Earnings to Fixed Charges(1)	268.2x	N/A	20.6x	5.8x	N/A	N/A

(1)
"N/A" represents a coverage ratio of less than 1.

        For the fiscal years ended December 31, 2009, 2006 and 2005, earnings were inadequate to cover the fixed charges by US$54.0 million, US$28.7 million, and US$4.1 million, respectively.

        Included in earnings for the year ended December 31, 2009, was a non-cash charge related to the change in fair value of the Company's warrants of US$93.4 million. This charge was the result of the Company adopting new accounting rules that were not effective until January 1, 2009. For the six months ended June 30, 2010, earnings included a non-cash gain of US$50.3 million related to the change in fair value of the Company's warrants.

        The earnings for the year ended December 31, 2008 included a charge of US$68.2 million related to the write-down of goodwill.

        We had no first preferred stock outstanding for any period presented, and accordingly, the ratio of earnings to combined fixed charges and first preferred stock dividends is the same as the ratio of earnings to fixed charges.

DESCRIPTION OF CAPITAL STOCK

Common Stock

        If we offer common shares, the prospectus supplement or term sheet will set forth the number of shares offered, the public offering price and information regarding our common share prices as reflected on the New York Stock Exchange and/or on the Toronto Stock Exchange, as applicable, including a recent reported last sale price of the common shares. Our authorized share capital consists of an unlimited number of common shares, no par value.

        The following description of our common stock is a summary and is not complete. You should carefully review the provisions of our Notice of Articles dated May 19, 2010, Certificate of Continuation dated July 29, 2008 and Articles of Continuance effective July 29, 2008, all of which have been filed with the SEC as exhibits to our registration statement of which this prospectus forms a part, and appropriate provisions of the BCBCA.

        Voting Rights.    Holders of our common shares are entitled to receive notice of any meetings of shareholders of the Company, to attend and to cast one vote per common share at all such meetings. Holders of common shares do not have cumulative voting rights with respect to the election of directors and, accordingly, holders of a majority of the common shares entitled to vote in any election of directors may elect all directors standing for election.

        Rights Upon Liquidation, Dissolution or Winding Up.    Upon the liquidation, dissolution or winding up of the Company holders of our common shares are entitled to receive on a pro-rata basis the net assets of the Company after payment of debts and other liabilities, in each case subject to the rights, privileges, restrictions and conditions attaching to any other series or class of shares ranking senior in priority to or on a pro-rata basis with the holders of common shares with respect to dividends or liquidation.

        Other Provisions.    Our common shares do not carry any preemptive, subscription, redemption or conversion rights, nor do they contain any sinking or purchase fund provisions. There are no provisions of British Columbia law or our Notice of Articles, Certificate of Continuation or Articles of Continuance which impose any limitation on the rights of shareholders to hold or vote common shares by reason of their not being resident of Canada.

First Preferred Stock

        Our authorized share capital consists of an unlimited number of first preferred stock, no par value, issuable in series. No first preferred shares are currently issued and outstanding. The following description of our first preferred stock is a summary and is not complete. You should carefully review the provisions of our Notice of Articles dated May 19, 2010, Certificate of Continuation dated July 29, 2008 and Articles of Continuance effective July 29, 2008, all of which have been filed with the SEC as exhibits to our registration statement of which this prospectus forms a part, and appropriate provisions of the BCBCA.

        Holders of first preferred stock have priority in payments of dividends, return of capital and in distribution of assets in the event of liquidation, dissolution or wind-up of the Company. They are entitled to receive fixed, cumulative and preferential dividends when declared by our Board of Directors. Holders of first preferred shares are not entitled as of right to subscribe for or purchase or receive any issue of shares of the Company. Our Board of Directors may not create a class of shares ranking in priority to the first preferred shares without the approval of the holders of first preferred shares.

        Undesignated shares of first preferred stock can be issued with such designations, preferences, qualifications, privileges, limitations, restrictions, options, voting powers (full or limited), conversion or exchange rights and other special or relative rights as our Board of Directors shall from time to time fix by resolution. Thus, unless a specific shareholder approval requirement applies and subject to any statutory or contractual or other limitations as to class rights or other matters that might apply, our Board of Directors could authorize the issuance of first preferred shares with voting, conversion and other rights that could dilute the voting power and other rights of holders of our common stock.

        The applicable prospectus supplement or term sheet relating to a series of first preferred shares will describe the specific terms of any series of first preferred shares being offered which may include:

  •
  the specific designation, number of shares, seniority and purchase price;

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  any liquidation preference per share;

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  any date of maturity;

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  any redemption, repayment or sinking fund provisions;

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  any dividend rate or rates and the dates on which any such dividends will be payable (or the method by which such rates or dates will be determined);

  •
  any voting rights;

  •
  if other than the currency of the United States, the currency or currencies (including composite currencies) in which such first preferred shares is denominated and in which payments will or may be payable;

  •
  the method by which amounts in respect of such series of first preferred shares may be calculated and any commodities, currencies or indices, or value, rate or price, relevant to such calculation;

  •
  whether such series of first preferred shares is convertible or exchangeable and, if so, the securities or rights into which it is convertible or exchangeable, and the terms and conditions upon which such conversions or exchanges will be effected;

  •
  the place or places where dividends and other payments on such series of first preferred shares will be payable; and

  •
  any additional voting, dividend, liquidation, redemption and other rights, preferences, privileges, limitations and restrictions.

        As described under "Description of Depositary Shares" below, we may, at our option, elect to offer depositary shares evidenced by depositary receipts, each representing an interest (to be specified in the prospectus supplement or term sheet relating to the particular series of first preferred shares) in a share of the particular series of first preferred shares issued and deposited with a depositary.

Anti-Takekover Effects of Provisions of our Articles of Continuance and of Canadian Securities Laws

        Provisions of our Articles of Continuance and of the Canadian securities laws may delay or discourage transactions involving an actual or potential change in our control or change in our management, including transactions in which shareholders might otherwise receive a premium for their shares, or transactions that our shareholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our common stock. Among other things, our Articles of Continuance:

  •
  Permit our Board of Directors to issue an unlimited number of first preferred stock with any rights, preferences and privileges as they may designate; and

  •
  Do not provide for cumulative voting rights (therefore allowing the holders of a majority of the shares of our common stock entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose).

We are subject to Canadian securities laws, which regulate takeover bids and are designed to establish a clear and predictable framework for the conduct of takeover bids to achieve the objectives of equal treatment to shareholders, provision of adequate information, and an open and even-handed process that does not unfairly discriminate among, or exert pressure on, shareholders. In achieving these objectives the Canadian securities laws can be prohibitive to takeover bids and among other things:

  •
  Prohibit offers to acquire 20% or more of a class of our stock without following the takeover bid rules and procedures;

  •
  Require that a takeover bid offer all shareholders of the same class of stock the identical consideration, and that the takeover bid be made to all shareholders;

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  An offeror must prepare and send a fulsome information document related to the offer and the business of the offeror, and must ensure that all shareholders receive the same information during the course of a takeover bid; and

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  Before making a takeover bid, an offeror must make adequate arrangements to ensure that the required funds to complete the takeover bid are available.

The BCBCA, to which we are subject, provides a shareholder with the right to seek relief from the Supreme Court of British Columbia if our affairs are being conducted in a manner oppressive to one or more shareholders or a resolution of shareholders has or will be passed that is unfairly prejudicial. This oppression remedy could be claimed by a shareholder at any time, and may serve to deter a takeover bid.

Limitations on Liability and Indemnification of Officers and Directors

        The BCBCA establishes a two year limitation period in which to commence proceedings against a director for a breach of the BCBCA pertaining to (i) the payment of compensation to any person in connection with any business that the company is restricted from engaging in, as stipulated by its articles, (ii) the payment of any unreasonable commission or discount to a person in connection with the purchase of the company's shares, (iii) the payment of dividend when the company is insolvent or when doing so would render the company insolvent, (iv) the purchase, redemption, or acquisition of any of the company's shares when the company is insolvent or such purchase, redemption or acquisition would render the company insolvent or, (v) the payment or giving of an indemnity when the company would otherwise be prevented under the BCBCA. A director will be excused from liability where the director has relied in good faith on (i) financial statements of the company represented to the director by an officer of the company or in a written report of the company's auditor to fairly reflect the financial position of the company, (ii) the written report of a lawyer, accountant, engineer, appraiser or other person whose profession lends credibility to the statement made by that person, (iii) a statement of fact represented to the director by an officer of the company to be correct, or (iv) any record, information or representation that, although forged, fraudulently made, or inaccurate, a court would consider that, if it had been genuine and accurate, it would have provided reasonable grounds for the actions of the director. Furthermore, under the BCBCA, the articles of a company may provide for the transfer of powers and liabilities of the directors, in whole or in part, to other persons.

        Under the BCBCA, a company may indemnify a current or former director or officer against a judgment, penalty or fine awarded or imposed in, or an amount paid in settlement of, and the expenses actually and reasonably incurred in, a proceeding in which such director or officer is or may be liable. Additionally, a company no longer has to get court approval for indemnification in most circumstances. However, the directors and officers have the right to go to court where the company refuses to grant indemnification. Under the BCBCA, a company may pay the expenses of a director or an officer, as such expenses are incurred, during a proceeding against him or her so long as the company receives a written undertaking that, if the proceeding is ultimately determined against the director or officer (i.e. it is determined he or she did not act honestly and in good faith with a view to the best interests of the company or, in the case of a proceeding other than a civil proceeding, he or she did not have reasonable grounds for believing their conduct was lawful), the director or officer will repay the company the money advanced.

        A policy of directors' and officers' liability insurance is maintained by the Company which insures directors and officers and former directors and officers and persons who act or acted at the Company's request as a director or officer of a corporation in which the Company is or was a shareholder or creditor, and their respective heirs and legal representatives for losses as a result of claims against the directors and officers of the Company in their capacity as directors and officers and also reimburses the Company for payments made pursuant to the indemnity provisions under the Articles of the Company and the BCBCA.

DESCRIPTION OF DEBT SECURITIES

General

        The following description of the debt securities that we may offer, together with the additional information included in any prospectus supplement or term sheet, provides a summary of the material terms and conditions of debt securities that we may issue, but it is not complete. For a complete description of the terms of the debt securities, please refer to the indenture between us and Wells Fargo Bank, National Association, as trustee, under which the debt securities to be offered will be issued.

        The form of indenture for the debt securities has been filed as an exhibit to the registration statement of which this prospectus forms a part. You should read the indenture for provisions that may be important to you. The terms of a particular series of debt securities will be set forth in a resolution of our Board of Directors, an officers' certificate or a supplemental indenture, and such terms will be described in a prospectus supplement or term sheet. The prospectus supplement or term sheet relating to a particular series of debt securities may or may not modify the general terms of the debt securities found in this prospectus. For a complete description of the terms of a particular series of debt securities, you should read both this prospectus and the prospectus supplement or term sheet relating to that particular series.

        The indenture will not limit the aggregate amount of debt securities that may be issued. The debt securities may be issued from time to time in more than one series and may be issued at a discount from their stated principal amount and in any currency designated by us.

Terms of Offered Debt Securities to be Described in a Prospectus Supplement or Term Sheet

        The applicable prospectus supplement or term sheet accompanying this prospectus will describe the terms of the particular series of debt securities we are offering, including:

  •
  the title of the debt securities;

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  whether the debt securities are senior, senior subordinated or subordinated debt securities;

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  any limit on the aggregate principal amount of the debt securities;

  •
  the price of the debt securities, expressed as a percentage of the principal amount;

  •
  the date or dates on which the principal of, and any premium on, the debt securities will be payable, or the method for determining the date or dates;

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  if the debt securities will bear interest, the interest rate or rates or the method by which the rate or rates will be determined;

  •
  if the debt securities will bear interest, the date or dates from which any interest will accrue, the interest payment dates, the record dates for those interest payment dates and the basis upon which interest shall be calculated;

  •
  any right to defer payment of interest and the maximum length of any deferral period;

  •
  the place or places where payments on the debt securities will be made and the debt securities may be surrendered for registration of transfer or exchange;

  •
  if we will have the option to redeem all or any portion of the debt securities, the terms and conditions upon which we may redeem the debt securities;

  •
  the terms and conditions of any sinking fund, repurchase right or other similar provisions obligating us or permitting a holder to require us to redeem or purchase all or any portion of the debt securities prior to final maturity;

  •
  whether the debt securities are guaranteed by any of our subsidiaries;

  •
  the currency or currencies in which the debt securities are denominated and payable, if other than U.S. dollars;

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  if other than $1,000 and any integral multiple thereof, denominations in which debt securities will be issued;

  •
  whether the amount of any payments on the debt securities may be determined with reference to an index, formula or other method, and the manner in which such amounts are to be determined;

  •
  any additions to, changes in or deletions from the events of default in the indenture;

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  any additions or changes with respect to the other covenants in the indenture;

  •
  the terms and conditions, if any, upon which the debt securities may be convertible into common stock, first preferred stock or other securities;

  •
  the applicability of the defeasance provisions to a series of debt securities issued under the indenture;

  •
  whether the debt securities will be issued in the form of global securities or certificates;

  •
  form of the debt securities of the series;

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  if the principal amount payable at the stated maturity will not be determinable as of any date(s) prior to such stated maturity, the amount that will be deemed to be such principal amount as of any such date for any purpose;

  •
  if other than the principal amount thereof, the portion of the principal amount of debt securities of the series that shall be payable upon declaration of acceleration of the maturity thereof or provable in bankruptcy or the method by which such portion shall be determined;

  •
  terms, if any, of the transfer, mortgage, pledge or assignment as security for the debt securities of the series of any properties, assets, moneys, proceeds, securities or other collateral;

  •
  if the debt securities of the series shall be issued in whole or in part in the form of a global security, the terms and conditions, if any, upon which such global security may be exchanged in whole or in part for other individual debt securities of the series in definitive registered form, the depositary for such global security and the form of any legend or legends to be borne by any such global security;

  •
  any trustee, authenticating or paying agent, transfer agent, registrar or other agent;

  •
  covenants, definitions or other terms which apply to the debt securities of the series;

  •
  with regard to debt securities of the series that do not bear interest, the dates for certain required reports to the trustee;

  •
  the terms and conditions of any warrants that may be issued in connection with the debt securities;

  •
  the securities exchange or quotation system, if any, where the debt securities will be listed or quoted and any CUSIP number, if any; and

  •
  any other terms of the debt securities.

        The prospectus supplement or term sheet may also describe certain Canadian and U.S. federal income tax consequences of the debt securities, including any special U.S. federal income tax, accounting and other considerations applicable to original issue discount securities. An original issue discount security is a debt security, including any zero-coupon debt security, which:

  •
  is issued at a price lower than the amount payable upon its stated maturity; and

  •
  provides that, upon redemption or acceleration of the maturity, an amount less than the amount payable upon the stated maturity will become due and payable.

        In addition, the material U.S. federal income tax or other considerations applicable to any debt securities that are denominated in a currency or currency unit other than U.S. dollars will be described in the applicable prospectus supplement or term sheet.

        We will have the ability, in addition to the ability to issue debt securities with terms different from those of debt securities previously issued, without the consent of the holders, to reopen a previous issue of a series of debt securities and issue additional debt securities of that series in an aggregate principal amount determined by us, unless the reopening was restricted when the series was created. All debt securities issued as a series, including those issued pursuant to any reopening of a series, will vote together as a single class unless otherwise described in the applicable prospectus supplement or term sheet.

Conversion or Exchange Rights

        The terms on which a series of notes may be convertible into or exchangeable for common stock, first preferred stock or other of our securities will be described in a prospectus supplement or term sheet. These terms may include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option, and may include provisions pursuant to which the number of shares of common stock, first preferred stock or other of our securities to be received by the holders of such series of debt securities would be subject to adjustment.

Consolidation, Merger or Sale

        Unless otherwise noted in the applicable prospectus supplement or term sheet, the indenture will limit our ability to merge, consolidate, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of our assets, unless:

  •
  any successor corporation is a corporation organized under the laws of the United States, any state thereof, the District of Columbia or the laws of Canada or any province or territory thereunder;

  •
  the successor corporation expressly assumes all of our obligations under the applicable indenture and any debt securities issued under the indenture;

  •
  there is no event of default immediately after giving effect to the merger, consolidation or sale; and

  •
  we deliver an opinion of counsel and officers' certificate to the trustee stating that the transaction and supplemental indenture (if any) comply with the indenture.

        The successor corporation will succeed to, and be substituted for, and may exercise every right and power of, the Company under the indenture, and the predecessor company, other than in the case of a lease, will be released from the obligation to pay the principal of, premium, if any, and interest, if any, on debt securities.

        Notwithstanding the foregoing:

  •
  any subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Company or any other subsidiary, and

  •
  the Company may merge with an affiliate incorporated solely for the purpose of reincorporating the Company in another jurisdiction within the United States of America, any state thereof, the District of Columbia or Canada to realize tax or other benefits.

Covenants

        Under the indenture, we will agree to:

  •
  maintain an office or agency as a place of payment;

  •
  promptly pay the principal and interest and premium, if any, on the debt securities of each series;

  •
  file with the SEC and provide the trustee and holders of the debt securities certain periodic reports;

  •
  deliver to the trustee within 120 days after the end of each fiscal year a certificate regarding our compliance with the obligations and covenants in the indenture; and

  •
  deposit sufficient funds with any paying agent or trust, on and before the applicable due date, to satisfy any principal, interest or premium.

        As described in the prospectus supplement or term sheet relating to any particular debt securities, the terms of such debt securities may contain covenants limiting:

  •
  the incurrence of debt by us or our subsidiaries;

  •
  the making of payments by us or our subsidiaries;

  •
  mergers, consolidations and similar transactions;

  •
  The use of proceeds from any asset sale;

  •
  issuances of stock by our subsidiaries;

  •
  the sale or other conveyance of assets by us or our subsidiaries;

  •
  transactions between us and our affiliates; and

  •
  the imposition of any liens on our or our subsidiaries' assets.

        Any additional covenants applicable to any particular series of debt securities will be described in a prospectus supplement or term sheet.

Events of Default Under the Indenture

        Unless otherwise indicated in a prospectus supplement or term sheet, the following will be events of default under the indenture with respect to any series of debt securities issued:

  •
  failure to pay interest when due, if the failure continues for 30 days;

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  failure to pay the principal or premium, if any, when due;

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  failure to comply with obligations under "—Consolidation, Sale or Merger" above;

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  failure to observe or perform any other covenant contained in the applicable series of debt securities or the indenture, other than a covenant specifically relating to another series of debt securities, if the failure continues for 90 days after we receive notice of such failure from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series; and

  •
  certain events of bankruptcy, insolvency or reorganization of us or any significant subsidiary.

        A particular series of debt securities may include additional events of default or changes to the events of default described above. If any additional or different events of default apply to a particular series of debt securities, they will be described in the prospectus supplement or term sheet relating to that series.

        If an event of default with respect to debt securities (other than a bankruptcy default) of any series occurs and is continuing, the indenture trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice in writing to us, and to the indenture trustee if notice is given by those holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If a bankruptcy default occurs with respect to us, the principal of, premium, if any, and accrued interest on each series of debt securities issued under the indenture will become immediately due and payable without any declaration or other act of the trustee or the holders.

        The holders of a majority in principal amount of all outstanding debt securities may waive any default or event of default and its consequences, except (a) a default or event of default regarding payment of principal, premium, if any, or interest, (b) a default arising from the failure to redeem or purchase and debt security when required pursuant to the indenture, or (c) a default in respect of a provision that under the indenture cannot be amended without the consent of each holder affected.

        Any waiver will be deemed to cure the default or event of default to which the waiver relates.

        Subject to the terms of the indenture, if an event of default occurs and is continuing, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee indemnity satisfactory to it. The holders of a majority in principal amount of the outstanding debt securities of all affected series, as a single class, will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of the affected series, provided that:

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  it is not in conflict with any law or the indenture;

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  the trustee may take any other action deemed proper by it which is not inconsistent with the direction; and

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  subject to its duties under the Trust Indenture Act of 1939, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

        A holder of debt securities of any series will only have the right to institute a proceeding under the indenture or to appoint a receiver or another trustee, or to seek other remedies, if:

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  the holder has given written notice to the trustee of a continuing event of default with respect to that series;

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  the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made a written request therefor, and the holders have offered indemnity satisfactory to the trustee to institute the proceedings as trustee; and

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  the trustee does not institute the proceeding and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities other conflicting directions within 60 days after the notice, request and offer.

        These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal of, premium, if any, or interest on the debt securities.

Subordination of Subordinated Debt Securities

        The payment of the principal of, premium, if any, and interest on any series of subordinated debt securities we may issue under the indenture will rank junior in right of payment to the prior payment in full of all senior indebtedness, as defined in the indenture, to the extent described in the prospectus supplement or term sheet accompanying such series.

Defeasance and Covenant Defeasance

        Unless the prospectus supplement or term sheet describes otherwise, we will have two options to discharge our obligations under a series of debt securities before its maturity date. These options are known as "legal defeasance" and "covenant defeasance." Legal defeasance means that we will be deemed to have paid the entire amount of the applicable series of debt securities and we will be released from all of our obligations relating to that series (except for certain obligations, such as registering transfers of the debt securities). Covenant defeasance means that as to the applicable series of debt securities, we will not have to comply with certain covenants as described in the indenture.

        To elect either legal defeasance or covenant defeasance for any series of debt securities, we must deposit with the trustee an amount of money and/or U.S. government obligations that will be sufficient to pay principal of, and interest and any premium or sinking fund payments on, the debt securities when those amounts are scheduled to be paid. In addition, we must provide a legal opinion stating that as a result of the legal defeasance or covenant defeasance holders will not be required to recognize income, gain or loss for federal income tax purposes and will be subject to federal income tax on the same amounts, in the same manner and at the same times as if the legal defeasance or covenant defeasance had not occurred. For legal defeasance, that opinion must be based on either an Internal Revenue Service ruling or a change in law since the date of the indenture. We must also meet other conditions, such as there being no events of default. The amount deposited with the trustee can be decreased at a later date if, in the opinion of a nationally recognized firm of independent public accountants, the deposits are greater than the amount then needed to pay principal of, and interest and any premium or sinking fund payments on, the debt securities when those amounts are scheduled to be paid.

        Our obligations relating to the debt securities will be reinstated if the trustee is unable to pay the debt securities with the deposits held in trust due to an order of any court or governmental authority. It is possible that a series of debt securities for which we elect covenant defeasance may later be declared immediately due in full because of an event of default (not relating to the covenants that were defeased). If that happens, we must pay the debt securities in full at that time using the deposits held in trust or other money.

Modification of Indenture; Waiver

        We and the trustee may, without the consent of any holders, change the terms of the indenture with respect to certain matters, including:

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  to cure any ambiguity, omission, defect or inconsistency in the indenture;

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  to provide for the assumption by a successor corporation of our obligations under the indenture;

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  to provide for uncertificated securities in addition to or in place of certificated securities; provided, however, that the uncertificated securities are issued in registered form for purposes of section 163(f) of the Internal Revenue Code of 1986, as amended (the "Code") or in a manner such that the uncertificated securities are described in section 163(f)(2)(b) of the Code;

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  to add guarantees with respect to the debt securities or to confirm and evidence the release, termination or discharge of any such guarantee when such release, termination or discharge is permitted under the indenture;

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  to add to our covenants for the benefit of holders of debt securities of any series or to surrender any right or power conferred upon us;

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  to make any change that does not adversely affect the rights of any holder in any material respect, subject to the provisions of the indenture;

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  to comply with any requirement of the SEC in connection with qualifying, or maintaining the qualification of, the indenture under the TIA;

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  to make any amendment to the provisions of the indenture relating to form, authentication, transfer and legending of such debt securities; provided, however, that (a) compliance with the indenture as so amended would not result in such securities being transferred in violation of the Securities Act of 1933, as amended (the "Securities Act") or any other applicable securities law and (b) such amendment does not materially affect the rights of holders to transfer such securities;

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  to convey, transfer, assign, mortgage or pledge as security for the debt securities of such series any property or assets;

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  in the case of subordinated securities, to make any change in the provisions of the indenture relating to subordination that would limit or terminate the benefits available to any holder of senior indebtedness under such provisions (but only if each such holder of senior indebtedness consents to such change);

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  to provide for the conversion rights of holders of debt securities in certain events such as consolidation, merger, sale of substantially all of the Company or similar transaction;

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  to reduce the conversion price, if applicable, of any debt securities;

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  to add additional events of default (and, if such events of default are to be applicable to less than all series of debt securities, stating that such events of default are expressly being included solely to be applicable to such series);

  •
  to change or eliminate any restrictions on the payment of principal (or premium, if any) of debt securities, provided that any such action does not adversely affect the interests of the holders of debt securities of any series in any material respect;

  •
  to evidence and provide for the acceptance of appointment hereunder by a successor trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the trusts by more than one trustee;

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  to supplement any of the provisions of the indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any series of debt securities pursuant to the indenture; provided that any such action shall not adversely affect the interests of the holders of debt securities of such series or any other series of debt securities in any material respect;

  •
  to change or eliminate any of the provisions of the indenture with respect to one or more series of debt securities, so long as any such change or elimination not otherwise permitted under the indenture shall (a) neither apply to any debt security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor modify the rights of the holders of any such debt security with respect to the benefit of such provision or (b) become effective only when there is no such debt security outstanding;

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  to establish the initial form, authentication, transfer, legending or terms of debt securities and coupons of any series pursuant to the indenture; and

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  to make any other changes that would provide any additional rights or benefits to holders of debt securities that do not adversely affect in any material respect the legal rights under the indenture of any such holder.

        In addition, under the indenture, we may change the rights of holders of a series of debt securities and the indenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, the following changes may only be made with the consent of each holder of any outstanding debt securities affected:

  •
  reducing the principal amount, reducing the rate of or extending the time of payment for interest, extending the stated maturity of any debt security, or reducing any premium payable upon the redemption of any debt securities;

  •
  in the case of any subordinated debt securities, or coupons appertaining thereto, make any change in the provisions of the indenture relating to subordination that adversely affects the rights of any holder under such provisions;

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  make any debt security payable in money or securities other than that stated in such debt security;

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  impair the right of any holder to receive payment of principal of, and interest on, such holder's debt securities on or after the due dates therefore or to institute a suit for the enforcement of any payment on or with respect to such holder's debt securities;

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  reduce the amount of debt securities of any series whose holders must consent to a supplemental indenture; or

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  make any change with respect to the holders' right to waive past defaults or compliance with the indenture, except to increase the percentage required or provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each outstanding debt security affected.

        Also, any reduction in the percentage of principal amount of debt securities, the holders of which are required to consent to any amendment, modification or waiver under the indenture or a particular series of debt securities, will require the affirmative consent of at least the percentage of debt securities which would originally have been required to make such consent, modification or waiver effective.

Form, Exchange and Transfer

        Unless otherwise indicated in the applicable prospectus supplement or term sheet, debt securities of each series will be issuable only in fully registered form without coupons and in denominations of

$1,000 and integral multiples of $1,000. The indenture will provide that debt securities of a series may be issuable in temporary or permanent global form and may be issued as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depositary named by us and identified in a prospectus supplement or term sheet with respect to the series.

        The following provisions will apply to depositary arrangements. A global security to be deposited with or on behalf of a depositary will be registered in its name or the name of its nominee. The depositary will, upon deposit of the global security, credit the accounts of the institutions that have accounts with the depositary that have been designated by any applicable underwriters, agents or us.

        Beneficial interests in global securities will be limited to institutions that are depositary participants or persons that hold interests through them. Ownership and transfer of beneficial interests will be recorded in the books maintained by the depositary or its nominee. The laws of some jurisdictions require physical delivery of securities that might impair transfers of beneficial interests in a global security.

        The depositary or its nominee registered as the owner of such global security will be treated by us as the sole owner for all purposes under the indenture and the particular series of debt securities. Unless the prospectus supplement or term sheet provides otherwise, each owner of a beneficial interest must rely on the procedures of the depositary and participants in the depositary, if applicable, to exercise its rights as a holder of an interest in a global security. We, the trustee, any paying agent and the registrar of debt securities will have no responsibility or liability for any aspect of the records relating to, or to record payments made on account of, beneficial ownership interests.

        If the depositary for any debt securities represented by a global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Securities Exchange Act of 1934, we will appoint an eligible successor depositary. If we fail to appoint an eligible successor depositary within 90 days, individual debt securities of that series will be issued in exchange for the global security. In addition, we may, at any time and in our sole discretion, determine not to have any debt securities of a series represented by one or more global securities. In that event, individual debt securities of that series will be issued in exchange for the global security representing that series of debt securities. Unless we so specify with respect to the debt securities of a series, an owner of a beneficial interest in a global security representing debt securities of that series may not receive individual debt securities of that series in exchange for its beneficial interests.

        To the extent material and not otherwise described in this prospectus, the prospectus supplement or term sheet will describe the method of payment of principal of, and interest and premium, if any, on, a global security. Payments of principal of, and premium, if any, and interest on, debt securities will be made to the registered depositary or its nominee.

        At the option of the holder, subject to the terms of the indenture and any limitations applicable to global securities described in the applicable prospectus supplement or term sheet, debt securities of any series will be exchangeable for other debt securities of the same series, of like tenor and aggregate principal amount, in any authorized denomination.

        Subject to the terms of the indenture, and any limitations applicable to global securities described in the applicable prospectus supplement or term sheet, debt securities duly endorsed or with the form of transfer endorsed thereon and duly executed if so required by us or the registrar, may be presented for exchange or for registration of transfer at the office of the registrar or at the office of any paying agent designated by us for that purpose. Unless otherwise provided in the debt securities to be transferred or exchanged, no service charge will be made for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges. We have initially designated the trustee as registrar, and any additional registrars will be named in the applicable prospectus supplement or term sheet. We may at any time designate additional registrars, rescind the designation of any office or approve a change in the office through which any registrar acts, except that we will be required to maintain a registrar in each place where the debt securities of each series may be presented for registration of transfer.

        If the debt securities of any series are to be redeemed, we will not be required to:

  •
  issue, register the transfer of or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of the debt securities that may be selected for redemption and ending at the close of business on the day of that mailing; or

  •
  register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities being redeemed in part.

Guarantees

        The applicable prospectus supplement or term sheet may provide that one or more subsidiaries of Thompson Creek will fully, unconditionally and irrevocably guarantee, on a joint and several basis, the full and punctual payment of the principal of, premium, if any, and interest on debt securities issued under the indenture and all other obligations of Thompson Creek under the indenture. The terms of such guarantees, if any, including the ranking and termination provisions thereof, will be described in the applicable prospectus supplement or term sheet.

Regarding the Trustee

        The trustee, other than when an event of default with respect to a particular series of debt securities has occurred and is continuing, will undertake to perform only such duties as are specifically set forth in the indenture and, upon an event of default with respect to a particular series of debt securities, will be required to use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered security and indemnity reasonably satisfactory to it against the costs, expenses and liabilities that it might incur. The trustee is not required to spend or risk its own money or otherwise become financially liable while performing its duties unless it reasonably believes that it will be repaid or receive indemnity reasonably satisfactory to it. The trustee provides banking and other services to us in the ordinary course of business.

Paying Agents and Payment

        Unless otherwise indicated in the applicable prospectus supplement or term sheet, the payment of interest on any debt securities on any interest payment date will be made to the person in whose name such debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the payment of such interest.

        Principal of, premium, if any, and interest on the debt securities of a particular series will be payable, net of any applicable withholding tax, at the office of the paying agents designated by us, except that unless otherwise indicated in the applicable prospectus supplement or term sheet, premium, if any, and interest payments may be made by check mailed to the holder. Unless otherwise indicated in such prospectus supplement or term sheet, the corporate trust office of the trustee in the City of New York will be designated as our sole paying agent for payments with respect to debt securities of each series. Any other paying agents initially designated by us for the debt securities of a particular series will be named in the applicable prospectus supplement or term sheet. We will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

        All moneys paid by us to a paying agent or the trustee for the payment of the principal of, or premium, if any, or interest on, any debt securities which remains unclaimed at the end of two years after the principal, premium, if any, or interest has become due and payable will be repaid to us, and after that time the holder of the security may look only to us for payment of those amounts.

Governing Law

        The indenture and the debt securities will be governed by and construed in accordance with the laws of the State of New York, without giving effect to applicable principles of conflicts of law thereof.

DESCRIPTION OF DEPOSITARY SHARES

        We may offer fractional shares of first preferred stock rather than full shares of first preferred stock, and, in that event, will issue receipts for depositary shares. Each of these depositary shares will represent a fraction, which will be set forth in the applicable prospectus supplement or term sheet, of a share of the applicable series of first preferred stock. The shares of any series of first preferred stock underlying any depositary shares that we may sell under this prospectus will be deposited under a deposit agreement between us and a depositary selected by us. Subject to the terms of the deposit agreement, each holder of a depositary share will be entitled, in proportion to the applicable fraction of a share of the first preferred stock underlying the depositary share, to all of the rights, preferences and privileges, and be subject to the qualifications and restrictions, of the first preferred stock underlying that depositary share. The description set forth below and in any prospectus supplement or term sheet of certain provisions of the deposit agreement and of the depositary shares and depositary receipts is not complete. You should carefully review the prospectus supplement or term sheet and the form of deposit agreement and form of depositary receipts relating to each series of first preferred stock.

General

        We may, at our option, elect to have shares of any series of first preferred stock be represented by depositary shares. The shares of any series of first preferred stock underlying the depositary shares will be deposited under a separate deposit agreement that we will enter with a bank or trust company having its principal office in the United States and a combined capital and surplus of at least US$50,000,000. This bank or trust company will be considered the depositary. The prospectus supplement or term sheet relating to a series of depositary shares will set forth the name and address of the depositary. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable interest in the number of shares of such series of first preferred stock underlying such depositary share, to all the rights and preferences of such series of first preferred stock underlying such depositary share (including dividend, voting, redemption, conversion, exchange and liquidation rights).

        The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement, each of which will represent the applicable interest in a number of shares of such series of first preferred stock described in the applicable prospectus supplement or term sheet.

        Unless otherwise specified in the prospectus supplement or term sheet, a holder of depositary shares is not entitled to receive the shares of such series of first preferred stock underlying the depositary shares.

        Pending the preparation of definitive depositary receipts, the depositary may, upon our written order, issue temporary depositary receipts substantially identical to the definitive depositary receipts. Definitive depositary receipts will thereafter be prepared without unreasonable delay.

Dividends and Other Distributions

        The depositary will distribute all cash dividends or other cash distributions received in respect of the applicable series of first preferred stock, net of any applicable withholding tax, to the record holders of depositary shares representing such first preferred stock in proportion to the numbers of depositary shares owned by the holders on the relevant record date.

        In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares entitled to such property, as nearly as practicable, in proportion to the number of depositary shares owned by the holder. However, if the depositary determines that it is not feasible to make such distribution, it may, with our approval, sell such property and distribute the net proceeds from such sale to the holders. The amounts distributed by the depositary may be reduced by any amount required to be withheld by us or the depositary on account of taxes.

        The deposit agreement also contains provisions relating to the manner in which any subscription or similar rights we offer to holders of first preferred stock shall be made available to holders of depositary shares.

Conversion and Exchange

        If any first preferred stock underlying the depositary shares is subject to provisions relating to its conversion or exchange as set forth in the prospectus supplement or term sheet relating thereto, each record holder of depositary shares will have the right or obligation to convert or exchange such depositary shares pursuant to its terms.

Redemption of Depositary Shares

        If a series of first preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of the series of first preferred stock held by the depositary. The redemption price per depositary share will be equal to the aggregate redemption price payable with respect to the number of shares of such series of first preferred stock underlying the depositary shares. The amounts distributed by the depositary may be reduced by any amount required to be withheld by us or the depositary on account of taxes. Whenever we redeem a series of first preferred stock from the depositary, the depositary will redeem as of the same redemption date a proportionate number of depositary shares representing the shares of such series of first preferred stock that were redeemed. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as we may determine.

        After the date fixed for redemption, the depositary shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary shares will cease, except the right to receive the redemption price payable upon such redemption. Any funds we deposit with the depositary for any depositary shares which the holders fail to redeem will be returned to us after a period of two years from the date we deposit such funds.

Voting

        Upon receipt of notice of any meeting or action in lieu of any meeting at which the holders of any shares of a series of first preferred stock underlying the depositary shares are entitled to vote, the depositary will mail the information contained in such notice to the record holders of the depositary shares relating to such shares of first preferred stock. Each record holder of such depositary shares on the record date (which will be the same date as the record date for such series of first preferred stock) will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of such series of first preferred stock underlying such holder's depositary shares. The depositary will endeavor, as practicable, to vote the number of shares of such series of first preferred stock underlying such depositary shares in accordance with such instructions, and we will agree to take all action which may be deemed necessary by the depositary in order to enable the depositary to do so. If the depositary does not receive instructions from the holders of depositary shares, the depositary will abstain from voting the first preferred stock that underlies these depositary shares.

Amendment of the Deposit Agreement

        The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the depositary. However, any amendment which materially and adversely alters the rights of the existing holders of depositary shares will not be effective unless such amendment has been approved by the holders of at least a majority of the depositary shares then outstanding.

Charges of Depositary

        We will pay all transfer and other taxes and governmental charges that arise solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the applicable series of first preferred stock and any exchange or redemption of such series of first preferred stock. Holders of depositary shares will pay all other transfer and other taxes and governmental charges, and, in addition, such other charges as are expressly provided in the deposit agreement to be for their accounts.

Miscellaneous

        We, or at our option, the depositary, will forward to the holders of depositary shares all of our reports and communications which we are required to furnish to the holders of the series first preferred stock represented by the depositary receipts.

        Neither we nor the depositary will be liable if we or the depositary is prevented or delayed by law or any circumstances beyond our or its control in performing our or its obligations under the deposit agreement. Our obligations and the depositary's obligations under the deposit agreement will be limited to performance in good faith and neither we nor the depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary share or first preferred stock unless satisfactory indemnity has been furnished. Both we and the depositary may rely upon written advice of counsel or accountants, or information provided by persons presenting first preferred stock for deposit, holders of depositary shares or other persons believed to be competent and on documents believed to be genuine.

Resignation and Removal of Depositary; Termination of the Deposit Agreement

        The depositary may resign at any time by delivering notice to us of its election to do so, and we may at any time remove the depositary. Any such resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment. We will appoint a successor depositary within 60 days after delivery of the notice of resignation or removal. We may terminate the deposit agreement or it may be terminated by the depositary if a period of 90 days expires after the depositary has delivered written notice to us of its election to resign and we have not appointed a successor depositary. Upon termination of the deposit agreement, the depositary will discontinue the transfer of depositary receipts, will suspend the distribution of dividends to the holders of depositary receipts, and will not give any further notices (other than notice of such termination) or perform any further acts under the deposit agreement except that the depositary will continue to deliver the applicable series of first preferred stock certificates, together with dividends and distributions and the net proceeds of any sales of rights, preferences, privileges or other property in exchange for depositary receipts surrendered. Upon our request, the depositary will deliver to us all books, records, certificates evidencing the applicable series of first preferred stock, depositary receipts and other documents relating to the subject matter of the deposit agreement.

DESCRIPTION OF WARRANTS

        We may issue warrants to purchase our common stock, first preferred stock or debt securities. Warrants may be issued independently or together with other securities and may be attached to or separate from those securities. The following description of warrants that we may offer, together with the additional information included in any prospectus supplement or term sheet, summarizes the material terms and provisions of the warrants. You should read the particular terms of the warrants that are offered by us, which will be described in more detail in the applicable prospectus supplement or term sheet. The prospectus supplement or term sheet will also state whether any of the general provisions summarized below do not apply to the warrants being offered.

General

        The warrants will be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, that will be described in the prospectus supplement or term sheet relating to the warrants. A form of warrant agreement, including a form of warrant certificate representing the warrants, reflecting the alternative provisions that may be included in the warrant agreements to be entered into with respect to particular offerings of warrants, will be filed with the SEC in connection with the offering of warrants. As explained below, each warrant will entitle its holder to purchase securities at an exercise price set forth in, or determinable as set forth in, the applicable prospectus supplement or term sheet.

Terms of the Warrants to be Described in the Prospectus Supplement or Term Sheet

        The particular terms of each issue of warrants, the warrant agreement relating to the warrants and the warrant certificates representing warrants will be described in the applicable prospectus supplement or term sheet. This description will include:

  •
  the title of the warrants;

  •
  the price or prices at which the warrants will be issued, if any;

  •
  the designation and terms of the common stock, first preferred stock or debt securities for which the warrants are exercisable;

  •
  if applicable, the designation and terms of the other securities with which the warrants are issued, and the number of warrants issued with each share or unit of such other securities;

  •
  if applicable, the date on and after which the warrants and the other securities will be separately transferable;

  •
  the number of shares of common stock or first preferred stock or the principal amount of debt securities that may be purchased upon exercise of a warrant and the price at which the shares or debt securities may be purchased upon exercise;

  •
  anti-dilution provisions of the warrants, if any;

  •
  with respect to debt securities only, whether the warrants represented by the warrant certificates or debt securities that may be issued upon exercise of the warrants will be issued in registered or bearer form;

  •
  if applicable, a discussion of any material federal income tax considerations; and

  •
  any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants. Holders of warrants will not be entitled, solely by virtue of being holders, to vote, consent, receive dividends, receive notice as shareholders with respect to any meeting of shareholders for the election of our directors or any other matter, or exercise any rights whatsoever as shareholders.

        If there is a consolidation, merger or sale or conveyance of substantially all of our property, the holder of each outstanding warrant will have the right to the kind and amount of shares of stock and other securities and property, including cash, receivable by a holder of the number of shares of common stock or first preferred stock into which that warrant was exercisable immediately prior to the consolidation, merger, sale or conveyance.

Exercise of Warrants

        Unless otherwise provided in the applicable prospectus supplement or term sheet, each warrant will entitle the holder to purchase for cash the securities covered by the warrant at the exercise price that will in each case be set forth in, or be determinable as set forth in, the applicable prospectus supplement or term sheet. Warrants may be exercised at any time up to the close of business on the expiration date specified in the applicable prospectus supplement or term sheet. After the close of business on the expiration date or any later date to which the expiration date may be extended by us, unexercised warrants will become void.

        Warrants may be exercised as set forth in the prospectus supplement or term sheet relating to the warrants. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement or term sheet, we will, as soon as practicable, forward the securities purchasable upon exercise of the warrants to the person entitled to them. If fewer than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining amount of warrants.

Modifications

        The warrant agreement may be amended or supplemented by us and the warrant agent, without the consent of the holder of any warrant certificate, for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective provision contained in the warrant agreement, or making any provisions in regard to matters or questions arising under the warrant agreement that we may deem necessary or desirable; provided, that the amendment or supplement may not adversely affect the interest of the holders of warrant certificates in any material respect. We and the warrant agent also may modify or amend the warrant agreement and the terms of the warrants with the consent of the holders of not less than a majority in number of the then outstanding unexercised warrants affected. However, modifications or amendments that result in any of the following changes may be made only with the consent of each holder affected by the modification or amendment:

  •
  an increase in the exercise price of the warrants;

  •
  a shortening of the period of time during which the warrants may be exercised;

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  any material and adverse change that affects the exercise rights of the holders of the warrants; or

  •
  a reduction in the number of warrants whose holders must consent to the modification or amendment of the warrant agreement or the terms of the warrants.

Merger, Consolidation, Sale or Other Dispositions

        Under the warrant agreement, we may consolidate with, or sell or convey all or substantially all of our assets to, or merge with or into, any other corporation. If at any time there is a merger, consolidation, sale, transfer, conveyance or other disposition of substantially all of our assets, the successor or assuming corporation will succeed to and be substituted for us, with the same effect as if it had been named in the warrant agreement and in the warrants. We will then be relieved of any further obligation under the warrant agreement or under the warrants.

Enforceability of Rights

        The warrant agent will act solely as our agent in connection with the issuance and exercise of warrants and will not assume any obligation or relationship of agency or trust for or with any holder of a warrant certificate or any owner of a beneficial interest in warrants. The holders of warrant certificates, without the consent of the warrant agent, the holder of any securities issued upon exercise of warrants or the holder of any other warrant certificates, may, on their own behalf and for their own benefit, enforce, and may institute and maintain any suit, action or proceeding against us suitable to enforce, or otherwise in respect of, their rights to exercise warrants evidenced by their warrant certificates.

Governing Law

        Except as may otherwise be provided in the applicable prospectus supplement or term sheet, each issue of warrants and the applicable warrant agreement will be governed by the laws of the State of New York.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

        We may issue stock purchase contracts, representing contracts obligating holders to purchase from us, and we may sell to the holders, a specified number of shares of common stock at a future date or dates. The price per share of common stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. Stock purchase contracts may be issued separately or as a part of units ("stock purchase units") consisting of a stock purchase contract and either (i) senior debt securities or subordinated debt securities or (ii) debt obligations of third parties, including U.S. Treasury securities, securing the holder's obligations to purchase the common stock under the stock purchase contracts. The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice versa, and such payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations thereunder in a specified manner and in certain circumstances we may deliver newly issued prepaid stock purchase contracts ("prepaid securities") upon release to a holder of any collateral securing such holder's obligations under the original stock purchase contract.

        The applicable prospectus supplement or term sheet will describe the terms of any stock purchase contracts or stock purchase units and, if applicable, prepaid securities. Certain material Canadian and U.S. federal income tax considerations applicable to the stock purchase units and stock purchase contracts will be set forth in the prospectus supplement or term sheet relating thereto.

BOOK-ENTRY ISSUANCE

        Unless otherwise indicated in a prospectus supplement or term sheet, the debt securities of a series offered by us will be issued in the form of one or more fully registered global securities. We anticipate that these global securities will be deposited with, or on behalf of, The Depository Trust Company (which we refer to as "DTC") and registered in the name of its nominee. Except as described below, the global securities may be transferred, in whole and not in part, only to DTC or to another nominee of DTC.

        Based on information furnished by DTC, DTC is:

  •
  a limited-purpose trust company organized under the New York Banking Law;

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  a "banking organization" within the meaning of the New York Banking Law;

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  a member of the Federal Reserve System;

  •
  a "clearing corporation" within the meaning of the New York Uniform Commercial Code; and

  •
  a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934.

        DTC was created to hold securities for institutions that have accounts with DTC ("participants") and to facilitate the clearance and settlement of securities transactions among its participants through electronic book-entry changes in participants' accounts. Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of whom (and/or their representatives) own DTC. Access to DTC's book-entry system is also available to others that clear through or maintain a custodial relationship with a participant, either directly or indirectly. DTC administers its book-entry system in accordance with its rules and bylaws and legal requirements.

        Upon issuance of a global security representing offered securities, DTC will credit on its book-entry registration and transfer system the principal amount to participants' accounts. Ownership of beneficial interests in the global security will be limited to participants or to persons that hold interests through participants. Ownership of interests in the global security will be shown on, and the transfer of those ownership interests will be effected only through, records maintained by DTC (with respect to participants' interests) and the participants (with respect to the owners of beneficial interests in the global security). The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of those securities in definitive form. These limits and laws may impair the ability to transfer beneficial interests in a global security.

        So long as DTC (or its nominee) is the registered holder and owner of a global security, DTC (or its nominee) will be considered, for all purposes under the applicable indenture, the sole owner and holder of the related offered securities. Except as described below, owners of beneficial interests in a global security will not:

  •
  be entitled to have the securities registered in their names; or

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  receive or be entitled to receive physical delivery of certificated securities in definitive form.

        Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC's records. The ownership interest of each actual purchaser of each debt security ("beneficial owner") is in turn recorded on the direct and indirect participants' records. A beneficial owner does not receive written confirmation from DTC of its purchase, but is expected to receive a written confirmation providing details of the transaction, as well as periodic statements of its holdings, from the direct or indirect participants through which such beneficial owner entered into the action. Transfers of ownership interests in securities are accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners do not receive certificates representing their ownership interests in securities, except in the event that use of the book-entry system for the securities is discontinued.

        To facilitate subsequent transfers, the securities are registered in the name of DTC's partnership nominee, Cede & Co. The deposit of the securities with DTC and their registration in the name of Cede & Co. will effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the securities; DTC records reflect only the identity of the direct participants to whose accounts securities are credited, which may or may not be the beneficial owners. The participants remain responsible for keeping account of their holdings on behalf of their customers.

        Delivery of notice and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners are governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

        Neither DTC nor Cede & Co. consents or votes with respect to the securities. Under its usual procedures, DTC mails a proxy (an "Omnibus Proxy") to the issuer as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those direct participants to whose accounts the securities are credited on the record date (identified on a list attached to the Omnibus Proxy).

        Redemption proceeds, distributions and dividend payments, if any, on the securities will be made, net of any applicable withholding tax, to DTC. DTC's practice is to credit direct participants' accounts on the payment date in accordance with their respective holdings as shown on DTC's records, unless DTC has reason to believe that it will not receive payment on the payment date. Payments by participants to beneficial owners are governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and are the responsibility of such participant and not of DTC, the trustee or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest, if any, to DTC is our or the trustee's responsibility, disbursement of such payments to direct participants is DTC's responsibility, and disbursement of such payments to the beneficial owners is the responsibility of direct and indirect participants.

        DTC may discontinue providing its services as securities depository with respect to the securities at any time by giving reasonable notice to us or the trustee. Under such circumstances, in the event that a successor securities depository is not appointed, debt security certificates are required to be printed and delivered.

        We may decide to discontinue use of the system of book-entry transfers through DTC or a successor securities depository. In that event, debt security certificates will be printed and delivered.

        We have obtained the information in this section concerning DTC and DTC's book-entry system from sources that we believe to be reliable, but we take no responsibility for the accuracy of this information.

        None of us, any underwriter or agent, the trustee or any applicable paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in a global security, or for maintaining, supervising or reviewing any records relating to such beneficial interest.

PLAN OF DISTRIBUTION

        We may sell the securities through underwriters or dealers, directly to one or more purchasers or through agents. Each prospectus supplement or term sheet, to the extent applicable, will describe the number and terms of the securities to which such prospectus supplement or term sheet relates, the name or names of any underwriters or agents with whom we have entered into arrangements with respect to the sale of such securities, the public offering or purchase price of such securities and our net proceeds. The prospectus supplement or term sheet also will include any underwriting discounts or commissions and other items constituting underwriters' compensation and will identify any securities exchanges on which the securities may be listed.

        In some cases, we may also repurchase the securities and reoffer them to the public by one or more of the methods described above. This prospectus may be used in connection with any offering of securities through any of these methods or other methods described in the applicable prospectus supplement or term sheet.

        The securities we distribute by any of these methods may be sold to the public, in one or more transactions, either:

  •
  at a fixed price or prices, which may be changed;

  •
  at market prices prevailing at the time of sale;

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  at prices related to prevailing market prices;

  •
  at varied prices determined at the time of sale; or

  •
  at negotiated prices.

        We also may, from time to time, authorize dealers or agents to offer and sell these securities upon such terms and conditions as may be set forth in the applicable prospectus supplement or term sheet.

        We may solicit offers to purchase securities directly from the public from time to time. We may also designate agents from time to time to solicit offers to purchase securities from the public on our behalf. The prospectus supplement or term sheet relating to any particular offering of securities will name any agents designated to solicit offers, and will include information about any commissions we may pay the agents, in that offering. Agents may be deemed to be "underwriters" as that term is defined in the Securities Act.

        In connection with the sale of securities, underwriters may receive compensation from us or from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters, and any discounts or commissions they receive from us, and any profit on the resale of the securities they realize may be deemed to be underwriting discounts and commissions under the Securities Act. Any such underwriter, dealer or agent will be identified, and any such compensation received will be described, in the applicable prospectus supplement or term sheet. Broker-dealers may also receive compensation from purchasers of the shares which is not expected to exceed that customary in the type of transactions involved.

        Securities may also be sold in one or more of the following transactions:

  •
  block transactions in which a broker-dealer may sell all or a portion of the securities as agent but may position and resell all or a portion of the block as principal to facilitate the transaction;

  •
  purchases by a broker-dealer as principal and resale by the broker-dealer for its own account;

  •
  ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

  •
  sales "at the market" to or through a market maker or into an existing trading market, on an exchange or otherwise;

  •
  through the writing of options; or

  •
  sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

        Unless otherwise specified in the related prospectus supplement or term sheet, each series of the securities will be a new issue with no established trading market, other than the common stock. Any shares of common stock sold pursuant to a prospectus supplement or term sheet will be listed on the NYSE and TSX or a stock exchange on which the common stock offered is then listed, subject (if applicable) to an official notice of issuance. We may elect to list any of the other securities on an exchange, but are not obligated to do so. It is possible that one or more underwriters may make a market in a series of the securities, but will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, no assurance can be given as to the liquidity of the trading market for the securities.

        If dealers are utilized in the sale of the securities, we will sell the securities to the dealers as principals. The dealers may then resell the securities to the public at varying prices to be determined by such dealers at the time of resale.

        We may enter into agreements with underwriters, dealers and agents who participate in the distribution of the securities, which may entitle these persons to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof.

        We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in this prospectus. You must not rely on any unauthorized information. This prospectus does not constitute an offer to sell or buy any securities in any jurisdiction where it is unlawful.

        Underwriters, dealers and agents may engage and may in the past have engaged in transactions with or perform or have performed services for us or our affiliates, or be or have been customers of ours or our affiliates, or otherwise engage or have engaged in commercial activities with us or our affiliates, in the ordinary course of business.

EXPERTS

        The consolidated financial statements of Thompson Creek Metals Company Inc. as of December 31, 2009 and for the year then ended, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2009 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2009 financial statements refers to a change in the goodwill impairment testing measurement date and to a change in the method of accounting for common stock warrants.

        The consolidated financial statements of Thompson Creek Metals Company Inc. as of December 31, 2008 and for the years ended December 31, 2008 and 2007, incorporated by reference in this prospectus by reference from our Annual Report on Form 10-K for the year ended December 31, 2009, as amended, have been audited by PricewaterhouseCoopers LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements and financial statement schedules have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

        The consolidated financial statements of Terrane Metals Corp. and its subsidiaries as of June 30, 2010 and June 30, 2009 and for each of the years in the three-year period ended June 30, 2010, incorporated in this prospectus by reference from the Current Report on Form 8-K/A dated October 25, 2010, have been audited by Deloitte & Touche LLP, independent registered chartered accountants, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

CERTAIN LEGAL MATTERS

        On behalf of the Company, Goodmans, Canadian counsel to the Company or McDermott Will & Emery LLP, special U.S. counsel to the Company, will pass upon the validity of the securities offered by this prospectus, as applicable. Legal counsel to any underwriters may pass upon legal matters for such underwriters.

INCORPORATION BY REFERENCE

        The SEC allows us to "incorporate by reference" into this prospectus information that we file with them. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus. We incorporate by reference the documents listed below, other than any portions of the respective filings that were furnished (pursuant to Item 2.02 or Item 7.01 of Current Reports on Form 8-K or other applicable SEC rules) rather than filed:

          (a)   Annual Report on Form 10-K for the fiscal year ended December 31, 2009 (File No. 001-33783) filed with the SEC on February 25, 2010, as amended by Amendment No. 1 to Form 10-K filed with the SEC on March 1, 2010;

          (b)   Quarterly Report on Form 10-Q for the quarter ended March 31, 2010 (File No. 001-33783) filed with the SEC on May 5, 2010;

          (c)   Quarterly Report on Form 10-Q for the quarter ended June 30, 2010 (File No. 001-33783) filed with the SEC on August 5, 2010;

          (d)   Current Reports on Form 8-K (File No. 001-33783) filed with the SEC on January 28, 2010, February 5, 2010, May 12, 2010, May 25, 2010, July 15, 2010, July 21, 2010, August 11, 2010, August 20, 2010, August 25, 2010, September 9, 2010, September 27, 2010, September 28, 2010 and October 20, 2010 (as amended by our Current Report on Form 8-K/A, filed with the SEC on October 25, 2010); and

          (e)   All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 2009.

        All documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and until the offerings hereunder are completed will be deemed to be incorporated by reference into this prospectus and will be a part of this prospectus from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement that is modified or superseded will not constitute a part of this prospectus, except as so modified or superseded.

        You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing), at no cost, by writing to us at the following address or calling the following number:

Thompson Creek Metals Company Inc.
26 West Dry Creek Circle, Suite 810
Littleton, CO 80120
(303) 761-8801
Attention: Investor Relations
 www.thompsoncreekmetals.com

WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (which we refer to as the "Exchange Act"), and, in accordance therewith, file annual, quarterly and current reports and other information with the SEC. Such reports and other information can be inspected and copied at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of these documents at prescribed rates from the Public Reference Section of the SEC at its Washington, D.C. address. Please call the SEC at 1-800-SEC-0330 for further information. Our filings with the SEC, as well as additional information about us are also available to the public through our website at http://www.thompsoncreekmetals.com and are made available as soon as reasonably practicable after such material is filed with or furnished to the SEC. Other than specific documents incorporated by reference, information on our web site is not incorporated into this prospectus or our other securities filings and does not form a part of this prospectus. Our filings are also available to the public through the SEC website at http://www.sec.gov.

PROSPECTUS

THOMPSON CREEK METALS COMPANY INC.

3,287,635 COMMON SHARES

           This prospectus relates to the issuance by Thompson Creek Metals Company Inc. (which we refer to as "Thompson Creek," the "Company," "we," "us" or "our") of up to 2,578,537 shares of our common stock, no par value (which we refer to as the "Warrant Shares"), issuable from time to time upon the exercise of (i) 17,768,750 whole common share purchase warrants of Terrane Metals Corp., a Canadian corporation (which we refer to as "Terrane") issued in 2007 (which we refer to as the "2007 Warrants"), and (ii) 31,818,500 whole common share purchase warrants of Terrane issued in 2010 (which we refer to as the "2010 Warrants"), each of which are, because of our acquisition of Terrane, rights to acquire shares of our common stock. We refer to the 2007 Warrants and the 2010 Warrants collectively herein as the "Terrane Warrants."

           This prospectus also relates to the resale by the selling securityholder, Goldcorp Canada Ltd. (which we refer to as "Goldcorp"), of up to 709,098 shares of our common stock, no par value (which we refer to as the "Goldcorp Shares") issuable from time to time upon the exercise of the 13,636,500 whole common share purchase warrants issued to Goldcorp by Terrane in 2010 (which we refer to as the "Goldcorp Warrants"), which are, because of our acquisition of Terrane, rights to acquire shares of our common stock.

           On October 20, 2010, Thompson Creek acquired all of the issued and outstanding common shares and stock options of Terrane by way of a plan of arrangement (which we refer to as the "Arrangement"), pursuant to a definitive agreement, dated July 15, 2010 and amended on August 20, 2010 (which we refer to as the "Arrangement Agreement"). Under the Arrangement, holders of Terrane common shares are entitled to receive C$0.90 in cash and 0.052 of Thompson Creek's common shares per Terrane share. Upon consummation of the Arrangement, Terrane became a wholly-owned subsidiary of Thompson Creek. Pursuant to the Arrangement Agreement, the Terrane Warrants and the Goldcorp Warrants remain outstanding and, in accordance with their respective terms, the holders thereof are entitled to receive the same cash and share consideration that Terrane's common shareholders are entitled to receive in connection with the Arrangement upon exercise of such warrants. As originally issued, the 2007 Warrants expire in June 2012 and have an exercise price of C$0.85 per share, the 2010 Warrants expire in April 2011 and have an exercise price of C$1.50 per share, and the Goldcorp Warrants expire in April 2011 and have an exercise price of C$1.50 per share.

           However, in connection with the Arrangement, Thompson Creek entered into supplements to the indentures governing the 2007 Warrants and the 2010 Warrants, and sent a notice to Goldcorp, to, among other things, provide that the amount payable on the exercise of each warrant may be set off against the cash consideration the holder of the warrant is entitled to receive on the exercise. Accordingly, (i) upon exercise of a 2007 Warrant, the obligation of the exercising holder to pay the C$0.85 exercise price will be set off against the holder's entitlement to receive C$0.90 of cash consideration, with the result that a net payment of C$0.05, along with 0.052 of a Thompson Creek common share, will be made to such holder per warrant; and (ii) upon exercise of a 2010 Warrant or a Goldcorp Warrant, the obligation of the exercising holder to pay the C$1.50 exercise price will be set off against the holder's entitlement to receive C$0.90 of cash consideration, with the result that a net amount of C$0.60 will be payable by such holder, and the holder will receive 0.052 of a Thompson Creek common share per warrant.

           Pursuant to the Arrangement Agreement, we agreed to register with the United States Securities and Exchange Commission (which we refer to as the "SEC") the Warrant Shares issuable by us upon exercise of the Terrane Warrants by filing a registration statement. As of October 20, 2010, 49,587,250 Terrane Warrants and 13,636,500 Goldcorp Warrants were issued and outstanding. Consequently, this prospectus relates to (i) the 2,578,537 Warrant Shares issuable upon exercise of the Terrane Warrants, and (ii) the resale of the 709,098 Goldcorp Shares issuable upon exercise of the Goldcorp Warrants.

           Our shares of common stock are traded on the New York Stock Exchange (which we refer to as the "NYSE") and the Toronto Stock Exchange (which we refer to as the "TSX") under the symbols "TC" and "TCM," respectively. The 2007 Warrants and the 2010 Warrants are traded on the TSX Venture Exchange under the symbols "TRX.WT" and "TRX.WT.A", respectively. The Goldcorp Warrants were issued in a private placement transaction. On October 25, 2010, the closing price of our common stock on the NYSE and the TSX was US$10.60 and C$10.82, respectively. On October 25, 2010, the closing price of the 2007 Warrants and the 2010 Warrants on the TSX Venture Exchange was C$0.60 and C$0.065, respectively.

           Based on the closing price of our shares of common stock on the NYSE on October 25, 2010 of US$10.60, the aggregate market value of the Warrant Shares being offered pursuant to this prospectus is US$34,848,931. The prices at which the selling securityholder may sell the Goldcorp Warrants will be determined by the selling securityholder or its transferees. While we will receive cash if and when the Goldcorp Warrants are exercised, we will not receive any proceeds from the disposition of the Goldcorp Shares. We will pay the expenses related to the registration of the shares covered by this prospectus. The selling securityholder will pay commissions and selling expenses, if any, incurred by it.

           Exercising your Terrane Warrants and Goldcorp Warrants and investing in the Warrant Shares and Goldcorp Shares involves a high degree of risk. See "Risk Factors" on page 5 of this prospectus.

           This is not an underwritten offering. All of the Goldcorp Shares are being sold by the selling shareholder identified in this prospectus or a supplement hereto.

           Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 29, 2010

        You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement or term sheet. Neither we nor the selling shareholder have authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus, any prospectus supplement or term sheet and any other document incorporated by reference is accurate only as of the date on the front cover of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates. Under no circumstances should the delivery to you of this prospectus create any implication that the information contained in this prospectus is correct as of any time after the date of this prospectus. We are not making an offer to sell in any jurisdiction in which the offer is not permitted.

ABOUT THIS PROSPECTUS

        Unless otherwise indicated or unless the context otherwise requires, all references in this prospectus to "Thompson Creek," "the Company," "we," "us," and "our" mean Thompson Creek Metals Company Inc. and its consolidated subsidiaries, and do not refer to the selling shareholder. Unless otherwise stated, references to "Canadian dollars", "C$" and "$" are to the currency of Canada and references to "U.S. dollars" or "US$" are to the currency of the United States.

        This prospectus contains specific information about the terms of this offering of Warrant Shares and Goldcorp Shares. Prospective investors should be aware that the acquisition of the Warrant Shares and Goldcorp Shares described herein upon the exercise of the Terrane Warrants and resale of the Goldcorp Shares may have tax consequences in the United States and Canada. Such consequences for investors who are resident in, or citizens of, the United States or Canada may not be described fully in this prospectus. Investors should read the tax discussion in this prospectus under the section entitled "Certain Canadian Federal Income Tax Considerations," and consult their own advisors regarding potential consequences.

2

THE COMPANY

        Thompson Creek is one of the world's largest primary molybdenum mining producers, accounting for approximately 5% of the world's annual molybdenum output and 10% of the world's molybdenum roasting capacity. Thompson Creek has vertically integrated mining, milling, processing and marketing operations in Canada and the U.S. Thompson Creek's operations include the Thompson Creek producing open-pit molybdenum mine and concentrator (which we refer to as the "Thompson Creek Mine") in Idaho, a 75% joint venture interest in the Endako producing open-pit molybdenum mine, concentrator and roaster (which we refer to as the "Endako Mine") in British Columbia, and the Langeloth metallurgical facility (which we refer to as the "Langeloth Facility") in Pennsylvania. Thompson Creek is a corporation governed by the Business Corporations Act (British Columbia) (which we refer to as the "BCBCA"). The Company was continued under the BCBCA effective July 29, 2008.

        Among Thompson Creek's principal assets are its molybdenum ore reserves. At December 31, 2009, consolidated Proven and Probable Reserves for the Thompson Creek Mine and for Thompson Creek's 75% joint venture interest in the Endako Mine totalled 556.0 million pounds of contained molybdenum, with 48% of these reserves from the Thompson Creek Mine and 52% from Thompson Creek's joint venture interest in the Endako Mine. The Mineral Reserve estimates for the Thompson Creek Mine were prepared by Thompson Creek Mine staff using a cut-off grade of 0.03% Mo. The Mineral Reserve estimates for the Endako Mine were prepared by Endako Mine staff using a cut-off grade of 0.02% Mo.

        Thompson Creek ships almost all of the molybdenum concentrate produced at the Thompson Creek Mine to the Langeloth Facility near Pittsburgh, Pennsylvania. The Langeloth Facility provides Thompson Creek the advantage of controlling the processing of all of its own molybdenum, from the mine to the customer. In addition, from time to time molybdenum product is also tolled for third parties or purchased from third parties for processing at the Langeloth Facility, primarily for the purpose of improving operating efficiency.

        Thompson Creek's total revenues for 2009 were US$373 million, which represented the sale of 32.1 million pounds of molybdenum (27.4 million pounds were from production from the mines and 4.7 million pounds were from third party product that was purchased, processed and resold). Thompson Creek's total revenues for the six months ended June 30, 2010 were US$276.2 million, which represented the sale of 17.2 million pounds of molybdenum (13.7 million pounds were from production from the mines and 3.5 million pounds were from third party product that was purchased, processed and resold).

        On October 20, 2010, Thompson Creek acquired all of the issued and outstanding common shares and stock options of Terrane by way of a plan of arrangement (which we refer to as the "Arrangement") pursuant to a definitive agreement dated July 15, 2010 and amended on August 20, 2010 (which we refer to as the "Arrangement Agreement"). Upon consummation of the Arrangement, Terrane became a wholly-owned subsidiary of Thompson Creek. Thompson Creek also concurrently entered into a purchase and sale agreement with a subsidiary of Royal Gold, Inc. ("RG") that provides for, among other things, the purchase by RG of 25% of the payable gold (which we refer to as the "Gold Stream Transaction") produced by Terrane's Mt. Milligan Copper-Gold Project (which we refer to as "Mt. Milligan").

        Under the Arrangement, holders of Terrane common shares received C$0.90 in cash and 0.052 of Thompson Creek's common shares per Terrane share. Pursuant to the Arrangement Agreement, the Terrane Warrants and Goldcorp Warrants continue to remain outstanding and, in accordance with their terms, the holders thereof are entitled to receive the same cash and share consideration that Terrane's common shareholders are entitled to receive in connection with the Arrangement Agreement upon exercise of such warrants.

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        Terrane has no commercial mining operations and hence does not have any operating revenue although, historically, Terrane has had annual interest revenue as a consequence of investing surplus funds pending the completion of exploration programs. Terrane's operations consist of advancing exploration and development at Terrane's principal mineral projects. Terrane currently has interests in four mineral properties in Canada: Mt. Milligan, the Berg Property, the Maze Lake Property and the Howards Pass Property. Mt. Milligan is in the construction and development stage and the Berg Property, the Maze Lake Property and the Howards Pass Property are in the exploration stage.

        Mt. Milligan is in British Columbia, and will be a conventional truck-shovel open pit mine with a 60,000 tonne per day copper flotation processing plant, with estimated life-of-mine average annual production of 81 million pounds of copper and 194,000 ounces of gold. At October 13, 2009, Mt. Milligan had Proven and Probable Reserves of 2.1 billion contained pounds of copper and 6.0 million contained ounces of gold. The Mineral Reserve estimates for Mt. Milligan were prepared by Mt. Milligan personnel, and were calculated at US$4.10/tonne Net Smelter Return cut-off. In June 2010, Terrane initiated the first phase of construction of Mt. Milligan with a road contract and entered into a letter of intent with AMEC Americas Limited and Fluor Canada Ltd. to provide engineering, procurement and construction management services. Thompson Creek intends to continue the construction and development of Mt. Milligan, with production expected in late 2013.

        The Berg Property is an early-stage copper and molybdenum deposit located near Houston, British Columbia. The Maze Lake Property is in Nunavut and the Howards Pass Property straddles the border between the Yukon and Northwest Territories.

        Thompson Creek has two underground molybdenum exploration projects comprised of the Davidson molybdenum property (which we refer to as the "Davidson Project"), located in British Columbia, and an option to acquire up to 75% of the Mount Emmons molybdenum property (which we refer to as the "Mount Emmons Project"), located in Colorado.

        The Davidson Project is an underground molybdenum deposit that Thompson Creek believes has significant molybdenum mineralization. The property is situated six miles from Smithers, British Columbia. Thompson Creek has been developing this project since its acquisition in 2005. In March 2008, a feasibility study was completed. Synergies identified at that time were to truck Davidson Project ore to the Endako Mine for milling and roasting, eliminating the need for these facilities at the Davidson Project. Given the sudden downturn in the economy and sharp decline in molybdenum prices during the fourth quarter of 2008, management decided to postpone the development of the Davidson Project. Given the acquisition of Terrane, Thompson Creek will re-evaluate the Davidson Project in conjunction with studies to investigate and optimize the potential development of the Berg Property.

        The Mount Emmons Project is believed by Thompson Creek to be one of the largest, highest-grade undeveloped molybdenum deposits in the world, with significant molybdenum mineralization. The deposit is located beneath the surface of Mount Emmons, which is in Gunnison County three miles northwest of Crested Butte, Colorado. Thompson Creek obtained an option in August 2008 to earn an interest of up to 75% of the Mount Emmons property. The option permits Thompson Creek to earn ownership in the property by meeting enumerated spending targets in the development of the property over a period of up to 10 years.

        Our registered and records office is 355 Burrard Street Suite 1900, Vancouver, British Columbia, Canada V6C 2G8. Our primary executive offices are located at 26 West Dry Creek Circle, Suite 810, Littleton, Colorado 80120 and our telephone number is (303) 761-8801. We also have an office located at 401 Bay Street, Suite 2010, P.O. Box 118, Toronto, Ontario, Canada M5H 2Y4 and an office located at Suite 1500—999 West Hastings, Vancouver, British Columbia, Canada V6C 2W2. Our website is www.thompsoncreekmetals.com. Other than specific documents incorporated by reference, information on our web site is not incorporated into this prospectus or our other securities filings and does not form a part of this prospectus.

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RISK FACTORS

        Investing in our securities may involve a high degree of risk. When considering an investment in our securities, you should carefully consider the risks described below and the risks described in the documents incorporated by reference, along with the information provided elsewhere in this prospectus, before deciding whether to invest in our securities. These risks and other risks and uncertainties not currently known to us or those that we currently deem immaterial may materially and adversely affect our business, results of operations and financial condition. Our reactions to material future developments, as well as competitors' reactions to those developments, will affect our future results.

        Our operations are speculative due to the high-risk nature of our business which is the acquisition, financing, exploration, development and operation of mining properties. These risk factors could materially affect our future operating results and could cause actual events to differ materially from those described in forward-looking statements relating to our Company.

Molybdenum market price declines could adversely affect our earnings and cash flows and could adversely affect the trading price of our equity securities.

        Molybdenum prices fluctuate widely. Molybdenum demand depends primarily on the global steel industry, which uses molybdenum as a hardening and corrosion inhibiting agent. Approximately 80 percent of molybdenum production is used in this application. The remainder is used in specialty chemical applications such as catalysts, water treatment agents and lubricants. These industries, as well as certain other industries that use molybdenum, are cyclical in nature. Approximately 40-50 percent of global molybdenum production is a by-product of copper mining, which is relatively insensitive to molybdenum prices. Decreased demand for molybdenum during the fourth quarter of 2008 resulted in a sudden and sharp decline in molybdenum prices.

        During the three years ended December 31, 2009, the published Platt's Metals Week molybdenum price ranged from a low of US$7.70 to a high of US$33.75 per pound. For the first six months of 2010, the published Platt's Metals Week molybdenum price ranged from a low of US$11.60 to a high of US$18.60 per pound. Molybdenum prices are affected by numerous factors that are outside of our control, including the rates of global economic growth (especially construction and infrastructure activity that requires significant amounts of steel), the worldwide balance of molybdenum demand and supply, the volume of molybdenum produced from primary mines and as a by-product primarily from copper mines, molybdenum inventory levels, the relative strength or weakness of the U.S. dollar and related currency exchange fluctuations and production costs of competitors.

        Future price declines would materially reduce our profitability and could cause us to reduce output at our operations (including possibly closing one or more of our mines or plants), all of which could reduce our cash flow from operations, depress the trading price of our equity securities and suspend our construction and development of Mt. Milligan. Furthermore, a significant decrease in molybdenum prices may require us to revise our mineral reserve calculations and life-of-mine plans, which could result in material write-downs of our investment in mining properties and increased amortization, reclamation and closure charges. In addition to adversely affecting our reserve estimates and financial condition, declining molybdenum prices can impact operations by requiring a reassessment of the feasibility of a particular project. Even if the project is ultimately determined to be economically viable, the need to conduct such a reassessment may cause substantial delays or may interrupt operations until the reassessment can be completed.

Our revenues for the next several years are dependent on our molybdenum production. Future growth depends on our ability to bring new mines into production and to expand mineral reserves at existing mines.

        We historically have generated, and will continue for the next several years to generate, revenues primarily through the production and sale of molybdenum. Subject to the construction and

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development of Mt. Milligan and any future expansion or other development, production from our existing operations is expected to decline over the life of our existing operating mines. In addition, the production estimates and the life-of-mine estimates included in this prospectus and in our other filings with the SEC may vary materially from the actual production from, or productive life of, the subject mines because the feasibility of mineral reserves is largely dependent on market conditions, the regulatory environment and available technology. As a result, our ability to maintain our current production, increase our annual production and generate revenues therefrom will depend significantly upon our ability to successfully bring Mt. Milligan into production as an operating mine, discover or acquire new mines and expand mineral reserves at our existing mines.

Fluctuations in the prices for commodities may affect our ability to successfully market our natural resources to prospective buyers.

        Molybdenum, copper and gold are commodities whose prices are determined based on world demand, supply and other factors, all of which are beyond our control. World prices for these commodities have fluctuated widely in recent years.

        In addition to establishing markets for our natural resources, we must also successfully market our natural resources to prospective buyers. The marketability and price of natural resources which may be acquired or discovered by us will be affected by numerous factors beyond our control.

        Government regulations, including regulations relating to prices, taxes, royalties, land tenure, land use, importing and exporting of natural resources and environmental protection, are all factors which may effect the marketability and price of natural resources. The exact effect of these factors cannot be accurately predicted, but any one or a combination of these factors could result in our Company not receiving an adequate return for our shareholders.

We may not be able to acquire desirable mining assets in the future.

        One of our strategies is to continue to grow our business by acquiring attractive, quality mining assets, as demonstrated by our acquisition of Terrane. We expect to continue to selectively seek strategic acquisitions in the future. However, there can be no assurance that suitable acquisition opportunities will be identified. Our ability to consummate and to integrate effectively any future acquisitions on terms that are favorable to us may be limited by the number of attractive acquisition targets, internal demands on our resources, competition from other mining companies and, to the extent necessary, our ability to obtain financing on satisfactory terms, if at all.

Estimates of mineral reserves and projected cash flows may prove to be inaccurate which could negatively impact our results of operations and financial condition.

        There are numerous uncertainties inherent in estimating mineral reserves and the future cash flows that might be derived from their production. Accordingly, the figures for mineral reserves and future cash flows contained in this prospectus or incorporated herein by reference are estimates only. In respect of mineral reserve estimates, no assurance can be given that the anticipated tonnages and grades will be achieved, that the indicated level of recovery will be realized or that mineral reserves can be mined or processed profitably. The ore grade actually recovered may differ from the estimated grades of the mineral reserves and mineral resources. In addition, in respect of future cash flows, actual cash flows may differ materially from estimates. Estimates of mineral reserves, and future cash flows to be derived from the production of such mineral reserves, necessarily depend upon a number of variable factors and assumptions, including, among others, geological and mining conditions that may not be fully identified by available exploration data or that may differ from experience in current operations, historical production from the area compared with production from other producing areas, the assumed effects of regulation by governmental agencies and assumptions concerning metal prices, exchange

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rates, interest rates, inflation, operating costs, development and maintenance costs, reclamation costs, and the availability and cost of labor, equipment, raw materials and other services required to mine and refine the ore. Market price fluctuations of molybdenum, copper and gold, as well as increased production costs or reduced recovery rates, may render mineral reserves containing relatively lower grades of mineralization uneconomical to recover and may ultimately result in a restatement of mineral resources. In addition, there can be no assurance that mineral recoveries in small scale laboratory tests will be duplicated in larger scale tests under on-site conditions or during production. For these reasons, estimates of our mineral reserves in this prospectus or incorporated herein by reference, including classifications thereof based on probability of recovery, and any estimates of future cash flows expected from the production of those mineral reserves, prepared by different engineers or by the same engineers at different times may vary substantially. The actual volume and grade of mineral reserves mined and processed, and the actual cash flows derived from that production, may not be as currently anticipated in such estimates. If our actual mineral reserves or cash flows are less than our estimates, our results of operations and financial condition may be materially impaired.

We must continually replace ore reserves depleted by production. Our exploration activities may not result in additional discoveries.

        Our ability to replenish our ore reserves is important to our long-term viability. Produced ore reserves must be replaced by further delineation of existing ore bodies or by locating new deposits in order to maintain production levels over the long term. Exploration is highly speculative in nature. Exploration projects involve many risks, require substantial expenditures and may not result in the discovery of sufficient additional mineral deposits that can be mined profitably. Once a site with mineralization is discovered, it may take several years from the initial phases of drilling until production is possible, during which time the economic feasibility of production may change. Substantial expenditures are required to establish recoverable proven and probable reserves and to construct mining and processing facilities. As a result, there is no assurance that current or future exploration programs, such as the Mount Emmons Project, Davidson Project or the Berg Property, will be successful. There is a risk that depletion of reserves will not be offset by discoveries or acquisitions. As a result, we cannot provide assurance that our exploration, development or acquisition efforts will result in any new commercial mining operations or yield new mineral reserves to replace or expand current mineral reserves.

The Endako Mine mill expansion project and Mt. Milligan may not be completed which could adversely affect our profitability or operating results.

        The construction, commissioning and start-up of the Endako Mine mill expansion project and Mt. Milligan are significant projects and changes in costs, construction schedules, or both, can affect project economics. There are a number of factors that can affect costs and construction schedules, including, but not limited to, the difficulty of estimating construction costs over a period of more than one year; delays in obtaining equipment, material, services and permits or permit amendments essential to completing the Endako Mine mill expansion project and Mt. Milligan in a timely manner; changes in environmental or other government regulation; the availability of labor, power, transportation, commodities and infrastructure; design and instrumentation modifications; changes in input commodity prices and labor costs; weather and severe climate impacts; potential delays related to social and community issues; and fluctuation in foreign currency exchange rates. There can be no assurance that we will complete the Endako Mine mill expansion project and Mt. Milligan in accordance with current expectations or at all.

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Our financial condition, results of operations, cash flows and competitive position may be adversely impacted by recessionary economic conditions.

        The recent recessionary economic conditions in the U.S. and around the globe in late 2008 and 2009 have impacted the demand for molybdenum. Our two largest molybdenum customer industries, the steel and chemical industries, have reduced their purchase volumes due to the impact of the recession on their businesses. The reduced demand for molybdenum has also resulted in significantly decreased molybdenum prices in late 2008 and 2009. In order for us to maintain or increase our profitability over the next several years, we must maintain or increase our revenues and improve cash flows and continue to control our operational and selling, general and administrative expenses. While the market price and demand for molybdenum have improved in 2009 and the first half of 2010, market price and demand has declined slightly over the past few months and any weakening or worsening of the current economic conditions, any stagnation in economic recovery or a prolonged global, national or regional economic recession or other events that could produce major changes in demand patterns could have a material adverse effect on our sales, margins profitability and cash flows from operations. If we are unable to maintain our revenues and control our costs, our financial condition, results of operations, cash flows and competitive position could be materially adversely affected.

Fluctuations in the price of molybdenum may adversely impact our cash flow as a result of us entering into provisionally-priced sales contracts.

        Our consolidated molybdenum sales represent the sale of molybdenum in various forms from our mines and from third party material that is purchased, processed and sold. Molybdenum sales for 2009 were US$361.9 million, with cash generated from operations of US$105.9 million. Molybdenum sales for the first six months of 2010 were US$269.5 million, with cash generated from operations of US$66.8 million. For each US$1 per pound change in molybdenum prices (using the molybdenum pounds sold from our mines in 2009), the impact on our annual cash flow would approximate US$28 million.

        From time to time we enter into provisionally-priced sales contracts, whereby the contracts settle at prices to be determined at a future date based upon provisional assays and quoted prices. The future pricing mechanism of these agreements constitutes an embedded derivative which is bifurcated and separately marked to estimated fair value at the end of each period. Changes to the fair value of embedded derivatives related to molybdenum sales agreements are included in molybdenum sales revenue in the determination of net income. To the extent final prices are higher or lower than what was recorded on a provisional basis, an increase or decrease to molybdenum sales is recorded each reporting period until the date of final pricing. Accordingly, in times of rising molybdenum prices, molybdenum sales benefit from higher prices received for contracts priced at current market rates and also from an increase related to the final pricing of provisionally priced sales pursuant to contracts entered into in prior years; in times of falling molybdenum prices, the opposite occurs.

Disruptions in the financial and capital markets may make it more difficult for companies to secure financing.

        Over the past two years, disruptions in the credit and financial markets have adversely affected financial institutions, inhibited lending and limited access to capital and credit for many companies. If future financing is not available to us when required, as a result of limited access to the credit markets or otherwise, or is not available on acceptable terms, we may be unable to invest needed capital for our development and exploration programs, take advantage of business growth opportunities or respond to competitive pressures, any of which could have an adverse effect on our operating results and financial condition.

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We are required to obtain government permits in order to conduct operations.

        Government approvals and permits are currently required in connection with all of our operations, and further approvals and permits may be required in the future. We must obtain and maintain a variety of licenses and permits, including air quality control, water, electrical, transportation and municipal licenses. The duration and success of our efforts to obtain permits are contingent upon many variables outside of our control. Obtaining governmental permits may increase costs and cause delays depending on the nature of the activity to be permitted and the interpretation of applicable requirements implemented by the permitting authority. There can be no assurance that all necessary permits will be obtained and, if obtained, that the costs involved will not exceed our estimates or that we will be able to maintain such permits. To the extent such approvals are required and not obtained or maintained, our operations may be curtailed or we may be prohibited from proceeding with planned exploration, development, or operation of mineral properties.

        In order to proceed with construction of the Mt. Milligan project, we must obtain a Fisheries Act Authorization from Fisheries and Oceans Canada (DFO) in Canada. A pre-requisite to the receipt of the Fisheries Authorization is a determination by the federal government in Canada that the waterway which we plan to utilize for tailings disposal at the mine is reclassified as a "tailing impoundment area" under Schedule 2 of the Metal Mining Effluent Regulation of the Fisheries Act. We have not yet received such Schedule 2 listing, and has received no indication as to when the Schedule 2 listing will be obtained. The Schedule 2 listing must be approved by an Order in Council by Federal Cabinet Ministers. We cannot provide assurance as to when or whether the Schedule 2 listing will be approved. We do not know how soon after the Schedule 2 listing is obtained the Fisheries Act Authorization will be obtained. We cannot provide assurance as to when or whether the Fisheries Act Authorization will be obtained. The majority of the construction activities that can be completed independent of the Fisheries Act Authorization have been completed. If the Schedule 2 listing and the Fisheries Act Authorization are not obtained in advance of the 2010 winter season, we may lay off the majority of its construction workforce at the Mt. Milligan project over the winter season, and completion of the mine could be delayed. If the Schedule 2 listing and the Fisheries Authorization are not ultimately obtained, our financial condition, results of operations, cash flows and competitive position could be materially adversely affected.

        The Langeloth Plant is currently operating with a National Pollutants Discharge Elimination System ("NPDES") permit and Title V air quality permit, the terms of which have expired. However, timely applications to renew both the NPDES and air quality permits have been filed and the Langeloth Plant is therefore authorized to continue to operate under its existing permits until renewed permits are issued. The plant is taking all steps necessary to meet its existing NPDES and air quality permit requirements. The Pennsylvania Department of Environmental Protection ("PaDEP") has yet to take action on the pending renewal of the plant's air quality permit. As proposed, the renewed NPDES permit would impose more stringent effluent limitations for several constituents which are present in the treated waste water associated with the operation of the Langeloth Plant, but affords the operator, a compliance (extension) schedule to come into compliance with certain of these new effluent limits. Violations of the existing, or new, air quality or NPDES permit conditions, at the Langeloth Plant could result in a range of criminal and civil penalties under federal Clean Water Act and Clean Air Act or the Pennsylvania Clean Streams Law or Air Pollution Control Act. There is no assurance that new air quality or NPDES permits will be issued and, once issued and final, will not contain more onerous requirements to which we must comply.

        The Endako Mine mill expansion project requires an amendment to an existing permit and a new water license, both of which have been applied for. There can be no assurance that the required permit amendment and water license will be obtained.

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        Obtaining and maintaining the various permits for our mine development operations at Mt. Milligan and our exploration projects including the Mount Emmons Project, the Berg Property and the Davidson Project will be complex, time-consuming, and expensive. Changes in a mine's design, production rates, quality of material mined, and many other matters, often require submission of the proposed changes for agency approval prior to implementation. There can be no assurance that the required permits will be obtained. In addition, changes in operating conditions beyond our control, or changes in agency policy and federal and state laws, could further affect the successful permitting of operations.

We are required, from time to time, to post financial assurances, and there can be no assurance that we will continue to be able to obtain financial assurances on acceptable terms.

        In addition to our reclamation bonding obligations, we will from time to time be required to post other financial assurance in the normal course of conducting our daily activities. This financial assurance can take several forms, including but not limited to letters of credit, performance bonds, deposits into escrow accounts for the benefit of the counterparty or the posting of cash collateral directly with the counterparty. In each case, the form of financial assurance to be provided is dictated by several factors including expected length of time the financial assurance obligation is expected to remain outstanding, the amount of the obligation, the cost to us of providing the various forms of financial assurance and the creditworthiness of the counterparty. Our ability to obtain certain forms of financial assurance going forward will be impacted by our future financial performance, changes to our credit rating and other factors that may be beyond our control. There can be no assurance that we will be able to obtain certain forms of financial assurance going forward or that we will be able to post cash collateral in lieu of being able to secure one of these other forms of financial assurance.

Mining operations and roasting facilities are subject to conditions or events beyond our control, which could have a material adverse effect on our business; Insurance may not cover these risks and hazards adequately or at all.

        Mining operations and roasting facilities, by their nature, are subject to many operational risks and factors that are generally outside of our control and could adversely affect our business, operating results and cash flows. These operational risks and factors include unanticipated ground and water conditions; adverse claims to water rights and shortages of water to which we have rights; adjacent land ownership that results in constraints on current or future mine operations; geological problems, including earthquakes and other natural disasters; metallurgical and other processing problems; unusual or unexpected rock formations; ground or slope failures; structural cave-ins or slides; flooding or fires; seismic activity; rock bursts; equipment failures; and periodic interruptions due to inclement or hazardous weather conditions or operating conditions and other force majeure events; lower than expected ore grades or recovery rates; accidents; delays in the receipt of or failure to receive necessary government permits; the results of litigation, including appeals of agency decisions; uncertainty of exploration and development; delays in transportation; interruption of energy supply; labor disputes; inability to obtain satisfactory insurance coverage; the availability of drilling and related equipment in the area where mining operations will be conducted; and the failure of equipment or processes to operate in accordance with specifications or expectations.

        These risks could result in damage to, or destruction of, mines and other producing facilities resulting in partial or complete shutdowns, personal injury or death, environmental or other damage to our properties or the properties of others, delays in mining, monetary losses and potential legal liability. Milling operations are subject to hazards such as equipment failure or failure of retaining dams around tailings disposal areas that may result in environmental pollution and consequential liabilities.

        Our insurance will not cover all the potential risks associated with our operations. In addition, although certain risks are insurable, we may be unable to maintain insurance to cover these risks at

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economically feasible premiums. Moreover, insurance against risks such as environmental pollution or other hazards as a result of exploration and production is not generally available to us or to other companies in the mining industry on acceptable terms. We might also become subject to liability for pollution or other hazards that may not be insured against or that we may elect not to insure against because of premium costs or other reasons. Losses from these events may cause us to incur significant costs that could have a material adverse effect upon our business. Furthermore, should we be unable to fund fully the cost of remedying an environmental problem, we might be required to suspend operations or enter into interim compliance measures pending completion of the required remedy.

Our operations are subject to currency fluctuations which could adversely affect our results of operations and financial condition.

        Exchange rate fluctuations may affect the costs that we incur in our operations. Our costs for the Endako Mine are, and for Mt. Milligan project will be, incurred principally in Canadian dollars. However, our future revenue is tied to market prices for molybdenum, copper and gold, which are denominated in U.S. dollars. The appreciation of the Canadian dollar against the U.S. dollar can increase the cost of our production in U.S. dollar terms and results of operations and financial condition could be materially adversely affected. Although we may use hedging strategies to limit our exposure to currency fluctuations, there can be no assurance that such hedging strategies will be successful or that they will mitigate the risk of such fluctuations.

Increased energy prices could adversely affect our results of operations and financial condition.

        Mining operations and facilities are intensive users of electricity and carbon based fuels. Energy prices can be affected by numerous factors beyond our control, including global and regional supply and demand, political and economic conditions, and applicable regulatory regimes. The prices of various sources of energy may increase significantly from current levels. An increase in energy prices could materially adversely affect our results of operations and financial condition. We do not currently have any material energy hedges in place.

Our inability to provide reclamation bonding or maintain insurance could adversely affect our operating results and financial condition.

        We are required by U.S. federal and state laws and Canadian provincial laws to provide financial assurance sufficient to allow a third party to implement approved closure and reclamation plans if we are unable to do so. These laws are complex and vary from jurisdiction to jurisdiction. The laws govern the determination of the scope and cost of the closure and reclamation obligations and the amount and forms of financial assurance.

        As of September 30, 2010, we have provided the appropriate regulatory authorities in the U.S. and Canada with US$32.2 million in reclamation financial assurance for mine closure obligations in the various jurisdictions in which we operate. The amount and nature of the financial assurances are dependent upon a number of factors, including our financial condition and reclamation cost estimates. Changes to these amounts, as well as the nature of the collateral to be provided, could significantly increase our costs, making the maintenance and development of existing and new mines less economically feasible. However, the regulatory authorities may require further financial assurances. To the extent that the value of the collateral provided to the regulatory authorities is or becomes insufficient to cover the amount of financial assurance we are required to post, we would be required to replace or supplement the existing security with more expensive forms of security, which might include cash deposits, which would reduce our cash available for operations and financing activities. There can be no guarantee that we will be able to maintain or add to our current level of financial assurance. We may not have sufficient capital resources to further supplement our existing security.

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        During the third quarter of 2010, we reached an agreement with a subsidiary of AIG Commercial Insurance Group, Inc. ("AIG") pursuant to which, among other things, AIG provides reclamation bonding to regulatory authorities for the Thompson Creek Mine of US$25.5 million, up to an aggregate limit of US$35 million through July 31, 2022. The current reclamation bonding for the Thompson Creek Mine of US$25.5 million is 75% collateralized by cash investments with a third-party bank escrow agent, which may increase to 100% based on certain criteria included in our agreement with AIG.

        Although we have currently made provisions for certain of our reclamation obligations, there is no assurance that these provisions will be adequate in the future. Failure to provide regulatory authorities with the required financial assurances could potentially result in the closure of one or more of our operations, which could result in a material adverse effect on our operating results and financial condition.

We own certain assets through joint ventures and any disagreement or failure of partners to meet obligations could have a material adverse effect on our results of operations and financial condition.

        We hold a 75% interest in the Endako Mine, the other 25% interest being held by Sojitz Moly Resources Inc. Our interest in the Endako Mine is subject to the risks normally associated with the conduct of joint ventures. The existence or occurrence of one or more of the following circumstances and events could have a material adverse impact on our profitability or the viability of our interests held through joint ventures, which could have a material adverse impact on our future cash flows, earnings, results of operations and financial condition: (i) disagreement with joint venture partners on how to develop and operate mines efficiently; (ii) inability of joint venture partners to meet their obligations to the joint venture or third parties; and (iii) litigation between joint venture partners regarding joint venture matters.

We must comply with comprehensive environmental regulations and we face significant environmental risks, and the failure to comply could materially adversely affect our results of operations and financial condition.

        All phases of our operations are subject to environmental regulation in Canada and the U.S. Environmental legislation provides for, among other things, restrictions and prohibitions on spills, releases or emissions of various substances produced in association with operations. The legislation also requires that facility sites and mines be operated, maintained, abandoned and reclaimed to the satisfaction of applicable regulatory authorities. Compliance with such legislation can require significant expenditures and a breach may result in the imposition of fines and penalties, some of which may be material. Companies engaged in the exploration and development of mineral properties generally experience increased costs and delays as a result of the need to comply with applicable laws, regulations and permits.

        Environmental legislation is evolving in a manner that may require stricter standards and enforcement, increased fines and penalties for non-compliance, more stringent environmental assessments of proposed projects and a heightened degree of responsibility for companies and their officers, directors and employees. There is no assurance that existing or future environmental regulation will not have a material adverse effect on our business, financial condition and results of operations. We own or have owned or have had care, management or control of properties that may result in a requirement to remediate such properties that could involve material costs. In addition, environmental hazards may exist on the properties on which we hold interests that are unknown to us at present and that have been caused by previous or existing owners or operators of the properties. We may also acquire properties with environmental risks.

        Failure to comply with applicable laws, regulations and permitting requirements may result in enforcement actions, including orders issued by regulatory or judicial authorities causing operations to

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cease or be curtailed, and may include corrective measures requiring capital expenditures, installation of additional equipment, or remedial actions. Parties engaged in mining operations, including us, may be required to compensate those suffering loss or damage by reason of the mining activities and may have civil or criminal fines or penalties imposed for violations of applicable laws or regulations.

        Amendments to current laws, regulations and permits governing operations and activities of mining companies, or more stringent implementation thereof, could have a material adverse impact on our Company and cause increases in exploration expenses, remedial and reclamation obligations, capital expenditures or production costs, reduction in levels of production at producing properties, or abandonment or delays in development of new mining properties.

Regulation of greenhouse gas emissions effects and climate change issues may adversely affect our operations and markets.

        Energy is a significant input to our mining and processing operations. Our principal energy sources are electricity, purchased petroleum products, and natural gas. Many scientists believe that emissions from the combustion of carbon-based fuels contribute to greenhouse effects and therefore potentially to climate change.

        The U.S. federal government may enact a carbon cap and trade or similar program for greenhouse gas ("GHG") emissions which may have a material impact on our energy and other costs. For example, on June 26, 2009, the U.S. House of Representatives passed the American Clean Energy and Security Act of 2009 ("ACES"). The U.S. Senate debated, but did not bring to a final vote, a similar proposal. If enacted, ACES or other similar legislation would establish a federal economy wide cap-and-trade program for carbon dioxide, methane and several other GHG's. ACES also would impose new performance standard on certain emissions industries. Together, the cap-and-trade program, performance standards and other regulatory requirements in such legislation could significantly increase the costs and compliance obligations associated with energy intensive businesses, including mining.

        The U.S. Environmental Protection Agency ("EPA") also is in the process of developing, through a combination of proposed new rules, a GHG reporting requirement and other emissions limitations pursuant to the Clean Air Act. These regulations could have a similar impact on coal-based and energy-intensive businesses as federal cap-and-trade legislation.

        In addition, several states have initiated legislative action on climate change, either independently or as part of a multi-state regional collaborative. The Regional Greenhouse Gas Initiative ("RGGI") is a cooperative effort by ten Northeast and Mid-Atlantic States to limit greenhouse gas emissions with several additional states and Canadian provinces participating as observers. RGGI is the first mandatory, market-based CO2 emissions reduction program in the United States. The RGGI states have capped CO2 emissions from the power sector and will require a 10 percent reduction in these emissions by 2018. The Western Climate Initiative ("WCI") is a cooperative effort of certain U.S. states and Canadian provinces (including British Columbia and Ontario) that are collaborating to identify policies to reduce GHG emissions, including the design and implementation of a regional cap and trade program. The design for the WCI cap and trade program is comprehensive. When it is fully implemented in 2015, the WCI program will cover up to 90% of the GHG omissions in WCI partner states and provinces. The Midwestern Greenhouse Gas Reduction Accord is a preliminary agreement between six Midwestern states and one Canadian province to address GHG emissions through a regional process. We continue to monitor these developments along with other such initiatives and their potential impacts on operations. Similarly, we continue to assess energy efficiency opportunities across all of our operations with the goal of reducing both costs and GHG emissions.

        Internationally, a number of governments or governmental bodies have introduced or are contemplating regulatory changes in response to the potential impacts of climate change. The December 1997 Kyoto Protocol established a set of greenhouse gas emission targets for developed

13

countries that have ratified the Protocol. Representatives from many major world economies reconvened in Copenhagen in December 2009 to negotiate a new regulatory framework to replace the Kyoto Protocol, which expires in 2012. The Copenhagen meeting concluded without firm commitments for new GHG emission reductions from most nations, however many governments (including China) have pledged to begin to implement some form of climate change mitigation policy in the near future.

        Although neither the Kyoto Protocol nor any agreement from Copenhagen has been ratified by the United States, many believe that some form of federal climate change legislation or EPA regulation is likely to become effective in the next few years. If either occurs, it will result in increased future energy and compliance costs. For example, we may be required to install new equipment to reduce emissions from our processing facilities in order to comply with new regulatory standards or to mitigate the financial impact of a new climate change program. From a medium and long-term perspective, management believes we are likely to see an increase in costs relating to our assets that emit significant amounts of greenhouse gases as a result of regulatory initiatives in the U.S. and Canada. These regulatory initiatives will be either voluntary or mandatory and may impact our operations directly or through suppliers or customers. Assessments of the potential impact of future climate change regulation are uncertain, given the wide scope of potential regulatory change in countries in which we operate.

        The potential physical impacts of climate change on our operations are highly uncertain, and would be particular to the unique geographic circumstances associated with each of our facilities. These may include changes in weather and rainfall patterns, water shortages, changing storm patterns and intensities, and changing temperatures. These effects may adversely impact the cost, production and financial performance of our operations.

We must remove and reduce impurities and toxic substances naturally occurring in molybdenum and comply with applicable law relating thereto, which could result in remedial action and other costs.

        Mineral ores and mineral products, including molybdenum ore and molybdenum products, contain naturally occurring impurities and toxic substances. Although we have implemented procedures that are designed to identify, isolate and safely remove or reduce such impurities and substances, such procedures require strict adherence and no assurance can be given that employees, contractors or others will not be exposed to or be affected by such impurities and toxic substances, which may attract liability to our Company. A risk to the operation of the Thompson Creek Mine, the Endako Mine and the Langeloth Facility is that standard operating procedures may not identify, isolate and safely remove or reduce such substances. We are aware that both careful monitoring and effective control are vital, but there is still a risk that the presence of impurities or toxic substances in our product may result in such product being rejected by our customers, penalties being imposed due to such impurities or the products being barred from certain markets. Such incidents could require remedial action and could result in curtailment of operations.

        Legislation requiring manufacturers, importers and downstream users of chemical substances, including metals and minerals, to establish that the substances can be handled and used without negatively affecting health or the environment may impact our operations and markets. These potential compliance costs, litigation expenses, regulatory delays, remediation expenses and operational costs could negatively affect our financial results.

The age of Langeloth Facility requires us to expend significant capital to maintain and upgrade it.

        The Langeloth Facility began operations in 1924. It has been modernized through the years and modernization programs continue. Digital control systems are replacing old analog systems. The main electrical feed system and transformers are being replaced pursuant to current arc flash guidelines. Old structures are being upgraded for better access, lighting and heating conservation. All these projects

14

require significant capital which could have a material adverse effect on our business, financial condition or results of operations.

We are subject to substantial government regulation and changes to regulation or more stringent implementation could have a material adverse effect on our results of operations and financial condition.

        Our mining, processing, development and mineral exploration activities are subject to various laws governing prospecting, development, production, taxes, labor standards and occupational health, mine safety, toxic substances and other matters. Mining and exploration activities are also subject to various laws and regulations relating to the protection of the environment. Although we believe that our exploration activities and mining operations are currently carried out in accordance with all applicable rules and regulations, no assurance can be given that new rules and regulations will not be enacted or that existing rules and regulations will not be applied in a manner that could limit or curtail production or development of our properties. Amendments to current laws and regulations governing our operations and activities or more stringent implementation thereof could have a material adverse effect on our business, financial condition and results of operations.

Title to some of our mineral properties may be challenged or defective. Any impairment or defect in title could have a negative impact on our results of operations and financial condition.

        The acquisition of title to mineral properties is a very detailed and time-consuming process. Title to mineral concessions may be disputed. We did not undertake detailed title searches to ensure proper title to the properties acquired in connection with our acquisition of Thompson Creek Metals Company USA in 2006 or the recent acquisition of Terrane, and there is no guarantee that title to any of such properties will not be challenged or impaired. Third parties may have valid claims underlying portions of our interests, including prior unregistered liens, agreements, transfers or claims, including aboriginal land claims, and title may be affected by, among other things, undetected defects. As a result, we may be constrained in our ability to operate our properties or unable to enforce our rights with respect to our properties. An impairment to, or defect in, our title to our properties could have a material adverse effect on our business, financial condition or results of operations.

Intense competition could reduce our market share or harm our financial performance.

        The mining industry is intensely competitive and we compete with many companies possessing greater financial and technical resources than us. Since mines have a limited life, we must compete with others who seek mineral reserves through the acquisition of new properties. In addition, we also compete for the technical expertise to find, develop, and operate such properties, the labor to operate the properties, and the capital for the purpose of funding such properties. Many competitors not only explore for and mine metals, but conduct refining and marketing operations on a global basis. Such competition may result in us being unable to acquire desired properties, to recruit or retain qualified employees or to acquire the capital necessary to fund our operations and develop our properties. We also compete with manufacturers of substitute materials or products for which molybdenum is typically used. Existing or future competition in the mining industry could materially adversely affect our prospects for mineral exploration and success in the future.

The temporary shutdown of any of our operations could expose us to significant costs and adversely affect our access to skilled labor.

        From time to time, we may have to temporarily shut down one or more of our mines if they are no longer considered commercially viable. There are a number of factors that may cause our operations to be no longer commercially viable, many of which are beyond our control. These factors include adverse changes in interest rates or currency exchange rates, decreases in the price of molybdenum or the market rates for treatment and refining charges, increases in concentrate transportation costs, and

15

increases in labor costs. During such temporary shutdowns, we will have to continue to expend capital to maintain the plant and equipment. We may also incur significant labor costs as a result of a temporary shutdown if we are required to give employees notice prior to any layoff or to pay severance for any extended layoff. Furthermore, temporary shutdowns may adversely affect our future access to skilled labor, as employees who are laid off may seek employment elsewhere. As well, if our operations are shut down for an extended period of time, we may be required to engage in environmental remediation of the plant sites, which would require us to incur additional costs. Given the costs involved in a temporary shutdown of our operations, we may instead choose to continue to operate those operations at a loss. This could have a material adverse effect on our results of operations and financial conditions.

Disruption of transportation services or increased transportation costs could have a material adverse effect on our business, financial condition and results of operations.

        Disruption of transportation services due to weather-related problems, strikes, lock-outs or other events could have a material adverse effect on our business, financial condition and results of operations. If transportation for our products becomes unavailable, our ability to market our products could suffer. Additionally, increases in our transportation costs relative to those of our competitors could make our operations less competitive and could affect our profitability.

We are dependent upon key management personnel and executives.

        We are dependent upon a number of key management personnel, including the services of certain key Thompson Creek employees. Our ability to manage our exploration, development and operating activities, and hence our success, will depend in large part on the efforts of these individuals. We face intense competition for qualified personnel, and there can be no assurance that we will be able to attract and retain such personnel. We do not maintain "key person" life insurance. Accordingly, the loss of the services of one or more of such key management personnel could have a material adverse effect on our business.

From time to time, some of our directors and officers may be involved with other natural resource companies.

        Certain of our directors and officers also serve or may serve as directors and/or officers of other companies involved in natural resource exploration and development and consequently there exists the possibility for such directors and officers to be in a position of conflict. As a result of any such conflict, we may miss the opportunity to participate in certain transactions, which may have a material adverse effect on our business.

Our securities have experienced high price volatility and prices may be adversely affected by factors beyond our control.

        Securities of mining companies have experienced substantial volatility, often based on factors unrelated to the financial performance or prospects of the companies involved. These factors include macroeconomic developments in North America and globally, the recent recessionary economic conditions and market perceptions of the attractiveness of particular industries. The prices of our securities are also likely to be significantly affected by short-term changes in molybdenum prices or in our financial condition or results of operations as reflected in our quarterly earnings reports. Other factors unrelated to our performance that may have an effect on the price of our common shares and our common share purchase warrants include the following: the extent of analytical coverage available to investors concerning our business; the lessening of trading volume and general market interest in our securities; and the ability of some institutions to invest in our securities.

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        As a result of any of these factors, the market price of our common shares and our common share purchase warrants at any given point in time may not accurately reflect our long-term value. Securities class action litigation often has been brought against companies following periods of volatility in the market price of their securities. We may in the future be the target of similar litigation. Securities litigation could result in substantial costs and damages and divert management's attention and resources.

Our business will depend on good relations with our employees.

        Production at our mining operations depends on the efforts of our employees. Langeloth Metallurgical Company LLC, owner of the Langeloth Facility, has certain unionized employees. Although these unionized employees have agreed to "no-strike" clauses in their Collective Agreement, there can be no assurance that the Langeloth Plant, and consequently our business, will not suffer from work stoppages.

        In July 2010, a union certification vote was confirmed for the Endako Mine to be represented by the United Steel, Paper and Forestry, Rubber, Manufacturing, Energy, Allied Industrial and Service Workers International Union (the "Union"). On July 20, 2010, the British Columbia Labour Relations Board certified the Union to represent the employees in the mine, milling and maintenance departments. Negotiations with the Union have commenced and are in early stages. It is not currently known what effect, if any, this will have on the Endako Mine until a labor agreement is negotiated and executed.

        Further, relations with our non-unionized employees may be affected by changes in the scheme of labor relations that may be introduced by the relevant governmental authorities in whose jurisdictions our Company carries on business. Changes in such legislation or otherwise in our relationship with our employees, Langeloth Metallurgical Company's relationship with its unionized employees and Endako's relationship with its unionized employees may result in strikes, lockouts or other work stoppages, any of which could have a material adverse effect on our business, results of operations and financial condition.

We may fail to realize the anticipated benefits and cost savings of our acquisition of Terrane, which could have a material adverse effect on our stock price and business, financial condition and results of operations.

        We acquired Terrane with the expectation that the acquisition will result in benefits to our Company. The acquisition closed on October 20, 2010. Our ability to realize these anticipated benefits is subject to certain risks, including:

  •
  our ability to successfully bring Mt. Milligan into production as an operating mine;

  •
  our ability to successfully combine our historical businesses and Terrane's business;

  •
  whether the combined businesses will perform as expected;

  •
  the possibility that we paid more than the value we will derive from the acquisition;

  •
  the reduction of our cash available for current operations and other uses given the construction and development of Mt. Milligan, the incurrence of indebtedness to finance the construction and development of Mt. Milligan and the increase in amortization expense related to acquired assets and Mt. Milligan construction and development costs; and

  •
  the assumption of certain known and unknown liabilities of Terrane.

        If we are not able to successfully combine our historical business and the business of Terrane and construct and develop Mt. Milligan to bring it into production as an operating mine within the anticipated time frame, or at all, the anticipated benefits and cost savings of the acquisition may not be

17

realized fully or at all or may take longer to realize than expected, the combined businesses may not perform as expected and the value of our common stock may be adversely affected.

        The acquisition has recently been completed, but it is possible that the on-going integration process could result in the loss of key employees, the disruption of each company's ongoing business or in unexpected integration issues, higher than expected integration costs and an overall post-closing integration process that takes longer than originally anticipated. Specifically, issues that must be addressed in integrating the operations of Terrane into our operations in order to realize the anticipated benefits of the acquisition so the combined business performs as expected, include, among other things:

  •
  integrating and continuing the Mt. Milligan construction and development activities;

  •
  integrating and continuing the companies' environmental and First Nations activities;

  •
  identifying and eliminating underperforming assets, if any;

  •
  harmonizing the companies' operating practices, employee development and compensation programs, internal controls and other policies, procedures and processes;

  •
  consolidating the companies' corporate, administrative and information technology infrastructure;

  •
  maintaining existing agreements with customers and suppliers; and

  •
  avoiding delays in entering into new agreements with prospective customers and suppliers.

        In addition, at times, the attention of certain members of our management and resources may be focused on the integration of the companies and diverted from day-to-day business operations, which may disrupt each of the companies' ongoing business and the business of the combined company. If we fail to realize the anticipated benefits of the acquisition, it could have a material adverse effect on our stock price and business, financial condition and results of operations.

We have incurred, and continue to incur, significant transaction and acquisition-related costs in connection with the acquisition of Terrane.

        We have incurred, and will continue to incur, a number of non-recurring costs associated with the acquisition and integration of Terrane. We have incurred, and will continue to incur, acquisition costs, transaction fees and costs related to formulating and implementing integration plans. We continue to assess the additional unanticipated costs that may be incurred in the current integration of the two companies' businesses.

There are uncertainties and risks related to the start-up of operations at Mt. Milligan, and if the construction and development is not completed it could adversely affect our profitability or operating results.

        Mt. Milligan is in the construction and development stage. There are inherent construction and permitting-related risks to the development of all new mining projects. These risks include: the availability and delivery of critical equipment; the hiring of key personnel for construction and commissioning; delays associated with contractors; budget overruns due to changes in the cost of fuel, power, materials, supplies and currency fluctuations; and potential opposition from non-governmental organizations, First Nations, environmental groups or local groups.

        While over the past four years Terrane undertook systematic work programs at Mt. Milligan to mitigate these risks, it is common in new mining operations to experience such unexpected costs, problems and delays during construction, development and mine start-up, often due to circumstances beyond our control. In addition, delays in the commencement of mineral production often occur. Accordingly, we cannot provide assurance that our activities will result in profitable mining operations at the Mt. Milligan Property.

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        Furthermore, there are risks associated with the construction of an entirely new mining project. While our management has extensive mining experience, there are risks associated with the construction of an entirely new mining project for our Company relating to, among other things, supervision of the EPCM contractor, construction supervision, cost estimating, obtaining required permits and approvals and the management of personnel. We will be required to rely upon outside consultants, engineers and others for additional construction expertise in respect of Mt. Milligan.

The development of Mt. Milligan is dependent on adequate funding to complete the construction and development of the mine; failure to obtain necessary funding could delay or prevent us from successfully completing the start-up of Mt. Milligan.

        Currently, the funding for Mt. Milligan is anticipated to come from existing cash reserves, the Gold Stream Transaction, equipment and debt financing, the issuance of shares pursuant to outstanding options and warrants and cash flow from operations. If our future revenues decrease as a result of lower commodity prices or otherwise, which causes a significant decline in cash flow from operations, we may require significant additional financing in the future in order to construct the mine and to advance Mt. Milligan towards production. Failure to obtain such financing on a timely basis could cause a delay in the development timeline of Mt. Milligan, cause us to forfeit our interest in certain properties, miss certain acquisition opportunities, delay or indefinitely postpone further exploration and development of our projects with the possible loss of such properties and reduce or terminate our operations. If our cash flow from operations is not sufficient to satisfy our capital expenditure requirements, there can be no assurance that additional debt or equity financing will be available on terms acceptable to us to meet these requirements or be available on favorable terms. If we are unable to generate sufficient cash flow or to otherwise obtain funds necessary to make required payments on our debt obligations, we would default under the terms of the applicable financing documents. Any such default would likely result in an acceleration of the repayment obligations to the applicable lenders as well as potential cross defaults to our existing lenders. Even if we are able to meet our debt service obligations, the amount of debt we incur could adversely affect us in a number of ways, including by limiting our ability to obtain any necessary financing in the future for working capital, capital expenditures, debt service requirements, or other purposes, limiting our flexibility in planning for, or reacting to, changes in our business, or placing us at a competitive disadvantage relative to our competitors who have lower levels of debt.

We may be unable to hire and retain qualified personnel to construct, develop and operate Mt. Milligan.

        Our ability to construct, develop and operate Mt. Milligan will depend to a significant degree upon our ability to attract and retain highly skilled personnel. Competition for such personnel in the mining industry is intense, and we may not be successful in attracting and retaining qualified personnel locally or in obtaining the necessary work permits to hire qualified expatriates. Our inability to do so could have a material adverse effect on our business, results of operations and financial condition.

Some of our properties, including certain properties acquired in the Terrane transaction, are located near First Nation communities who may oppose the development of these properties and make land claims against our Company.

        The Endako Mine, Mt. Milligan, the Davidson Project and the Berg Property and other properties acquired as a result of our acquisition of Terrane are located near many First Nation communities, and the exploration and development of these properties may be subject to land claims and opposition by First Nation communities. In addition, we may be required to enter into certain agreements with such First Nations in order to develop our properties which could reduce the expected revenue from any future production.

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        In particular, in May 2010, we received notification of a petition filed in the Supreme Court of British Columbia by the Stellat'en First Nation claiming that the British Columbia Ministry of Energy, Mines and Petroleum Resources has not fulfilled its duty to consult with or accommodate Stellat'en's asserted aboriginal rights and title interests in relation to the mill expansion project at the Endako Mine. The petition names us as a Respondent, but does not cite us in any of its claims regarding the lack of consultation. No date has been set for the hearing on this proceeding. Although we are satisfied with our efforts and the Crown's efforts to date to consult and engage with the Stellat'en First Nation (and other aboriginal groups) regarding the expansion project and will continue to work with the Government of British Columbia towards building positive relationships with Stellat'en (and other aboriginal groups) regarding the Endako Mine and the expansion project, there can be no assurance that these First Nations consultations will be completed successfully.

        In addition, there has been opposition voiced by the Nak'azdli First Nation against the development of Mt. Milligan. Nak'azdli First Nation commenced proceedings in the Supreme Court of British Columbia (June 2009) and the Federal Court of Canada (January 2010) seeking judicial reviews of certain key decisions by the Province of British Columbia and the Government of Canada approving the Mt. Milligan project. Terrane was not named as a party in either proceeding but took steps to have itself added as a Respondent in both proceedings so that it would have an opportunity to ensure that its interests were before the respective Courts. No date has been set for the hearing of the Federal Court proceeding. The Supreme Court proceeding was set for hearing in September 2010 but was adjourned just before the hearing date at the request of Nak'azdli and the Province in order that they might have time to conclude an agreement that would resolve the Supreme Court proceeding. At the request of Terrane a new date was fixed for the hearing for May, 2011 in the event that no agreement is reached. The continued opposition of the Nak'azdli First Nation could delay or prevent the development of Mt. Milligan. There can be no assurance that the Nak'azdli First Nation opposition will be resolved successfully.

Our business is subject to increasingly complex corporate governance, public disclosure and accounting requirements that could adversely affect our business and financial results.

        We are subject to changing rules and regulations of federal and state government as well as the stock exchange on which our common stock is listed. These entities, including the Public Company Accounting Oversight Board, the SEC and the New York Stock Exchange, have issued a significant number of new and increasingly complex requirements and regulations over the course of the last several years and continue to develop additional regulations and requirements in response to laws enacted by Congress. On July 21, 2010, the Dodd-Frank Wall Street Reform and Protection Act, or the Dodd-Frank Act, was enacted. There are significant corporate governance and executive compensation-related provisions in the Dodd-Frank Act that require the SEC to adopt additional rules and regulations in these areas such as "say on pay" and proxy access, as well as additional disclosure requirements regarding mine safety that will impact our Company.

        Although we have attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results to differ from those anticipated, estimated or intended. Forward-looking statements contained herein are made as of the date of this prospectus and we disclaim any obligation to update any forward-looking statements, whether as a result of new information, future events or results or otherwise, except as required by law. There can be no assurance that forward-looking statements will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements. Accordingly, you are cautioned not to place undue reliance on forward-looking statements.

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FORWARD-LOOKING STATEMENTS

        This prospectus, any accompanying prospectus supplement or term sheet, and other documents incorporated by reference herein and therein may contain "forward-looking information" within the meaning of the United States Private Securities Litigation Reform Act of 1995 and applicable Canadian securities legislation. Often, but not always, forward-looking statements can be identified by the use of words such as "plans", "expects", "is expected", "budget", "scheduled", "estimates", "forecasts", "intends", "anticipates", or "believes" or variations (including negative variations) of such words and phrases, or state that certain actions, events or results "may", "could", "would", "might" or "will" be taken, occur or be achieved or are "subject" to future events. Forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Thompson Creek and its subsidiaries to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Examples of forward-looking information include, but are not limited to: statements with respect to the future financial or operating performance of Thompson Creek or its subsidiaries and its projects; the estimation of mineral reserves and resources; the realization of mineral reserve estimates; the timing and amount of estimated future production; estimated capital, operating and exploration expenditures; the costs and timing of the development of new deposits including Mount Emmons, the Davidson Project and the Berg Property; the costs and timing of future exploration; requirements for additional capital; the expected increase in Thompson Creek's share of annual production resulting from the expansion of the Endako mine; the benefits of the Terrane acquisition to Thompson Creek; the achievement of the mine plan at Mt. Milligan, including estimated mine life and expected annual production; Thompson Creek's plans for funding of initial capital costs at Mt. Milligan; disruption to Thompson Creek's business as a result of the Terrane acquisition; and Thompson Creek's ability to achieve its expected growth strategy.

        Such factors include, among others, risks related to general business, economic, competitive, political and social uncertainties including the current global recessionary economic conditions, the associated low molybdenum prices and the levels of disruption and continuing illiquidity in the credit markets; risks related to foreign currency fluctuations; energy prices & fluctuations; title disputes or claims; limitations of insurance coverage; changes in governmental regulation of mining operations; risks related to the volatility of Thompson Creek's share price; changes in environmental regulation; actual results of current exploration activities; actual results of reclamation activities; possible variations of ore grade or recovery rates; failure of plant, equipment or processes to operate as anticipated; accidents, labor disputes and other risks of the mining industry; access to skilled labor; relations with employees; dependence upon key management personnel and executives; delays in obtaining governmental permits and approvals; and delays in financing or in the completion of development or construction activities. Although Thompson Creek has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results to differ from those anticipated, estimated or intended. Forward-looking statements contained herein are made as of the date of this prospectus and Thompson Creek disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or results or otherwise, except as required by law. There can be no assurance that forward-looking statements will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements. Accordingly, you are cautioned not to place undue reliance on forward-looking statements.

        When considering forward looking statements, you should keep in mind the risk factors and other cautionary statements described under the heading "Risk Factors" included in this prospectus, and the risk factors and other cautionary statements described in "Risk Factors" of Thompson Creek's most recent Annual Report on Form 10-K, as amended, as may be updated from time to time in Thompson Creek's Quarterly Reports on Form 10-Q and other filings with the SEC, all of which are incorporated by reference in this prospectus.

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USE OF PROCEEDS

        From time to time, when Terrane Warrants and Goldcorp Warrants are exercised, without giving any affect to any set off right a holder may have as described elsewhere in this prospectus, we will receive proceeds equal to the aggregate exercise price(s) of such Terrane Warrants and Goldcorp Warrants. Assuming that all of the Terrane Warrants and Goldcorp Warrants are exercised prior to their expiration and that no adjustment based on the anti-dilution provisions contained in the indentures and certificate governing the Terrane Warrants and Goldcorp Warrants, respectively, has taken place, and without giving any affect to any set off right a holder may have as described elsewhere in this prospectus, the gross proceeds to us will be approximately C$83.3 million. After giving affect to the approximately C$56.9 million that we will be required to pay to holders of the Terrane Warrants and Goldcorp Warrants as cash consideration in connection with the Arrangement upon exercise of such warrants, the net proceeds to us will be approximately C$26.4 million. We will not receive any proceeds from the sales of the shares of common stock covered by this prospectus. Any net proceeds from the exercise of Terrane Warrants and Goldcorp Warrants are currently intended to be used to fund the remaining Mt. Milligan construction costs, for acquisitions, exploration and development of existing or acquired mineral properties, working capital requirements, to repay indebtedness outstanding from time to time or for other general corporate purposes.

        The actual amount that we spend in connection with each of the intended uses of proceeds may vary significantly and will depend on a number of factors, including those listed under the heading "Risk Factors" in this prospectus. Depending on opportunities, economic conditions and the results of the activities described above we may use a portion of the proceeds to invest in property acquisitions or complete other corporate activities designed to achieve our corporate goals. Estimated costs and the scope of activities cannot be determined at this time.

SELLING SHAREHOLDER

        On April 15, 2010, Terrane issued to Goldcorp by way of a private placement 13,636,500 whole common share purchase warrants to purchase Terrane common shares, with each such warrant entitling the holder thereof to purchase one Terrane common share at a price of C$1.50 until April 15, 2011. Pursuant to the Arrangement Agreement, the Goldcorp Warrants remain outstanding as obligations of Thompson Creek and, in accordance with their terms, the holders thereof are entitled to receive the same cash and share consideration that Terrane's common shareholders are entitled to receive in connection with the Arrangement upon exercise of such warrants.

        We have prepared the following table based on the information supplied to us by Goldcorp. Goldcorp may have, however, sold, transferred or otherwise disposed of a portion of its shares of common stock since the date on which it provided such information. Immediately prior to the consummation of the Arrangement, Goldcorp and its affiliates beneficially owned or exercised control or direction over an aggregate of approximately 58% of the outstanding shares of Terrane, on a non-diluted basis. Immediately following the consummation of the Arrangement, Goldcorp and its affiliates beneficially owned or exercised control or direction over an aggregate of approximately 8.5% of our outstanding shares, on a non-diluted basis.

        We do not know when or in what amounts Goldcorp may offer shares of common stock for sale. For purposes of the columns entitled "Common Shares Owned After the Offering" and the corresponding "Percentage of Outstanding Common Stock" we assumed that all shares included in the column labeled "Common Shares Offered for Resale" will be sold. Goldcorp may choose not to sell

22

any of the shares covered by this prospectus. Goldcorp has sole voting control over the shares shown as beneficially owned.

Name	Common Shares Owned Prior to the Offering		Percentage of Common Shares Outstanding(1)	Common Shares Offered For Resale		Percentage of Outstanding Common Shares(1)	Common Shares Owned After the Offering		Percentage of Outstanding Common Stock
Goldcorp Canada Ltd.	709,098	(2)	0.43%	709,098	(2)	0.43%	—	(3)	—

(1)
Calculated based on: (i) an aggregate number of 164,190,974 shares issued and outstanding as of October 25, 2010; and (ii) the issuance of 709,098 shares upon exercise of the Goldcorp Warrants.

(2)
Consists of 709,098 shares issuable upon exercise of the Goldcorp Warrants.

(3)
Goldcorp's affiliate, Les Mines Opinaca Ltée, currently owns 13,898,196 shares; however, Goldcorp is not a beneficial owner of such shares.

DESCRIPTION OF SECURITIES

        This section describes the general terms and provisions of our common stock and of the Terrane Warrants and Goldcorp Warrants. The following description is only a summary. You should also refer to our Notice of Articles dated May 19, 2010, Certificate of Continuation dated July 29, 2008 and Articles of Continuance effective July 29, 2008, all of which have been filed with the SEC as exhibits to our registration statement of which this prospectus forms a part, and appropriate provisions of the BCBCA. You should also refer to the indentures governing the 2007 Warrants and the 2010 Warrants and the warrant certificate governing the Goldcorp Warrants, all of which have been filed with the SEC as exhibits to our registration statement of which this prospectus forms a part.

Description of Common Stock

        Common Stock.    Our authorized share capital consists of an unlimited number of common shares, no par value.

        Voting Rights.    Holders of our common shares are entitled to receive notice of any meetings of shareholders of the Company, to attend and to cast one vote per common share at all such meetings. Holders of common shares do not have cumulative voting rights with respect to the election of directors and, accordingly, holders of a majority of the common shares entitled to vote in any election of directors may elect all directors standing for election.

        Rights Upon Liquidation, Dissolution or Winding Up.    Upon the liquidation, dissolution or winding up of the Company holders of our common shares are entitled to receive on a pro-rata basis the net assets of the Company after payment of debts and other liabilities, in each case subject to the rights, privileges, restrictions and conditions attaching to any other series or class of shares ranking senior in priority to or on a pro-rata basis with the holders of common shares with respect to dividends or liquidation.

        Other Provisions.    Our common shares do not carry any preemptive, subscription, redemption or conversion rights, nor do they contain any sinking or purchase fund provisions. There are no provisions of British Columbia law or our Notice of Articles, Certificate of Continuation or Articles of Continuance which impose any limitation on the rights of shareholders to hold or vote common shares by reason of their not being resident of Canada.

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Anti-Takekover Effects of Provisions of our Articles of Continuance and of the Canadian Securities Law

        Provisions of our Articles of Continuance and of the Canadian securities laws may delay or discourage transactions involving an actual or potential change in our control or change in our management, including transactions in which shareholders might otherwise receive a premium for their shares, or transactions that our shareholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our common stock. Among other things, our Articles of Continuance:

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  Permit our Board of Directors to issue an unlimited number of first preferred stock with any rights, preferences and privileges as they may designate; and

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  Do not provide for cumulative voting rights (therefore allowing the holders of a majority of the shares of our common stock entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose).

We are subject to Canadian securities laws, which regulate takeover bids and are designed to establish a clear and predictable framework for the conduct of takeover bids to achieve the objectives of equal treatment to shareholders, provision of adequate information, and an open and even-handed process that does not unfairly discriminate among, or exert pressure on, shareholders. In achieving these objectives the Canadian securities laws can be prohibitive to takeover bids and among other things:

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  Prohibit offers to acquire 20% or more of a class of our stock without following the takeover bid rules and procedures;

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  Require that a takeover bid offer all shareholders of the same class of stock the identical consideration, and that the takeover bid be made to all shareholders;

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  An offeror must prepare and send a fulsome information document related to the offer and the business of the offeror, and must ensure that all shareholders receive the same information during the course of a takeover bid; and

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  Before making a takeover bid, an offeror must make adequate arrangements to ensure that the required funds to complete the takeover bid are available.

The BCBCA, to which we are subject, provides a shareholder with the right to seek relief from the Supreme Court of British Columbia if our affairs are being conducted in a manner oppressive to one or more shareholders or a resolution of shareholders has or will be passed that is unfairly prejudicial. This oppression remedy could be claimed by a shareholder at any time, and may serve to deter a takeover bid.

Limitations on Liability and Indemnification of Officers and Directors

        The BCBCA establishes a two year limitation period in which to commence proceedings against a director for a breach of the BCBCA pertaining to (i) the payment of compensation to any person in connection with any business that the company is restricted from engaging in, as stipulated by its articles, (ii) the payment of any unreasonable commission or discount to a person in connection with the purchase of the company's shares, (iii) the payment of dividend when the company is insolvent or when doing so would render the company insolvent, (iv) the purchase, redemption, or acquisition of any of the company's shares when the company is insolvent or such purchase, redemption or acquisition would render the company insolvent or, (v) the payment or giving of an indemnity when the company would otherwise be prevented under the BCBCA. A director will be excused from liability where the director has relied in good faith on (i) financial statements of the company represented to the director by an officer of the company or in a written report of the company's auditor to fairly reflect the financial position of the company, (ii) the written report of a lawyer, accountant, engineer, appraiser or other person whose profession lends credibility to the statement made by that person, (iii) a statement

24

of fact represented to the director by an officer of the company to be correct, or (iv) any record, information or representation that, although forged, fraudulently made, or inaccurate, a court would consider that, if it had been genuine and accurate, it would have provided reasonable grounds for the actions of the director. Furthermore, under the BCBCA, the articles of a company may provide for the transfer of powers and liabilities of the directors, in whole or in part, to other persons.

        Under the BCBCA, a company may indemnify a current or former director or officer against a judgment, penalty or fine awarded or imposed in, or an amount paid in settlement of, and the expenses actually and reasonably incurred in, a proceeding in which such director or officer is or may be liable. Additionally, a company no longer has to get court approval for indemnification in most circumstances. However, the directors and officers have the right to go to court where the company refuses to grant indemnification. Under the BCBCA, a company may pay the expenses of a director or an officer, as such expenses are incurred, during a proceeding against him or her so long as the company receives a written undertaking that, if the proceeding is ultimately determined against the director or officer (i.e. it is determined he or she did not act honestly and in good faith with a view to the best interests of the company or, in the case of a proceeding other than a civil proceeding, he or she did not have reasonable grounds for believing their conduct was lawful), the director or officer will repay the company the money advanced.

        A policy of directors' and officers' liability insurance is maintained by the Company which insures directors and officers and former directors and officers and persons who act or acted at the Company's request as a director or officer of a corporation in which the Company is or was a shareholder or creditor, and their respective heirs and legal representatives for losses as a result of claims against the directors and officers of the Company in their capacity as directors and officers and also reimburses the Company for payments made pursuant to the indemnity provisions under the Articles of the Company and the BCBCA.

Listing

        Our shares of common stock are traded on the New York Stock Exchange (which we refer to as the "NYSE") and the Toronto Stock Exchange under the symbols "TC" and "TCM," respectively.

Transfer Agent and Registrar

        The transfer agents and co-registrars for our common stock are Equity Financial Trust Company and Registrar and Transfer Company.

Description of 2007 Warrants and 2010 Warrants

        In 2007, Terrane issued the 2007 Warrants, which expire in June 2012 and have an exercise price of C$0.85 per share, pursuant to the Common Share Purchase Warrant Indenture between Terrane and Pacific Corporate Trust Company (which we refer to as the "2007 Warrant Agent"), dated June 21, 2007, as supplemented by the Supplement to the Common Share Purchase Warrant Indenture between Terrane, Thompson Creek and Computershare Trust Company of Canada, dated October 20, 2010 (which we refer to as the "2007 Indenture"), which agreement Thompson Creek became a party to in connection with the consummation of the Arrangement. In 2010, Terrane issued the 2010 Warrants, which expire in April 2011 and have an exercise price of C$1.50 per share, pursuant to the Common Share Purchase Warrant Indenture between Terrane and Computershare Trust Company of Canada (which we refer to as the "2010 Warrant Agent," and we refer to the 2007 Warrant Agent and the 2010 Warrant Agent, collectively, as the "Warrant Agents"), dated April 16, 2010, as supplemented by the Supplement to the Common Share Purchase Warrant Indenture between Terrane, Thompson Creek and Computershare Trust Company of Canada, dated October 20, 2010 (which we refer to as the "2010 Indenture," and we refer to the 2007 Indenture and the 2010 Indenture, collectively, as the

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"Indentures"), which agreement Thompson Creek became a party to in connection with the consummation of the Arrangement.

        The Indentures contain provisions designed to protect the holders of warrants against dilution upon the happening of certain events. Specifically, the Indentures provide for adjustment in the number of common shares issuable upon the exercise of the warrants and/or the exercise price per common share upon the occurrence of certain events, including:

            (i)  the issuance of our common shares or securities exchangeable for or convertible into our common shares to all or substantially all of the holders of common shares as a stock dividend or other distribution (other than a "dividend paid in the ordinary course", as defined in the Indentures, or a distribution of common shares upon the exercise of the warrants or pursuant to the exercise of directors, officers or employee stock options granted under our stock option plan);

           (ii)  the subdivision, redivision or change of our common shares into a greater number of shares;

          (iii)  the reduction, combination or consolidation of our common shares into a lesser number of shares;

          (iv)  the issuance to all or substantially all of the holders of our common shares of rights, options or warrants under which such holders are entitled, during a period expiring not more than 45 days after the record date for such issuance, to subscribe for or purchase our common shares, or securities exchangeable for or convertible into common shares, at a price per share to the holder (or at an exchange or conversion price per share) of less than 95% of the "current market price", as defined in the Indentures, for common shares on such record date; and

           (v)  the issuance or distribution to all or substantially all of the holders of our common shares of shares of any class other than common shares, rights, options or warrants to acquire common shares or securities exchangeable or convertible into common shares, or evidences of indebtedness or cash, securities or any property or other assets.

        The Indentures also provide for adjustment in the class and/or number of securities issuable upon the exercise of the warrants and/or exercise price per security in the event we: (1) reclassify our common shares, (2) consolidate, amalgamate, enter into a plan of arrangement or a merger with or into another entity (other than consolidations, amalgamations, plans of arrangement or mergers which do not result in any reclassification of common shares or a change of common shares into other shares), or (3) transfer (other than to one of our subsidiaries) its undertaking or assets as an entirety or substantially as an entirety to another corporation or other entity.

        No adjustment in the exercise price or the number of common shares purchasable upon the exercise of the warrants will be required to be made unless the cumulative effect of such adjustment or adjustments would change the exercise price by at least 1% or the number of common shares purchasable upon exercise by at least one one-hundredth of a common share.

        The Indentures also require that, during the respective periods in which the warrants are exercisable, we give notice to holders of warrants of certain stated events, including events that would result in an adjustment to the exercise price for the warrants or the number of common shares issuable upon exercise of the warrants, at least 14 business days before the record date or effective date, as the case may be, of such event.

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        No fractional common shares are issuable upon the exercise of warrants, and no cash or other consideration will be paid in lieu of fractional shares. Holders of warrants do not have any voting or pre-emptive rights or any other rights which a holder of common shares would have. The 2007 Warrants and the 2010 Warrants are currently traded on the TSX Venture Exchange under the symbols "TRX.WT" and "TRX.WT.A", respectively.

        From time to time, we and the Warrant Agents, without the consent of the holders of the applicable warrants, may amend or supplement the applicable Indenture for certain purposes, including curing defects or inconsistencies or making any change that does not adversely affect the rights of any holder of warrants. Any supplement to the Indentures that adversely affects the interests of the applicable holders of warrants may only be made by "extraordinary resolution", which is defined in the Indentures as a resolution either (1) passed at a meeting of the holders of warrants (at which there are holders of warrants present in person or represented by proxy representing at least 25% of the aggregate number of the then outstanding warrants) by the affirmative vote of holders of warrants representing not less than two-thirds of the aggregate number of then outstanding warrants represented at the meeting and voted on such resolution or (2) adopted by an instrument in writing signed by the holders of warrants representing not less than two-thirds of the aggregate number of then outstanding warrants.

Description of Goldcorp Warrants

        In 2010, Terrane issued the Goldcorp Warrants, which expire in April 2011 and have an exercise price of C$1.50 per share, pursuant to the Warrant Certificate between Terrane and Goldcorp, dated April 15, 2010 (the which we refer to as the "Issue Date") (which we refer to as the "Certificate"), which agreement Thompson Creek became a party to in connection with the consummation of the Arrangement. The rights attached to the Goldcorp Warrants and the adjustments that will be made upon the occurrence of certain events are as follows.

        If at any time after the Issue Date and prior to the expiry of the Goldcorp Warrants, and provided that any Goldcorp Warrants remain unexercised, there shall be:

            (i)  a reclassification of our common shares, a change in our common shares into other shares or securities, a subdivision or consolidation of our common shares into a greater or lesser number of common shares, or any other capital reorganization; or

           (ii)  a consolidation, amalgamation or merger of the Company with or into any other corporation other than a consolidation, amalgamation or merger which does not result in any reclassification of our outstanding common shares or a change of our common shares into other shares or securities,

(any such event being called a "Capital Reorganization") and holders who shall thereafter acquire common shares pursuant to the Goldcorp Warrants shall be entitled to receive, at no additional cost, and shall accept in lieu of the number of common shares to which such holder was theretofore entitled to acquire upon such exercise, the aggregate number of shares, other securities or other property which such holder should have been entitled to receive as a result of such Capital Reorganization if, on the effective date thereof, the holder had been the registered holder of the number of common shares to which such holder was theretofore entitled to acquire upon exercise of the Goldcorp Warrants.

        If determined appropriate by us acting reasonably, appropriate adjustments shall be made in the application of provisions set forth in the Certificate with respect to the rights and interests of the holder relative to a Capital Reorganization, to the end that the provisions in the Certificate shall correspond as nearly as may be reasonably possible to the effect of the Capital Reorganization in relation to any common shares, other securities or other property thereafter deliverable upon the exercise of any Goldcorp Warrants.

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        In case at any time:

            (i)  we shall pay any dividend payable in stock upon our common shares or make any distribution to the holders of our common shares;

           (ii)  we shall offer for subscription pro rata to the holders of our common shares any additional shares or stock of any class or other rights;

          (iii)  there shall be any subdivision, consolidation, capital reorganization, or reclassification of our capital stock, or merger, amalgamation or arrangement of the Company with, or sale of all or substantially all of our assets to, another corporation; or

          (iv)  there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Company,

we shall give the holder at least twenty days' prior written notice of the date on which our books shall close or a record shall be established for such dividend, distribution or subscription rights, or for determining rights to vote with respect to such subdivision, consolidation, capital reorganization, reclassification, merger, amalgamation, arrangement, sale, dissolution, liquidation or winding-up, and in case of any such dissolution, liquidation or winding-up, at least twenty days' prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause shall also specify, in case of any such dividend, distribution or subscription rights, the date on which the holders of common shares shall be entitled thereto, and such notice in accordance with the foregoing shall also specify, in the case of any such subdivision, consolidation, capital reorganization, reclassification, merger, amalgamation, arrangement, sale, dissolution, liquidation or winding-up, the date on which the holders of common shares shall be entitled to exchange their common shares for securities or other property deliverable upon such subdivision, consolidation, capital reorganization, reclassification, merger, amalgamation, arrangement, sale, dissolution, liquidation or winding-up as the case may be. Each such written notice shall be given by first class mail, postage prepaid, addressed to the holder at its address as shown on our books.

        In case we, after the Issue Date, shall take any action affecting any of our securities, other than as previously set out above, which in the opinion of our Board of Directors would materially affect the rights and interest of the holder hereunder, the number of common shares or other securities shall be issuable on the exercise of the Goldcorp Warrants shall be adjusted in such manner, if any, and at such time as our Board of Directors, in their sole discretion, may determine to be equitable in the circumstances, provided that no such adjustment will be made unless all necessary regulatory approvals, if any, have been obtained. Any questions arising with respect to the aforementioned adjustment shall be conclusively determined by a firm of chartered accountants appointed by us in our sole discretion and any such determination shall be binding upon us and the holder.

        No adjustments shall be made in respect of the events described above if the holder is entitled to participate in such event on the same terms, without amendment, as if the holder had exercised the Goldcorp Warrants prior to or on the effect date of such event. The adjustments provided above are cumulative and shall be made successively whenever an event referred to above shall occur, subject the limitations provided for above. No adjustment shall be made in the number or kind of common shares or other securities which may be acquired on the exercise of a Goldcorp Warrant unless it would result in a change of at least one-tenth of a common share or other security. Any adjustment which may by reason of this paragraph not be required to be made shall be carried forward and then taken into consideration in any subsequent adjustment.

        Notwithstanding any adjustments provided for above or otherwise, we shall not be required, upon the exercise of any Goldcorp Warrants, to issue fractional shares or other securities in satisfaction of its obligations and, except as provided for in the Certificate, any fractions shall be eliminated. To the extent the holder would otherwise be entitled to acquire a fraction of a common share or other

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security, such right may be exercised in respect of such fraction only in combination with other rights which in the aggregate entitle the holder to acquire a whole number of shares or other securities.

PLAN OF DISTRIBUTION

        This prospectus relates to: (i) up to 2,578,537 Warrant Shares issuable from time to time upon the exercise of (A) 17,768,750 2007 Warrants, and (B) 31,818,500 2010 Warrants. This prospectus also relates to the resale by Goldcorp of up to 709,098 Goldcorp Shares.

        Under the Arrangement, holders of Terrane common shares are entitled to receive C$0.90 in cash and 0.052 of Thompson Creek's common shares per Terrane share. Pursuant to the Arrangement, the Terrane Warrants and Goldcorp Warrants remain outstanding and, in accordance with their terms, the holders thereof are entitled to receive the same cash and share consideration that Terrane's common shareholders are entitled to receive in connection with the Arrangement upon exercise of such warrants.

        Each Warrant Share issued in exchange for the 2007 Warrants shall be issued pursuant to the terms of the 2007 Indenture. The 2007 Warrants expire in June 2012 and have an exercise price of C$0.85 per share. Each Warrant Share issued in exchange for the 2010 Warrants shall be issued pursuant to the terms of the 2010 Indenture. The 2010 Warrants expire in April 2011 and have an exercise price of C$1.50 per share. Each Goldcorp Share issued in exchange for the Goldcorp Warrants shall be issued pursuant to the terms of the Certificate. The Goldcorp Warrants expire in April 2011 and have an exercise price of C$1.50 per share.

        In connection with the Arrangement, Thompson Creek entered into supplements to the indentures governing the 2007 Warrants and the 2010 Warrants, and sent a notice to Goldcorp, to, among other things, provide that the amount payable on the exercise of each warrant may be set off against the cash consideration the holder of the warrant is entitled to receive on the exercise. Accordingly, (i) upon exercise of a 2007 Warrant, the obligation of the exercising holder to pay the C$0.85 exercise price will be set off against the holder's entitlement to receive C$0.90 of cash consideration, with the result that a net payment of C$0.05, along with 0.052 of a Thompson Creek common share, will be made to such holder per warrant; and (ii) upon exercise of a 2010 Warrant or a Goldcorp Warrant, the obligation of the exercising holder to pay the C$1.50 exercise price will be set off against the holder's entitlement to receive C$0.90 of cash consideration, with the result that a net amount of C$0.60 will be payable by such holder, and the holder will receive 0.052 of a Thompson Creek common share per warrant.

        Holders of the 2007 Warrants and the 2010 Warrants desiring to exercise their warrants may do so by surrendering their warrant certificates to the 2007 Warrant Agent or 2010 Warrant Agent, as applicable, at its principal transfer office, located in Vancouver, British Columbia, together with a duly completed and executed warrant exercise form and payment of the aggregate exercise price, as determined in accordance with the above calculation. The aggregate exercise price, if any, must be paid by certified check, bank draft or money order payable to, or to the order of, Thompson Creek at the city where the warrant certificate is surrendered. The duly executed warrant exercise form must specify the number of Thompson Creek common shares that the holder wishes to purchase, the name(s) and address(es) of the person or persons to whom the Thompson Creek common shares will be issued, and, if more than one person is specified, the number of shares to be issued to each such person, and any other information that may be required as specified in the applicable Indentures. Payment of the aggregate exercise price will be deemed to have been effected, and the 2007 Warrants and 2010 Warrants shall be deemed to have been exercised, only on personal delivery thereof to, or if sent by mail or other means of transmission on actual receipt thereof by, the 2007 Warrant Agents or the 2010 Warrant Agent, as the case may be, at their respective offices as provided for in the Indentures.

        Holders of the Goldcorp Warrants may exercise their warrants by surrendering to Thompson Creek the Goldcorp Warrant Certificate (the "Warrant Certificate"), the duly completed and executed

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Subscription Form attached to the Warrant Certificate as Schedule A (the "Subscription Form"), and a check, bank draft or money order payable to Thompson Creek in the amount of the aggregate exercise price, as determined in accordance with the above calculation, at Thompson Creek's designated office located at Suite 1500—999 West Hastings, Vancouver, British Columbia, Canada V6C 2W2. Upon the due exercise of the Goldcorp Warrants, Thompson Creek shall issue or cause to be issued the requisite number of the Goldcorp Shares to be issued pursuant to such exercise, registered in the name of the holder or such other person(s) as may be specified in the Subscription Form. If the Goldcorp Shares are to be issued to a person other than the holder, the holder's signature on the Subscription Form must be guaranteed by a Canadian chartered bank, a Canadian trust company or a member firm of the TSX Venture Exchange. Thompson Creek will cause the certificates representing the Goldcorp Shares to be mailed to the holder at the address stated in the Warrant Certificate, or such other address(es) as may be specified in the Subscription Form, within three business days of the exercise of the Goldcorp Warrants.

        The Warrant Shares and Goldcorp Shares to which this prospectus relates will be issued directly by the Company to holders of Terrane Warrants and Goldcorp Warrants on the exercise of such warrants. No underwriters, dealers or agents will be involved in these sales. No underwriter has been involved in the preparation of, or has performed any review of, this prospectus.

        Subject to the provisions set forth below, Goldcorp may from time to time offer and sell, separately or together, some or all of the Goldcorp Shares covered by this prospectus. Registration of the Goldcorp Shares does not mean, however, that those shares necessarily will be offered or sold. We will not receive any proceeds from the sale of the Goldcorp Shares by Goldcorp.

        Goldcorp and its pledgees, assignees, donees, or other successors-in-interest who acquire its Goldcorp Shares after the date of this prospectus, may sell such shares of common stock from time to time directly to purchasers or through underwriters, broker-dealers or agents, at market prices prevailing at the time of sale, at prices related to such market prices, at a fixed price or prices subject to change or at negotiated prices, by a variety of methods including the following:

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  through the New York Stock Exchange, Toronto Stock Exchange or on any national securities exchange or quotation service on which the shares of our common stock may be listed or quoted at the time of sale;

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  in the over-the-counter market;

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  in transactions otherwise than on such exchanges or services or in the over-the-counter market;

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  through the exercise of purchased or written options;

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  through a combination of any such methods; or

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  through any other method permitted under applicable law and our insider trading policy.

        The selling shareholder may effect these transactions by selling the Goldcorp Shares to or through broker-dealers, and these broker-dealers may receive compensation in the form of discounts, concessions or commissions from such shareholders and/or the purchasers of the securities for whom such broker-dealers may act as agents or to whom they sell as principals, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

        The selling shareholder may enter into hedging transactions with broker-dealers or other financial institutions. In connection with these transactions, broker-dealers or other financial institutions may engage in short sales of our securities in the course of hedging the positions they assume with the selling shareholder. The selling shareholder may also enter into options or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of the securities covered by this prospectus, which securities the broker-dealer or

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other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

        Because the selling shareholder may be deemed to be an "underwriter" within the meaning of the Securities Act, it may be subject to the prospectus delivery requirements of the Securities Act. The selling shareholder has advised us that it has not entered into any agreements, understandings or arrangements with any underwriter or broker-dealer regarding the sale of the registered securities. There is currently no underwriter or coordinating broker acting in connection with the proposed sale of the registered securities by the selling shareholder.

        The selling shareholder also may transfer the Goldcorp Shares in other circumstances not involving a sale, in which case the transferees, donees, or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the ordinary shares from time to time under this prospectus as selling shareholders, and, if required, we will file a supplement to this prospectus under Rule 424(b) or other applicable provision of the Securities Act to include, transferee, donee, or other successors in interest as selling shareholders under this prospectus.

        On July 15, 2010, concurrently with and as an inducement for Thompson Creek's entry into the Arrangement Agreement, Goldcorp, Inc., the parent company of Goldcorp, entered into a Support Agreement with Thompson Creek, pursuant to which Goldcorp agreed that, during the two year period following the consummation of the Arrangement, in the event Goldcorp wishes to sell its Thompson Creek common shares that it acquired in connection with the Arrangement or thereafter in an amount that equals or exceeds three percent of the then-outstanding common shares of Thompson Creek, Thompson Creek shall then have a limited opportunity to find and present a purchaser for such shares.

        In order to comply with the applicable securities laws of particular states, if applicable, the Goldcorp Shares will be sold in the jurisdictions only through registered or licensed brokers or dealers. In addition, in particular states, the Goldcorp Shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

        The selling shareholder and any broker-dealers or agents that participate with the selling shareholder in the distribution of the Goldcorp Shares may be deemed to be "underwriters" within the meaning of the Securities Act, and any commissions received by them and any profit on the resale of such shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

        The selling shareholder will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, which provisions may limit the timing of purchases and sales of shares of our securities by the selling shareholder.

CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

        The following is a summary of the principal Canadian federal income tax considerations generally applicable to the acquisition, holding and disposition of Warrant Shares and Goldcorp Shares (collectively referred to herein as the "Underlying Shares") that are qualified for distribution pursuant to this prospectus and the disposition (including the exercise) of the Terrane Warrants and the Goldcorp Warrants (collectively referred to herein as the "Outstanding Warrants"). This summary is applicable to a holder who, at all relevant times, for purposes of the Income Tax Act (Canada) (the "Tax Act"), holds the Warrant Shares or Goldcorp Shares and the Terrane Warrants and Goldcorp Warrants as capital property, deals at arm's length with and is not affiliated with the Company, is neither a resident, nor is deemed to be a resident, of Canada for purposes of the Tax Act and any applicable income tax treaty or convention, and who does not use or hold, and is not deemed to use or hold, the Underlying Shares in carrying on a business in Canada (a "Holder"). The Underlying Shares

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and Outstanding Warrants will generally be considered capital property to a Holder unless either the Holder holds them in the course of carrying on a business of buying and selling securities or the holder has acquired them in a transaction or transactions considered to be an adventure in the nature of trade.

        This summary is not applicable to a Holder: (i) that is a "financial institution" (as defined in the Tax Act for purposes of the mark-to-market rules); (ii) that is a "specified financial institution" or a "restricted financial institution"; (iii) an interest in which is a "tax shelter investment"; or (iv) to which the "functional currency" reporting rules in section 261 of the Tax Act apply, (all within the meaning of the Tax Act). Such Holders should consult their own tax advisors.

        This summary is based on the current provisions of the Tax Act, the regulations thereunder (the "Regulations"), all proposals to amend the Tax Act and the Regulations publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof (the "Proposals") and counsel's understanding of the administrative and assessing practices and policies of the Canada Revenue Agency ("CRA") which have been made publicly available prior to the date hereof. No assurance can be given that the Proposals will be enacted as proposed, if at all. This summary does not take into account or anticipate any other changes in law, whether by legislative, regulatory, administrative or judicial decision or action or changes in the administrative practices of CRA, is not exhaustive of all Canadian federal income tax considerations and does not take into account other federal tax considerations or provincial, territorial or foreign income tax legislation or considerations.

        This summary is not exhaustive of all possible Canadian federal income tax considerations applicable to an investment in the Underlying Shares and the Outstanding Warrants. The Canadian income and other tax consequences of acquiring, holding and disposing of the Underlying Shares, or disposing of the Outstanding Warrants will vary according to a holder's own particular circumstances. Accordingly, the following description of income tax matters is of a general nature only and is not intended to constitute advice to any particular holder. Prospective holders should consult their own tax advisors with respect to the income tax consequences of investing in the Underlying Shares and in the Outstanding Warrants, based on the holder's particular circumstances.

Currency

        Subject to certain exceptions that are not discussed in this summary, for the purposes of the Tax Act, all amounts must be determined in Canadian dollars based on the daily noon rate as quoted by the Bank of Canada for the applicable day (or, if there is no such rate quoted for the applicable day, the closest preceding day for which such a rate is quoted) or such other rate of exchange that is acceptable to the CRA. Holders may therefore realize additional income, gains or losses by virtue of changes in foreign currency exchange rates.

Exercise of Warrants

        No gain or loss will be realized by a Holder upon the exercise of an Outstanding Warrant to acquire Underlying Shares. When an Outstanding Warrant is exercised, the Holder's cost of the Underlying Shares acquired thereby will be equal to the aggregate of the Holder's adjusted cost base of such Outstanding Warrant and the exercise price paid for the Underlying Shares. For the purposes of the Tax Act, such amounts are to be determined in Canadian dollars as described above. The Holder's adjusted cost base of the Underlying Shares so acquired will be determined by averaging such cost with the adjusted cost base to the Holder of all common shares of the Company held by the Holder as capital property immediately prior to such acquisition.

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Disposition and Expiry of Warrants

        A Holder of the Outstanding Warrants will generally not be subject to tax under the Tax Act in respect of the disposition or expiry of such Outstanding Warrants, provided that the Company common shares are not, and are not deemed to be, "taxable Canadian property" (as defined in the Tax Act) to such Holder at the time of disposition (see "Disposition of Common Shares", below for a discussion of the circumstances in which the Company common shares will constitute taxable Canadian property).

        Holders whose Company common shares (and, consequently, the Outstanding Warrants) are or are deemed to be taxable Canadian property should consult with their own tax advisors for advice having regard to their particular circumstances.

Disposition of Warrant Shares

        A Holder will generally not be subject to tax under the Tax Act in respect of the disposition of the Underlying Shares, provided that the Underlying Shares are not, and are not deemed to be, "taxable Canadian property" (as defined in the Tax Act) to such Holder at the time of disposition. Generally, Company common shares will not be taxable Canadian property to a Holder at a particular time provided that: (i) the shares are listed on a designated stock exchange (which includes the TSX and the NYSE); (ii) at no time during the sixty (60) month period immediately preceding the disposition of the shares did the Holder, either alone or in combination with one or more persons with whom the Holder does not deal at arm's length, own or have an interest in or an option in respect of, 25% or more of the issued shares of any class or series of shares in the capital of the Company; and, (iii) the shares are not deemed under the Tax Act to be taxable Canadian property of the Holder.

        Holders whose Underlying Shares are taxable Canadian property should consult with their own tax advisors for advice having regard to their particular circumstances.

Dividends on Warrant Shares

        Dividends on the Underlying Shares paid or credited or deemed to be paid or credited to a Holder will be subject to a non-resident withholding tax under the Tax Act at a rate of 25%, subject to reduction under the provisions of any applicable income tax treaty or convention. For example, under the Canada-United States Income Tax Convention (1980) (the "Convention"), the withholding tax rate is generally reduced to 15% in respect of a dividend paid to a person who is the beneficial owner of the dividend, who is resident in the United States for purposes of the Convention and whose entitlements to the benefits of the Convention are not limited by the limitation on benefits provisions of the Convention. Holders are urged to consult their own tax advisors to determine their entitlement to relief under the Convention, or any other applicable tax treaty, based on their particular circumstances.

EXPERTS

        The consolidated financial statements of Thompson Creek Metals Company Inc. as of December 31, 2009 and for the year then ended, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2009 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2009 financial statements refers to a change in the goodwill impairment testing measurement date and to a change in the method of accounting for common stock warrants.

        The consolidated financial statements of Thompson Creek Metals Company Inc. as of December 31, 2008 and for the years ended December 31, 2008 and 2007, incorporated by reference in this prospectus by reference from our Annual Report on Form 10-K for the year ended December 31,

33

2009, as amended, have been audited by PricewaterhouseCoopers LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements and financial statement schedules have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

        The consolidated financial statements of Terrane Metals Corp. and its subsidiaries as of June 30, 2010 and June 30, 2009 and for each of the years in the three-year period ended June 30, 2010, incorporated in this prospectus by reference from the Current Report on Form 8-K/A dated October 25, 2010, have been audited by Deloitte & Touche LLP, independent registered chartered accountants, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

CERTAIN LEGAL MATTERS

        On behalf of the Company, Goodmans, Canadian counsel to the Company, will pass upon the validity of the Warrant Shares and Goldcorp Shares to be issued upon exercise of the Terrane Warrants and Goldcorp Warrants and certain other legal matters. McDermott Will & Emery LLP, special U.S. counsel to the Company, has provided its advice as to certain matters of U.S. law. A copy of the legal opinion of Goodmans is included as an exhibit to this registration statement of which this prospectus forms a part.

INCORPORATION BY REFERENCE

        The SEC allows us to "incorporate by reference" into this prospectus information that we file with them. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus. We incorporate by reference the documents listed below, other than any portions of the respective filings that were furnished (pursuant to Item 2.02 or Item 7.01 of Current Reports on Form 8-K or other applicable SEC rules) rather than filed:

          (a)   Annual Report on Form 10-K for the fiscal year ended December 31, 2009 (File No. 001-33783) filed with the SEC on February 25, 2010, as amended by Amendment No. 1 to Form 10-K filed with the SEC on March 1, 2010;

          (b)   Quarterly Report on Form 10-Q for the quarter ended March 31, 2010 (File No. 001-33783) filed with the SEC on May 5, 2010;

          (c)   Quarterly Report on Form 10-Q for the quarter ended June 30, 2010 (File No. 001-33783) filed with the SEC on August 5, 2010;

          (d)   Current Reports on Form 8-K (File No. 001-33783) filed with the SEC on January 28, 2010, February 5, 2010, May 12, 2010, May 25, 2010, July 15, 2010, July 21, 2010; August 11, 2010, August 20, 2010, August 25, 2010, September 9, 2010, September 27, 2010, September 28, 2010 and October 20, 2010 (as amended by our Current Report on Form 8-K/A, filed with the SEC on October 25, 2010); and

          (e)   All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 2009.

        All documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and until the offerings hereunder are completed will be deemed to be incorporated by reference into this prospectus and will be a part of this prospectus from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or

34

superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement that is modified or superseded will not constitute a part of this prospectus, except as so modified or superseded.

        You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing), at no cost, by writing to us at the following address or calling the following number:

Thompson Creek Metals Company Inc.
26 West Dry Creek Circle, Suite 810
Littleton, CO 80120
(303) 761-8801
Attention: Investor Relations
 www.thompsoncreekmetals.com

 WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (which we refer to as the "Exchange Act"), and, in accordance therewith, file annual, quarterly and current reports and other information with the SEC. Such reports and other information can be inspected and copied at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of these documents at prescribed rates from the Public Reference Section of the SEC at its Washington, D.C. address. Please call the SEC at 1-800-SEC-0330 for further information. Our filings with the SEC, as well as additional information about us are also available to the public through our website at http://www.thompsoncreekmetals.com and are made available as soon as reasonably practicable after such material is filed with or furnished to the SEC. Other than specific documents incorporated by reference, information on our web site is not incorporated into this prospectus or our other securities filings and does not form a part of this prospectus. Our filings are also available to the public through the SEC website at http://www.sec.gov.

35

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution

        The following table sets forth estimates of the costs and expenses to be incurred by us in connection with the issuance and distribution of the securities being registered hereby:

SEC filing fee (actual)*	$2,517.55
Printing costs**	0
Accounting fees and expenses**	22,000
Legal fees and expenses**	45,000
Trustees' fees and expenses**	0
Blue Sky fees and expenses	0
Miscellaneous**	0

Total**	$69,517.55

*
This amount represents the actual expenses incurred for the 3,287,635 shares of common stock being registered under this registration statement. Under Rules 456(b) and 457(r) of the Securities Act, the registration fees will be paid at the time of any other particular offering of securities under this registration statement.

**
These amounts represent the estimated costs and expenses incurred in connection with the 3,287,635 shares of common stock being registered under this registration statement. Fees and expenses are calculated based on the securities offered and the number of issuances and, accordingly, cannot be estimated at this time with respect to the additional securities being registered under this registration statement.

Item 15.    Indemnification of Directors and Officers

        The Business Corporations Act (British Columbia) (the "Act") establishes a two year limitation period in which to commence proceedings against a director for a breach of the Act pertaining to (i) the payment of compensation to any person in connection with any business that the company is restricted from engaging in, as stipulated by its articles, (ii) the payment of any unreasonable commission or discount to a person in connection with the purchase of the company's shares, (iii) the payment of dividend when the company is insolvent or when doing so would render the company insolvent, (iv) the purchase, redemption, or acquisition of any of the company's shares when the company is insolvent or such purchase, redemption or acquisition would render the company insolvent or, (v) the payment or giving of an indemnity when the company would otherwise be prevented under the Act. A director will be excused from liability where the director has relied in good faith on (i) financial statements of the company represented to the director by an officer of the company or in a written report of the company's auditor to fairly reflect the financial position of the company, (ii) the written report of a lawyer, accountant, engineer, appraiser or other person whose profession lends credibility to the statement made by that person, (iii) a statement of fact represented to the director by an officer of the company to be correct, or (iv) any record, information or representation that, although forged, fraudulently made, or inaccurate, a court would consider that, if it had been genuine and accurate, it would have provided reasonable grounds for the actions of the director. Furthermore, under the Act, the articles of a company may provide for the transfer of powers and liabilities of the directors, in whole or in part, to other persons.

        Under the Act, a company may indemnify a current or former director or officer against a judgment, penalty or fine awarded or imposed in, or an amount paid in settlement of, and the expenses actually and reasonably incurred in, a proceeding in which such director or officer is or may be liable. Additionally, a company no longer has to get court approval for indemnification in most circumstances. However, the directors and officers have the right to go to court where the company refuses to grant indemnification. Under the Act, a company may pay the expenses of a director or an officer, as such expenses are incurred, during a proceeding against him or her so long as the company receives a written undertaking that, if the proceeding is ultimately determined against the director or officer (i.e. it is determined he or she did not act honestly and in good faith with a view to the best interests of the company or, in the case of a proceeding other than a civil proceeding, he or she did not have reasonable grounds for believing their conduct was lawful), the director or officer will repay the company the money advanced.

        A policy of directors' and officers' liability insurance is maintained by the Company which insures directors and officers and former directors and officers and persons who act or acted at the Company's request as a director or officer of a corporation in which the Company is or was a shareholder or creditor, and their respective heirs and legal representatives for losses as a result of claims against the directors and officers of the Company in their capacity as directors and officers and also reimburses the Company for payments made pursuant to the indemnity provisions under the Articles of the Company and the Act.

Item 16.    Exhibits

        The exhibits to this registration statement are listed in the Exhibit Index, which appears elsewhere herein and is incorporated by reference.

Item 17.    Undertakings

        The Company hereby undertakes:

          (a)   to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

    (1)
    to include any prospectus required by Section 10(a)(3) of the Securities Act;

    (2)
    to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

    (3)
    to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          provided, however, that paragraphs (a)(1), (a)(2) and (a)(3) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Company pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

          (b)   that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offer thereof.

          (c)   to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (d)   that, for the purpose of determining liability under the Securities Act to any purchaser:

              (i)  Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

             (ii)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and

          (e)   that, for the purpose of determining liability of the Company under the Securities Act to any purchaser in the initial distribution of the securities: The Company undertakes that in a primary offering of securities of the Company pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Company will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the Company relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the Company or used or referred to by the Company; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the Company or its securities provided by or on behalf of the Company; and (iv) any other communication that is an offer in the offering made by the Company to the purchaser.

        The Company hereby undertakes that, for the purpose of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

        The Company hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (the "TI Act") in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the TI Act.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Thompson Creek Metals Company Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Littleton, State of Colorado, on October 29, 2010.

By:	THOMPSON CREEK METALS COMPANY INC.
By:	/s/ KEVIN LOUGHREY
	Name:	Kevin Loughrey
	Title:	Chairman and Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below, constitutes and appoints Kevin Loughrey, Pamela L. Saxton and Wendy Cassity, and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to do any and all acts and things and execute, in the name of the undersigned, any and all instruments which said attorney-in-fact and agent may deem necessary or advisable in order to enable the Company to comply with the Securities Act and any requirements of the SEC in respect thereof, in connection with the filing with the SEC of this Registration Statement on Form S-3 under the Securities Act, including specifically but without limitation, power and authority to sign the name of the undersigned to such Registration Statement, and any amendments to such Registration Statement (including post-effective amendments), and to file the same with all exhibits thereto and other documents in connection therewith, with the SEC, to sign any and all applications, registration statements, notices or other documents necessary or advisable to comply with applicable state securities laws, and to file the same, together with other documents in connection therewith with the appropriate state securities authorities, granting unto said attorney-in-fact and agent, full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ DENIS C. ARSENAULT Denis C. Arsenault	Director	October 29, 2010
/s/ CAROL T. BANDUCCI Carol T. Banducci	Director	October 29, 2010

SIGNATURE	TITLE	DATE

/s/ JAMES L. FREER James L. Freer	Director	October 29, 2010
/s/ JAMES P. GEYER James P. Geyer	Director	October 29, 2010
/s/ TIMOTHY J. HADDON Timothy J. Haddon	Director	October 29, 2010
/s/ KEVIN LOUGHREY Kevin Loughrey	Chairman, Chief Executive Officer and Director (Principal Executive Officer)	October 29, 2010
/s/ THOMAS J. O'NEIL Thomas J. O'Neil	Director	October 29, 2010
/s/ PAMELA L. SAXTON Pamela L. Saxton	Chief Financial Officer (Principal Financial and Accounting Officer)	October 29, 2010

AUTHORIZED REPRESENTATIVE

        Pursuant to the requirements of Section 6(a) of the Securities Act, the undersigned has signed this Registration Statement, solely in the capacity of the duly authorized representative of the Registrant in the United States on this 29th day of October, 2010.

By:	/s/ KEVIN LOUGHREY
	Name:	Kevin Loughrey
	Title:	Chairman, Chief Executive Officer and Authorized Representative

EXHIBITS

Name		Title
1.1	*	Form of Underwriting Agreement for Debt Securities
1.2	*	Form of Underwriting Agreement for Equity Securities
1.3	*	Form of Underwriting Agreement for Depositary Shares, Stock Purchase Contracts or Stock Purchase Units
2.1
Agreement and Plan of Merger among the Company, Blue Pearl Mining Ltd., Blue Pearl USA Ltd. and F. Steven Mooney, dated September 1, 2006 (incorporated by reference to Exhibit 99.123 to the Company's Registration Statement on Form 40-F (File No. 001-33783) filed with the SEC on October 30, 2007)
2.2
Amendment No. 1 to Agreement and Plan of Merger by and among the Company, Blue Pearl Mining Ltd., Blue Pearl USA Ltd. and F. Steven Mooney, dated October 13, 2006 (incorporated by reference to Exhibit 99.69 to the Company's Registration Statement on Form 40-F (File No. 001-33783) filed with the SEC on October 30, 2007)
2.3
Arrangement Agreement by and among the Company and Terrane Metals Corp., dated July 15, 2010 (incorporated by reference to Exhibit 2.1 to the Company's Current Report on Form 8-K (File No. 001-33783) filed with the SEC on July 21, 2010)
2.4
Letter Agreement between the Company and Terrane Metals Corp., dated August 20, 2010 (incorporated by reference to Exhibit 2.1 to the Company's Current Report on Form 8-K (File No. 001-33783) filed with the SEC on August 25, 2010)
3.1	**	Notice of Articles dated May 19, 2010
3.2
Certificate of Continuation dated July 29, 2008 (incorporated by reference to Exhibit 3.1 to the Company's Amendment No. 1 to its Annual Report on Form 10-K (File No. 001-33783) filed with the SEC on March 1, 2010)
3.3		Articles of Continuance effective July 29, 2008 (incorporated by reference to Exhibit 99.1 to the Company's Report on Form 6-K (File No. 001-33783) filed with the SEC on August 27, 2008)
4.1	**	Common Stock Purchase Warrant Indenture, dated June 21, 2007, between Terrane Metals Corp. and Pacific Corporate Trust Company, as Warrant Agent, relating to the 2007 Warrants
4.2	**
Supplement to the Common Share Purchase Warrant Indenture dated October 20, 2010, by and among the Company, Terrane Metals Corp. and Computershare Trust Company of Canada (successor to Pacific Corporate Trust Company), as Warrant Agent, relating to the 2007 Warrants
4.3	**	Common Stock Purchase Warrant Indenture, dated April 16, 2010, between Terrane Metals Corp. and Computershare Trust Company of Canada, as Warrant Agent, relating to the 2010 Warrants
4.4	**
Supplement to the Common Share Purchase Warrant Indenture dated October 20, 2010, by and among the Company, Terrane Metals Corp. and Computershare Trust Company of Canada, as Warrant Agent, relating to the 2010 Warrants
4.5	**	Warrant Certificate issued to Goldcorp Canada Ltd. by Terrane Metals Corp. on April 15, 2010

Name		Title
4.6		Common Share Purchase Warrant Indenture dated October 23, 2006 between Blue Pearl Mining Ltd. and Equity Transfer & Trust Company, as Warrant Agent, relating to the Company's common share purchase warrants expiring October 2011 (incorporated by reference to Exhibit 99.57 to the Company's Registration Statement on Form 40-F (File No. 001-33783) filed with the SEC on October 30, 2007)
4.7	**	Form of Indenture, by and among the Company, as issuer and Wells Fargo Bank, National Association, as trustee
4.8	*	Form of Debt Security
4.9	*	Form of Deposit Agreement
4.10	*	Form of Depositary Receipt
4.11	*	Form of Warrant Agreement
5.1	**	Opinion of McDermott Will & Emery LLP
5.2	**	Opinion of Goodmans
12.1	**	Computation of Ratio of Earnings to Fixed Charges
23.1	**	Consent of PricewaterhouseCoopers LLP
23.2	**	Consent of KPMG LLP
23.3	**	Consent of Deloitte & Touche LLP
23.4	**	Consent of McDermott Will & Emery LLP (included as part of Exhibit 5.1)
23.5	**	Consent of Goodmans (included as part of Exhibit 5.2)
24.1	**	Powers of Attorney (included in signature pages hereto)
25.1	**	Statement of Eligibility under the Trust Indenture Act of 1939 for the Indenture

*
To be subsequently filed by amendment or as an exhibit to a Current Report on Form 8-K.

**
Filed herewith.